As filed with the Securities and Exchange Commission on January 15, 2021.

Registration No. 333-239659

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CN ENERGY GROUP. INC.

(Exact name of registrant as specified in its charter)

British Virgin Islands	2860	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Dikai Yinzuo, Room 1804-1, No. 29 Jiefang East Road

Jianggan District, Hangzhou City, Zhejiang Province

PRC
+86-571-87555809

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Ying Li, Esq. Guillaume de Sampigny, Esq. Hunter Taubman Fischer & Li LLC 800 Third Avenue, Suite 2800 New York, NY 10022 212-530-2206	Mitchell S. Nussbaum, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 212-407-4000

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.	☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company	☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)(6)
Ordinary Shares, no par value (“Ordinary Shares”)(3)	5,750,000	5.00	$28,750,000	$3,731.75
Underwriter Warrants(4)	—	—	—	—
Ordinary Shares, no par value, underlying the Underwriter Warrants(5)	250,000	6.00	$1,500,000	$194.70
Total	6,000,000	—	$30,250,000	$3,926.45

(1)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Includes the offering price attributable to an additional 750,000 Ordinary Shares that Network 1 Financial Securities, Inc. (the “Underwriter”) has the option to purchase to cover over-allotments, if any.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act, based on an estimate of the proposed maximum aggregate offering price.

(3)	In accordance with Rule 416(a), we are also registering an indeterminate number of additional Ordinary Shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends, or similar transactions.

(4)	In accordance with Rule 457(g) under the Securities Act, because the Registrant’s Ordinary Shares underlying the Underwriter Warrants (as defined below) are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(5)	The Registrant will issue to the Underwriter warrants to purchase a number of Ordinary Shares equal to an aggregate of 5% of the Ordinary Shares (the “Underwriter Warrants”) sold in the offering (exclusive of any Ordinary Shares that may be issued upon exercise by the Underwriter of the over-allotment option). The exercise price of the Underwriter Warrants is equal to 120% of the offering price of the Ordinary Shares offered hereby. Assuming an initial public offering price of $4.50, which is the midpoint of the estimated initial public offering price range, and an exercise price of $5.40 per share for the Underwriter Warrants, we would receive, in the aggregate, $1,350,000 upon exercise of the Underwriter Warrants. The Underwriter Warrants are exercisable commencing 180 days immediately following the effective date of the registration statement of which this prospectus forms a part for a period of five years after the effective date of the offering, at any time, and from time to time, in whole or in part. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. Resales of Ordinary Shares issuable upon exercise of the Underwriter Warrants on a delayed or continuous basis pursuant to Rule 415 under the Securities Act are also registered hereby.

(6)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED JANUARY 15, 2021

5,000,000 Ordinary Shares

CN ENERGY GROUP. INC.

This is an initial public offering of our ordinary shares, no par value (“Ordinary Shares”). We are offering 5,000,000 Ordinary Shares on a firm commitment basis by Network 1 Financial Securities, Inc., the Underwriter. See “Underwriting.” Prior to this offering, there has been no public market for our Ordinary Shares. We currently expect the initial public offering price will be in the range of $4.00 to $5.00 per Ordinary Share.

We have reserved the symbol “CNEY” for purposes of listing our Ordinary Shares on the Nasdaq Capital Market and plan to apply to list our Ordinary Shares on the Nasdaq Capital Market. It is a condition to the closing of this offering that the Ordinary Shares qualify for listing on a national securities exchange.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 13 to read about factors you should consider before buying our Ordinary Shares.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. Please read the disclosures beginning on page 8 of this prospectus for more information.

	Initial Public Offering Price	Underwriting Discounts (1)	Proceeds to Our Company Before Expenses(2)
Per Share	$	$	$
Total	$	$	$

(1)	See “Underwriting” beginning on page 117 in this prospectus for more information regarding our compensation arrangements with the Underwriter.

(2)	The total estimated expenses related to this offering are set forth in “Underwriting—Discounts and Expenses.”

We have granted the Underwriter an option for a period of 45 days after the closing of the offering to purchase up to an additional 750,000 Ordinary Shares from us at the public offering price less the underwriting discounts to cover over-allotments. We have agreed to issue share purchase warrants, exercisable commencing 180 days immediately following the effective date of the registration statement of which this prospectus forms a part for a period of five years after the effective date of the offering, to purchase Ordinary Shares equal to 5% of the total number of shares sold in this offering at a per share price equal to 120% of the public offering price (the “Underwriter Warrants”). The registration statement of which this prospectus is a part also covers the Underwriter Warrants and the Ordinary Shares issuable upon the exercise thereof.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Underwriter expects to deliver the Ordinary Shares to purchasers on                   , 2021.

Prospectus dated [●], 2021

About this Prospectus

We and the Underwriter have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Other Pertinent Information

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“China” or the “PRC” are to the People’s Republic of China, excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

●	“CN Energy” are to CN ENERGY GROUP. INC. (also referred to as 中北能源集团有限公司 in Chinese), a company limited by shares organized under the laws of British Virgin Islands;

●	“CN Energy Development” are to CN Energy Industrial Development Co., Ltd. (also referred to as 中北能源产业发展有限公司 in Chinese), a company with limited liability organized under the laws of the PRC, which is jointly owned by Zhejiang CN Energy and Manzhouli CN Technology (as defined below);

●	“Convertible Preferred Shares” are to the convertible preferred shares of the Company, no par value;

●	“Energy Holdings” are to CN Energy’s wholly owned subsidiary, CLEAN ENERGY HOLDINGS LIMITED (also referred to as 清洁能源控股有限公司 in Chinese), a Hong Kong corporation;

●	“Hangzhou Forasen” are to Hangzhou Forasen Technology Co., Ltd. (also referred to as 杭州富来森科技有限公司 in Chinese), a company with limited liability organized under the laws of the PRC, which is wholly owned by Khingan Forasen (as defined below);

●	“Khingan Forasen” are to Greater Khingan Range Forasen Energy Technology Co., Ltd. (also referred to as 大兴安岭富来森能源科技有限公司 in Chinese), a company with limited liability organized under the laws of the PRC, which is wholly owned by CN Energy Development;

●	“Manzhouli CN Energy” are to Manzhouli CN Energy Industrial Co., Ltd. (also referred to as 满洲里市中北能实业有限公司 in Chinese), a company with limited liability organized under the laws of the PRC, which is wholly owned by Energy Holdings;

●	“Manzhouli CN Technology” are to Manzhouli CN Energy Technology Co., Ltd. (also referred to as 满洲里市中北能科技有限公司 in Chinese), a company with limited liability organized under the laws of the PRC, which is jointly owned by Zhejiang CN Energy (as defined below) and Manzhouli CN Energy;

●	“Preferred Shares” refers to Convertible Preferred Shares sold in the Preferred Share Offering (as defined below) at a purchase price of $3.60 per share;

●	“Preferred Share Offering” refers to the private offering of Preferred Shares pursuant to certain Share Purchase Agreements dated April 3, 2020, in reliance on an exemption from registration contained in Regulation S, as promulgated under the Securities Act;

●	“Ordinary Shares” are to the Ordinary Shares of the Company, no par value;

●	“Tahe Biopower Plant” are to Greater Khingan Range Forasen Energy Technology Co., Ltd. Tahe Biopower Plant (also referred to as 大兴安岭富来森能源科技有限公司塔河生物发电厂 in Chinese), the branch office of Khingan Forasen;

●	“we,” “us,” or the “Company” are to one or more of CN Energy, and its subsidiaries, as the case may be;

●	“Zhejiang CN Energy” are to Zhejiang CN Energy Technology Development Co., Ltd. (also referred to as 浙江中北能源科技开发有限公司 in Chinese), a company with limited liability organized under the laws of the PRC, which is wholly owned by Energy Holdings; and

●	“Zhongxing Energy” are to Manzhouli Zhongxing Energy Technology Co., Ltd. (also referred to as 满洲里市众兴能源科技有限公司 in Chinese), a company with limited liability organized under the laws of the PRC, which is wholly owned by Khingan Forasen.

Our business is conducted by Khingan Forasen, our wholly owned indirect subsidiary in the PRC, and its subsidiaries, using Renminbi (“RMB”), the currency of the PRC. Our consolidated financial statements are presented in United States dollars. In this prospectus, we refer to assets, obligations, commitments and liabilities in our consolidated financial statements in United States dollars. All translations from RMB to United States dollars using the exchange rate refer to the exchange rates discussed in “Exchange Rate Information.” We make no representation that the RMB amounts referred to in this prospectus could have been or could be converted into U.S. dollars at any particular rate or at all. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares, discussed under “Risk Factors,” before deciding whether to buy our Ordinary Shares.

Unless otherwise indicated, all share amounts and per share amounts in this prospectus have been presented giving effect to a forward split of our Ordinary Shares at an approximate or rounded ratio of 71.62-for-1 share on April 20, 2020.

Overview

Our Company

Through our wholly owned PRC subsidiary, Khingan Forasen, we are a manufacturer and supplier of wood-based activated carbon that is primarily used in pharmaceutical manufacturing, industrial manufacturing, water purification, environmental protection, and food and beverage production (“Activated Carbon Production”), and a producer of biomass electricity generated in the process of producing activated carbon (“Biomass Electricity Production”).

As a manufacturer of wood-based activated carbon, our primary raw materials are forestry residues, little fuelwood, and wood wastes, which we source from our suppliers. Our current facility is located in Tahe County, Heilongjiang Province, in close proximity to the Greater Khingan Range, where our suppliers are primarily located. We also source raw materials from Inner Mongolia Autonomous Region (“Inner Mongolia”).

We produce wood-based activated carbon that is conformed to our customers’ specifications. Our activated carbon customers are primarily activated carbon wholesalers and companies engaging in the activated carbon deep processing business. Our customers are all based in the PRC and currently are mainly located in Jiangsu Province, Fujian Province, Zhejiang Province, and Shanghai. The primary end users of our activated carbon are food and beverage producers, industrial manufacturers, pharmaceutical manufacturers, and companies engaging in environmental protection. In addition, we have provided activated carbon related technical services to Hangzhou Lianmu Technology Co., Ltd. (“Lianmu Technology”) from time to time since January 1, 2017. The technical services we provided included activated carbon mixing ratio adjustments, activated carbon component indicator analyses, absorptive capacity tests, and other technical support. We expect to continue to provide similar technical services to Lianmu Technology and our other customers if requested.

The biomass electricity generated during the process of producing activated carbon is supplied to State Grid Heilongjiang Electric Power Company Limited (“State Grid Heilongjiang”), a subsidiary of State Grid Corporation of China in Heilongjiang Province. We do not supply biomass electricity to any other state-owned or other entity.

Our revenue is primarily generated through sales of activated carbon.

For the fiscal years ended September 30, 2020 and 2019, we sold 9,525 and 8,584 tons of activated carbon and 2,641,964 and 3,044,574 kWh of biomass electricity, respectively. For the same years, we had total revenue of $12,476,314 and $10,893,164, and net income of $2,344,770 and $1,667,812, respectively. The revenue derived from Activated Carbon Production accounted for 96.99% and 96.31% of our total revenue for the fiscal years ended September 30, 2020 and 2019, respectively. The revenue derived from Biomass Electricity Production accounted for 2.05% and 1.80% of our total revenue for the fiscal years ended September 30, 2020 and 2019, respectively. The revenue derived from technical services provided to Lianmu Technology accounted for 0.96% and 1.89% of our total revenue for the fiscal years ended September 30, 2020 and 2019, respectively.

Competitive Strengths

We believe that the following competitive strengths have contributed to our success and differentiated us from our competitors:

●	advanced technology and established relationship with a research center;

●	strategically placed facilities and lower costs;

●	high-quality wood-based activated carbon products and biomass electricity; and

●	strong management and professional team with extensive industry experience.

Growth Strategies

Our goal is to become one of China’s leading wood-based activated carbon and biomass energy producers. Accomplishing this goal requires the successful implementation of the following strategies:

●	increase the capacity of activated carbon production;

●	expand customer base;

●	focus on products with growing demand;

●	increase research and development efforts; and

●	explore new business opportunities.

Summary of Risk Factors

Investing in our Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Ordinary Shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors.”

Risks Related to Our Business

Risks and uncertainties related to our business include, but are not limited to, the following:

●	our financial results could be materially and adversely affected by an interruption of supply of raw materials;

●	a majority of our activated carbon sales are currently derived from a small number of customers. If any of these customers experiences a material business disruption, we would likely incur substantial losses of revenue;

●	we have sourced our raw materials primarily from a limited number of suppliers. If we lose one or more of the suppliers, our operation may be disrupted, and our results of operations may be adversely and materially impacted;

●	a disruption or delay in production at our existing production facilities could have a material adverse effect on our financial results;

●	our financial condition, results of operations, and cash flows for 2020 have been adversely affected by COVID-19;

●	disclosure of our trade secrets and other proprietary information, or a failure to adequately protect these or our other intellectual property rights, could result in increased competition and have a material adverse effect on our business and financial results; and

●	the activated carbon industry is highly competitive, and if we are unable to compete effectively with existing competitors, or with new entrants, our business and financial results could be materially and adversely affected.

Risks Relating to Doing Business in the PRC

We face risks and uncertainties relating to doing business in the PRC in general, including, but not limited to, the following:

●	changes in the policies of the PRC government could have a significant impact upon our ability to operate profitably in the PRC;

●	we are not in compliance with the PRC’s regulations relating to employee benefit plans, and as a result, we may be subject to penalties if we are not able to remediate the non-compliance;

●	because we are a British Virgin Islands corporation and all of our business is conducted in the PRC, you may be unable to bring an action against us or our officers and directors or to enforce any judgment you may obtain. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China;

●	PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us, or otherwise expose us or our PRC resident shareholders to liabilities or penalties;

●	we may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirement we may have, and any limitation on the ability of our subsidiaries to make payments to us and any tax we are required to pay could have a materially adverse effect on our ability to conduct our business; and

●	there are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiaries, and dividends payable by our PRC subsidiaries to our Hong Kong subsidiary may not qualify to enjoy certain treaty benefits.

Risks Relating to this Offering and the Trading Market

In addition to the risks described above, we are subject to general risks and uncertainties relating to this offering and the trading market, including, but not limited to, the following:

●	there has been no public market for our Ordinary Shares prior to this offering, and you may not be able to resell our Ordinary Shares at or above the price you pay for them, or at all;

●	you will experience immediate and substantial dilution in the net tangible book value of Ordinary Shares purchased; and

●	we do not intend to pay dividends for the foreseeable future.

Impact of COVID-19 on Our Operations and Financial Performance

Because of the shelter-in-place orders and travel restrictions mandated by the PRC government, employees of Tahe Biopower Plant and Hangzhou Forasen could not return to work after the Chinese New Year and the transportation of raw materials and activated carbon was delayed or even stopped during January and February 2020, which adversely impacted our production and sales during that period. In addition, we suspended the construction of our new facility in Manzhouli City due to the impact of COVID-19 and bad weather. Although our production and sales have gradually recovered since the end of March 2020 and we resumed the construction of our new facility in Manzhouli City in August 2020, our financial condition, results of operations, and cash flows could continue to be adversely affected, if COVID-19 further impacts our production and sales or delays the construction.

See “Risk Factors—Risks Related to Our Business—Our financial condition, results of operations, and cash flows for 2020 have been adversely affected by COVID-19” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Factors Affecting Our Results of Operations—Impact of COVID-19 Outbreak.”

Recent Developments

Forward Split

On April 15, 2020, our shareholders and board of directors approved (i) a forward split of our outstanding Ordinary Shares at an approximate or rounded ratio of 71.62-for-1 share, and (ii) the creation of a new class of convertible preferred shares of no par value. On April 16, 2020, we filed our second amended and restated memorandum and articles of association with the Registrar of Corporate Affairs of the British Virgin Islands (the “BVI Registrar”) to effect such corporate actions, which filing became effective on April 20, 2020. Unless otherwise indicated, all references to Ordinary Shares, options to purchase Ordinary Shares, share data, per share data, and related information have been retroactively adjusted, where applicable, in this prospectus to reflect the forward split of our Ordinary Shares as if it had occurred at the beginning of the earlier period presented.

The Preferred Share Offering

On April 20, 2020, we issued an aggregate of 500,000 Convertible Preferred Shares (the “Preferred Shares”) to Wei Lian and Zhenyan Yu (the “Preferred Share Investors”) for a total consideration of $1,800,000 pursuant to certain Share Purchase Agreement dated April 3, 2020. The Preferred Share Investors are not affiliates or “related persons,” as such term is defined in Item 404 of Regulation S-K. We refer to this private placement transaction as the “Preferred Share Offering.”

Upon our register of members being updated at the closing of our initial public offering, the Preferred Shares will automatically convert into Ordinary Shares at a conversion price equal to a 10% discount to the initial public offering price in this offering. As a result, the investors in this offering will experience immediate dilution when the Preferred Shares are automatically converted. See “Risk Factors—Risks Relating to this Offering and the Trading Market—You will experience immediate and substantial dilution in the net tangible book value of Ordinary Shares purchased.”

The issuance and sale of Preferred Shares was made in reliance on an exemption from registration contained in Regulation S of the Securities Act. The securities sold in the Preferred Share Offering are not registered by the registration statement of which this prospectus is a part and have not been registered under the Securities Act, and may be offered or sold only pursuant to an effective registration statement or pursuant to an available exemption from the registration requirements of the Securities Act.

Unless the context requires otherwise, all reference to the number of Ordinary Shares to be outstanding after our initial public offering is based on 15,444,444 Ordinary Shares (including the 444,444 Ordinary Shares issued upon the automatic conversion of the Preferred Shares) and assumes no exercise by the Underwriter of its over-allotment option.

Corporate Information

Our principal executive offices are located at Dikai Yinzuo, Room 1804-1, No. 29 Jiefang East Road, Jianggan District, Hangzhou City, Zhejiang Province, PRC, and our phone number is +86-571-87555809. Our registered office in the British Virgin Islands is located at 2/F, Palm Grove House, P.O. Box 3340, Road Town, Tortola, British Virgin Islands, and the phone number of our registered office is +1 (284)-393-6004. We maintain a corporate website at www.cneny.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Corporate History and Structure

In connection with this offering, we have undertaken a reorganization of our legal structure (the “Reorganization”). The Reorganization involved (1) the incorporation of CN Energy, a British Virgin Islands holding company; (2) the incorporation of Energy Holdings, a Hong Kong holding company; (3) the incorporation of Zhejiang CN Energy and Manzhouli CN Energy, two new wholly foreign-owned enterprises (“WFOEs”) formed by Energy Holdings under the laws of the PRC; (4) the incorporation of Manzhouli CN Technology, a PRC company, of which 90% of the equity interests are owned by Manzhouli CN Energy, and the remaining 10% by Zhejiang CN Energy; (5) the incorporation of CN Energy Development, a PRC company, of which 70% of the equity interests are owned by Manzhouli CN Technology and the remaining 30% by Zhejiang CN Energy; (6) the acquisition of 100% of the equity interests of Khingan Forasen by CN Energy Development; and (7) the issuance of a total of 10,000,000 ordinary shares of CN Energy (reflecting an approximate or rounded 71.62-for-1 forward split of our Ordinary Shares on April 20, 2020) to the original shareholders of Khingan Forasen. In relation to the Reorganization, a series of agreements were signed among CN Energy, the original shareholders of Khingan Forasen, CN Energy Development, and offshore holding companies controlled by the original shareholders of Khingan Forasen on August 12, 2019 and August 28, 2019.

As a result of the Reorganization, CN Energy, the ultimate holding company, owns 100% of the equity interests of Khingan Forasen, which in turn owns 100% of the equity interests of Hangzhou Forasen and Manzhouli Zhongxing Energy Technology Co., Ltd. (“Zhongxing Energy”).

The following diagram illustrates our corporate structure after the Reorganization and upon completion of this offering based on (i) 5,000,000 Ordinary Shares being offered, (ii) the issuance of 444,444 Ordinary Shares upon the automatic conversion of the Preferred Shares, and (iii) assuming the Underwriter does not exercise its over-allotment option. For more details on our corporate history, please refer to “Business—Corporate History and Structure.”

Global Clean Energy Limited(1) BVI, 2012
Elk International Capital Limited(2) BVI, 2018
Sentong Industrial Limited(3) BVI, 2019
Xieying Energy Limited(4) BVI, 2019
Yunda Industrial Limited(5) BVI, 2019
Xinhe Industrial Limited(6) BVI, 2019
Other Minority Shareholders
Public Shareholders
35.81%/23.19%
15.02%/9.73%
11%/7.12%
11%/7.12%
7.92%/5.13%
5.72%/3.70%
13.53%/11.64%
0%/32.37%
Pre-IPO%/Post-IPO%
CN ENERGY GROUP. INC. "CN Energy" BVI, 2018
100%
CLEAN ENERGY HOLDINGS LIMITED "Energy Holdings" Hong Kong, 2013
Offshore
Onshore
100%
100%
Zhejiang CN Energy Technology Development Co., Ltd. "Zhejiang CN Energy" Lishui, 2019
Manzhouli CN Energy Industrial Co., Ltd. "Manzhouli CN Energy" Manzhouli, 2019
10%
90%
30%
Manzhouli CN Energy Technology Co., Ltd. "Manzhouli CN Technology" Manzhouli, 2019
70%
CN Energy Industrial Development Co., Ltd. "CN Energy Development" Lishui, 2019
100%
Greater Khingan Range Forasen Energy Technology Co., Ltd. "Khingan Forasen" Daxing'anling, 2009
100%
100%
Hangzhou Forasen Technology Co., Ltd. "Hangzhou Forasen" Hangzhou, 2006
Manzhouli Zhongxing Energy Technology Co., Ltd. "Zhongxing Energy" Manzhouli, 2018

Notes:

(1)	Represents 3,580,969 Ordinary Shares held by Yefang Zhang, the 100% owner of Global Clean Energy Limited, as of the date of this prospectus.

(2)	Represents 1,502,002 Ordinary Shares held by Wangfeng Yan, the 100% owner of Elk International Capital Limited, as of the date of this prospectus.

(3)	Represents 1,100,002 Ordinary Shares held by Kaiyu Liu, the 100% owner of Sentong Industrial Limited, as of the date of this prospectus.

(4)	Represents 1,100,002 Ordinary Shares held by Yiyue Ye, the 100% owner of Xieying Energy Limited, as of the date of this prospectus.

(5)	Represents 791,967 Ordinary Shares held by Jing Wang, the 100% owner of Yunda Industrial Limited, as of the date of this prospectus.

(6)	Represents 572,024 Ordinary Shares held by Jingmin Liu, the 100% owner of Xinhe Industrial Limited, as of the date of this prospectus.

For details of each shareholder’s ownership, please refer to the beneficial ownership table in the section captioned “Principal Shareholders.”

Implications of Our Being an “Emerging Growth Company”

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;
●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;
●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;
●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);
●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;
●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and
●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, herein referred to as the Securities Act occurred, if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our Ordinary Share held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a U.S. domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

THE OFFERING

Ordinary Shares offered by us	5,000,000 Ordinary Shares, or 5,750,000 Ordinary Shares if the Underwriter exercises its over-allotment option in full

Ordinary Shares outstanding before this offering	10,000,000 Ordinary Shares

Ordinary Shares outstanding after this offering

15,444,444 Ordinary Shares assuming no exercise of the Underwriter’s over-allotment option, excluding 250,000 Ordinary Shares underlying the Underwriter Warrants, and including the 444,444 Ordinary Shares issued upon the automatic conversion of the Preferred Shares at a conversion price equal to a 10% discount to the initial public offering price in this offering

16,194,444 Ordinary Shares assuming full exercise of the Underwriter’s over-allotment option, excluding 250,000 Ordinary Shares underlying the Underwriter Warrants, and including the 444,444 Ordinary Shares issued upon the automatic conversion of the Preferred Shares at a conversion price equal to a 10% discount to the initial public offering price in this offering

Price per Ordinary Share	We currently estimate that the initial public offering price will be in the range of $4.00 to $5.00 per Ordinary Share.

Listing	We have applied to have our Ordinary Shares listed on the Nasdaq Capital Market.

Ticker symbol	“CNEY”

Transfer agent	VStock Transfer, LLC

Use of proceeds	We intend to use the proceeds from this offering to fund the construction of a new manufacturing facility in Manzhouli City and for research and development, working capital, and general corporate purposes. See “Use of Proceeds” on page 37 for more information.

Lock-up	All of our directors and officers and certain shareholders have agreed with the Underwriter, subject to certain exceptions, not to sell, transfer, or dispose of, directly or indirectly, any of our Ordinary Shares or securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period of 180 days after the date of this prospectus. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Risk factors	The Ordinary Shares offered hereby involve a high degree of risk. You should read “Risk Factors,” beginning on page 13 for a discussion of factors to consider before deciding to invest in our Ordinary Shares.

SUMMARY FINANCIAL DATA

The following selected historical income statements for the fiscal years ended September 30, 2020 and 2019, and balance sheets data as of September 30, 2020 and 2019 have been derived from our audited consolidated financial statements for those periods. Our historical results are not necessarily indicative of the results that may be expected in the future. You should read this data together with our consolidated financial statements and related notes appearing elsewhere in this prospectus as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” appearing elsewhere in the prospectus.

(All amounts in U.S. dollars)

Income Statements Data:

	For the Fiscal Year Ended September 30, 2020	For the Fiscal Year Ended September 30, 2019
Revenue	$12,476,314	$10,893,164
Gross profit	$3,359,189	$2,972,285
Operating expenses	$1,355,498	$1,784,378
Income from operations	$2,003,691	$1,187,907
Provision for Income taxes	$170,119	$108,811
Net income	$2,344,770	$1,667,812

Balance Sheets Data:

	As of September 30, 2020	As of September 30, 2019
Current assets	$14,700,885	$10,009,100
Total assets	$31,442,963	$24,222,051
Current liabilities	$7,703,610	$5,722,156
Total liabilities	$8,324,921	$6,226,438
Total stockholders’ equity	$23,118,042	$17,995,613

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and in the other information in this prospectus referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business

Our financial results could be materially and adversely affected by an interruption of supply of raw materials.

We are dependent on a variety of raw materials (including forestry residues, little fuelwood, and wood wastes) that support our manufacturing activities. Our ability to meet our customers’ needs depends heavily on an uninterrupted supply of these materials. Although we source strategic raw materials from multiple suppliers whenever possible and have instituted back-up procedures or contracted with a secondary supplier for any raw material that is sourced primarily from one location or supplier, production problems, lack of capacity, breach of contractual obligations by our third-party suppliers, changes in their financial or business condition or planned and unplanned shutdowns of their production facilities that affect their ability to supply us with raw materials that meet our specifications, or at all, could disrupt our ability to supply products to our customers. In addition, interruptions in raw material supply caused by events outside our suppliers’ control, such as wildfires, labor disputes, or transportation disruptions, could also disrupt our ability to meet customer demand. These supply disruptions could cause us to miss deliveries and breach our contracts, which could damage our relationships with our customers and subject us to claims for damages under our contracts. If any of these events were to occur for more than a temporary period, we may not be able to make arrangements for transition supply and qualified replacement suppliers on terms acceptable to us or at all, which could have a material adverse effect on our business and financial results.

Increases in the prices of raw materials could materially and adversely affect our financial results.

If the prices we have to pay for raw materials under our existing supply contracts or under replacement supply contracts increase, we could face significantly higher production costs. Although our long-term supply contracts typically provide for a specific price, increases in raw material prices could adversely affect our ability to renew these contracts on similar terms or at all. Similarly, increases in raw material prices could adversely affect our ability to enter into shorter-term supply agreements at favorable prices. We may not be able to pass the whole price increase through to our customers, which could have a material adverse effect on our financial results.

A majority of our activated carbon sales are currently derived from a small number of customers. If any of these customers experiences a material business disruption, we would likely incur substantial losses of revenue.

For the fiscal year ended September 30, 2020, three major customers accounted for approximately 36%, 26%, and 20% of our total sales. For the fiscal year ended September 30, 2019, four major customers accounted for approximately 15%, 14%, 12%, and 10% of our total sales, respectively. Our major customers may change as we adjust marketing strategies, and any material business disruption affecting our major customers or any decrease in sales to our major customers may negatively impact our operations and cash flows if we fail to increase our sales to other customers.

We have sourced our raw materials primarily from a limited number of suppliers. If we lose one or more of the suppliers, our operation may be disrupted, and our results of operations may be adversely and materially impacted.

For the fiscal year ended September 30, 2020, we sourced 29%, 17%, and 10% of our raw materials from our top three suppliers, respectively; for the fiscal year ended September 30, 2019, we sourced 13%, 12%, 11%, and 11% of our raw materials from our top four suppliers, respectively. If we lose one or more of these suppliers and are unable to swiftly engage new suppliers, our production operation may be disrupted or even suspended, and we may not be able to deliver products to our customers on time. We may also have to pay a higher price to source from a different supplier on short notice. While we are actively searching for and negotiating with new suppliers, there is no guarantee that we will be able to locate appropriate new suppliers in our desired timeline. As a result, our results of operations may be adversely and materially impacted.

A disruption or delay in production at our existing production facilities could have a material adverse effect on our financial results.

If our production facilities were to cease production unexpectedly in whole or in part, our sales and financial results could be materially and adversely affected. Such a disruption could be caused by a number of different events, including:

●	maintenance outages;
●	prolonged power failures;
●	equipment failures or malfunctions;
●	fires, floods, tornadoes, earthquakes, or other catastrophes;
●	potential unrest or terrorist activities;
●	labor difficulties; or
●	other construction, design, or operational problems, including those related to the granting, or the timetable for granting, of permits.

If any of these or other events were to result in a material disruption of our current manufacturing operations, production of our products may be delayed and our ability to meet our production capacity targets and satisfy customer requirements may be materially adversely affected or we may be required to recognize impairment charges, any of which could have a material adverse effect on our financial results. In addition, a prolonged shutdown of any of our production facilities could cause us to miss deliveries and breach our contracts, which could damage our relationships with our customers and subject us to claims for damages under our contracts. Any of these events could have a material adverse effect on our business and financial results.

We rely on third-party manufacturers to produce some of our activated carbon products and problems with, or loss of, these manufacturers could harm our business and operating results.

We have outsourced some of our customer orders to third-party manufacturers to keep up with the demand for our activated carbon products. We face the risk that these third-party manufacturers may not produce and deliver activated carbon products on a timely basis, or at all. We may also experience difficulties with our third-party manufacturers since they do not have the same manufacturing processes or quality control as we do. These difficulties include reductions in the availability of production capacity, errors in complying with product specifications and regulatory and customer requirements, failures to meet production deadlines, failure to achieve our product quality standards, increases in costs of materials, and manufacturing or other business interruptions. The ability of our third-party manufacturers to effectively satisfy our production requirements could also be impacted by manufacturer financial difficulty or damage to their operations caused by fire, a terrorist attack, natural disasters, or other events. Although we carefully select third–party manufacturers, the failure of any manufacturer to perform to our expectations could result in supply shortages or delays for our activated carbon products and harm our business. If we experience significantly increased demand, or if we need to replace an existing manufacturer due to lack of performance, we may be unable to supplement or replace their manufacturing capacity on a timely basis, or identify manufacturers with the same or similar quality controls in place as the existing manufacturers do, or on terms that are acceptable to us, which may increase our costs, reduce our margins, and harm our ability to deliver our activated carbon products on time.

We may incur delays and budget overruns with respect to a facility under construction. Any such delays or cost overruns may have a material adverse effect on our operating results.

We are currently constructing a new facility in Manzhouli City. Such construction projects entail significant risks that can give rise to delays or cost overruns, including the following:

●	insufficient capital to complete construction;
●	shortage of material or skilled labor;
●	unforeseen engineering, environmental, or geological problems;
●	work stoppages;
●	weather interference;
●	floods, typhoons, and other natural disasters;
●	delays or failures in obtaining the requisite construction licenses, permits, and certificates;
●	unanticipated cost increases; and
●	legal or political challenges.

The anticipated costs and construction periods are based upon budgets, conceptual design documents, and construction estimates prepared by us in consultation with our architects and contractors. Construction, equipment, staffing requirements, and problems or difficulties in obtaining and maintaining any of the requisite licenses, permits, allocations, or authorizations from regulatory authorities can increase the costs or delay the construction or commencement of production or otherwise affect the planned design and features of the facility. We cannot be sure that we will not exceed the budgeted costs of the facility or that the facility will commence production within the contemplated time frame, if at all. Budget overruns and delays with respect to the construction could have a material adverse impact on our results of operations.

Our financial condition, results of operations, and cash flows for 2020 have been adversely affected by COVID-19.

In December 2019, COVID-19 was first identified in Wuhan, China. Less than four months later, on March 11, 2020, the World Health Organization declared COVID-19 a pandemic—the first pandemic caused by a coronavirus. The outbreak has reached more than 160 countries, resulting in the implementation of significant governmental measures, including lockdowns, closures, quarantines, and travel bans, intended to control the spread of the virus. The Chinese government has ordered quarantines, travel restrictions, and the temporary closure of stores and facilities. Companies are also taking precautions, such as requiring employees to work remotely, imposing travel restrictions and temporarily closing businesses.

Because of the shelter-in-place orders and travel restrictions mandated by the Chinese government, employees of Tahe Biopower Plant and Hangzhou Forasen could not return to work after the Chinese New Year and the transportation of raw materials and activated carbon was delayed or even stopped during January and February 2020, which adversely impacted our production and sales during that period. In addition, we suspended the construction of our new facility in Manzhouli City due to the impact of COVID-19 and bad weather. Although our production and sales have gradually recovered since the end of March 2020 and we resumed the construction of our new facility in Manzhouli City in August 2020, if COVID-19 further impacts our production and sales or delays the construction, our financial condition, results of operations, and cash flows could continue to be adversely affected.

Although the COVID-19 outbreak seems to have been under relative control in China since May 2020, it may continue to materially adversely affect our business operations and condition and operating results for 2021, including but not limited to material negative impact on our total revenue, slower collection of accounts receivables, and additional allowance for doubtful accounts. Because of the significant uncertainties surrounding the COVID-19 outbreak, we cannot reasonably estimate the extent of the business disruption and the related financial impact at this time.

Uncertainties as to the future of existing and planned environmental and health and safety laws and regulations, as well as delays of or changes to these laws and regulations, could have a material adverse effect on demand for our products.

Our strategic growth initiatives rely significantly upon the enactment of restrictive environmental and health and safety laws and regulations, particularly those that would require industrial facilities to reduce the quantity of air and water pollutants they release. If stricter regulations are delayed, are not enacted as proposed, are enacted but subsequently repealed or amended to be less strict or are enacted with prolonged phase-in periods, demand for our products could be materially and adversely affected and we may not be able to meet sales growth and return on invested capital targets, which could materially and adversely affect our financial results.

For example, a significant market driver for our activated carbon products and biomass electricity is the State Council of the PRC (the “State Council”)’s Notice on Issuing the Work Plan for Greenhouse Gas Emission Control During the 13th Five-Year Plan Period (the “Work Plan”), which supports the development of clean energy, including biomass electricity, and restricts the emission of industrial pollutants. Although the Work Plan would potentially promote the use of activated carbon products, we are unable to predict with certainty when and how this Work Plan will affect demand for our products. Changes to, or delays in implementing, the Work Plan could reduce or delay an expected increase in future demand for our products, which could have a material adverse effect on our business and financial results.

On the other hand, increased costs to utilities and other potential customers in complying with environmental regulations could limit production and reduce or delay an expected increase in demand for our products, which could also have a material adverse effect on our business and financial results.

Disclosure of our trade secrets and other proprietary information, or a failure to adequately protect these or our other intellectual property rights, could result in increased competition and have a material adverse effect on our business and financial results.

Our ability to compete effectively depends in part on our ability to obtain, maintain, and protect our trade secrets, proprietary information, and other intellectual property rights. We rely on a combination of trade secret, patent, trademark, and copyright laws, as well as contractual restrictions and physical security measures, to protect our proprietary information and other intellectual property rights.

Where we believe patent protection is not appropriate or obtainable, we rely on trade secret laws and practices to protect our proprietary technology and processes, including physical security, limited dissemination and access and confidentiality agreements with our employees, customers, consultants, business partners, potential licensees and others, to protect our trade secrets and other proprietary information. However, trade secrets are difficult to protect, and courts outside the PRC may be less willing to protect our trade secrets. There can be no assurance that our protective measures will effectively prevent disclosure or unauthorized use of proprietary information or provide an adequate remedy in the event of misappropriation, infringement, or other violations of our proprietary information and other intellectual property rights.

Existing laws afford only limited protection for our intellectual property rights. Despite our efforts, we may not be able to protect some of our technology, or the protection that we receive may not be sufficient. We face additional risks that our protective measures, including our patents and trademarks, could prove to be inadequate, including:

●	the steps we take to prevent circumvention, misappropriation, or infringement of our proprietary rights may not be successful;
●	confidentiality agreements may be intentionally or unintentionally breached, be deemed unenforceable, or not provide adequate recourse against the disclosing party;
●	intellectual property laws may not sufficiently support our proprietary rights or may change in the future in a manner adverse to us;
●	patent or trademark rights may not be granted or construed as we expect, or may be challenged, narrowed, or invalidated;
●	intellectual property protection, including patents, may lapse or expire which may result in key technology becoming widely available which may hurt our competitive position;
●	effective protection of intellectual property rights may be unavailable or limited in some countries in which we operate or plan to do business;
●	third parties may independently develop or obtain comparable information and technology, and in some jurisdictions, obtain intellectual property protection for such technology; and
●	third parties may commercialize our products in countries in which we do not have adequate intellectual property protection.

From time to time, we may seek to enforce our intellectual property and proprietary rights against third parties. Policing unauthorized use of intellectual property can be difficult and expensive. We may not be successful in our attempts to enforce our intellectual property rights against third parties. Any such litigation may result in substantial diversion of financial and management resources and, if decided unfavorably to us, could have a material adverse effect on our business and financial results.

Third parties may claim that our products or processes infringe their intellectual property rights, which may cause us to pay unexpected litigation costs or damages or prevent us from selling our products.

It is our intention to avoid infringing, misappropriating, or otherwise violating the intellectual property rights of others. However, we cannot be certain that the conduct of our business or our products or processes do not infringe or otherwise violate these rights. From time to time, we may become subject to legal proceedings, including allegations and claims of alleged infringement or misappropriation by us of the patents and other intellectual property rights of third parties. As our business expands and faces increasing competition, the number of such claims may grow. In addition, attempts to enforce our own intellectual property claims may subject us to counterclaims that our intellectual property rights are invalid, unenforceable, or are licensed to the party against whom we are asserting the claim or that we are infringing that party’s alleged intellectual property rights.

Legal proceedings involving intellectual property rights, regardless of merit, are highly uncertain and can involve complex legal and scientific analyses, can be time consuming, expensive to litigate or settle, and can significantly divert resources. Our failure to prevail in such matters could result in loss of intellectual property rights or judgments awarding substantial damages and injunctive or other equitable relief against us. If we were to be held liable or discover or be notified that our products or processes potentially infringe or otherwise violate the intellectual property rights of others, we may face a loss of reputation, may not be able to exploit some or all of our intellectual property rights or technology, and may need to obtain licenses from third parties or substantially re-engineer our products or processes in order to avoid infringement. We might not be able to obtain the necessary licenses on acceptable terms, or at all, or be able to re-engineer our products or processes successfully or cost effectively and these efforts may cause us to delay or stop selling and marketing our products or processes.

Any of the foregoing may require considerable effort and expense, result in substantial increases in operating costs, delay or inhibit sales, and may preclude us from effectively competing in the marketplace, which in turn could have a material adverse effect on our business and financial results.

Compliance with environmental and other laws and regulations could result in significant costs and liabilities.

The operation and expansion of our manufacturing facilities are subject to strict environmental laws and regulations at the state, provincial, and local level in various jurisdictions, and, over the next several years, we expect that we and the industry in general will become subject to new or more stringent environmental requirements. These laws and regulations generally require us to obtain and comply with various environmental registrations, licenses, permits, inspections, and other approvals. As required by the current laws and regulations, Khinghan Forasen obtained the License of Pollutant Discharges on February 27, 2020 with a term of three years. Under certain environmental, health, and safety laws, we could be held responsible for any and all liabilities and consequences arising out of past or future releases of hazardous materials, human exposure to these substances, and other environmental damage, in some cases, without regard to fault. The discovery of contamination at any of our current site or at locations at which we dispose of waste may expose us to clean-up expenditures and other damages imposed by government agencies. In addition, private parties may have the right to pursue legal action to enforce compliance as well as to seek damages for non-compliance with such laws and regulations or for personal injury or property damage. Currently, we do not carry insurance that covers environmental risks and costs. Although we intend to procure environmental insurance in the future, such insurance may not cover all environmental risks and costs or may not provide sufficient coverage in the event an environmental claim is made against us.

Our operations emit carbon dioxide and other greenhouse gases. Currently there are no industrial standards in the PRC specifying the emission of pollutants for activated carbon production. We are subject to the PRC environmental laws and regulations on air pollution prevention in general. A number of other legislative and regulatory measures to address greenhouse gas emissions, including the Kyoto Protocol and the Draft Emission Standards of Activated Carbon Industrial Pollutants, are in various phases of implementation or discussion. The systems and measures could result in increased costs for us to install new controls to reduce hazardous air emissions from our facilities, to purchase air emissions credits or allowances, or to monitor and inventory greenhouse gas emissions from our operations.

Even though we devote considerable efforts to comply with environmental laws, regulations, and permits, there can be no assurance that our operations will at all times be in compliance with them. The enactment of new environmental laws and regulations, the more stringent interpretation or enforcement of existing requirements, or the imposition of liabilities under environmental laws could force us to incur costs for compliance, capital upgrades, or liabilities relating to damage claims or limit our current or planned operations, any of which could have a material adverse effect on our business and financial results.

Our operations are subject to various litigation risks that could increase our expenses and have a material adverse effect on our business and financial results.

The nature of our operations exposes us to possible litigation claims, including environmental damage and remediation, intellectual property, workers’ compensation and other employee-related matters, insurance coverage, and property rights and easements. Any claim could be adversely decided against us, which could have a material adverse effect on our business and financial results. Similarly, the costs associated with defending claims could dramatically increase our expenses as litigation is often very expensive, divert management’s attention, and impact our profitability. If we become involved in any litigation, we may be forced to direct our resources to defending or prosecuting the claim, which in turn could have a material adverse effect on our business and financial results.

We may not be able to keep up with competitive changes affecting the activated carbon industry.

The activated carbon industry is characterized by evolving industry and end-market standards, changing regulation, frequent enhancements to existing products and technologies, introduction of new products and changing customer demand, all of which can result in unpredictable product transitions, shortened lifecycles and increased importance of being first to market with new products. The success of our new products depends on their initial and continued acceptance by our customers. If we are not able to anticipate changes or develop and introduce new and enhanced products that are accepted by our customers on a timely basis and compete with new technologies, our ability to remain competitive may be adversely affected. In addition, we may experience difficulties in the research, development, production, or marketing of new products, which may delay us in bringing new products to market and prevent us from recouping or realizing a return on our investments. Any of the foregoing could have a material adverse effect on our business and financial results.

The activated carbon industry is highly competitive, and if we are unable to compete effectively with existing competitors, or with new entrants, our business and financial results could be materially and adversely affected.

We compete in the PRC market with producers and importers of activated carbon. Our business faces significant competition from other PRC producers of activated carbon, some of which may from time to time have revenue and capital resources exceeding ours, which they may use to develop more advanced or more cost-effective technologies, increase market share, or leverage their distribution networks. In addition, new competitors and alliances may emerge to take market share away from us. Our competitive position in the market in which we operate depends upon the relative strength of these competitors in the market and the relative resources they devote to competing in the market. We could experience reduced sales and loss of market share, which could lead to lower prices and decreased revenue, gross margins and profits, any of which could have a material and adverse effect on our results of operations.

Development of competitive technologies could materially and adversely affect our business and financial results.

Activated carbon is utilized in various applications as a cost-effective solution to address our customers’ needs. If other competitive technologies or alternative processes or combinations of technologies or processes, such as alternate sorbents, resins, certain types of membranes, ozone, and ultraviolet, are advanced to the stage at which they could compete on a cost-effective basis with activated carbon technologies, we could experience a decline in demand for our products, which could have a material adverse effect on our business and financial results.

Competitive technologies and new regulations may also affect our customers, and therefore us. For example, a shift away from coal-burning technology due to environmental trends and regulations or new technologies could diminish future demand for our activated carbon products, which could have a material adverse effect on our business and financial results.

If we fail to hire, train, and retain qualified managerial and other employees, our business and results of operations could be materially and adversely affected.

We place substantial reliance on the activated carbon and biomass electricity market experience and knowledge of our senior management team as well as their relationships with other industry participants. We do not carry, and do not intend to procure, key person insurance on any of our senior management team. The loss of the services of one or more members of our senior management team due to their departure, or otherwise, could hinder our ability to effectively manage our business and implement our growth strategies. Finding suitable replacements for our current senior management could be difficult, and competition for such personnel of similar experience is intense. If we fail to retain our senior management, our business and results of operations could be materially and adversely affected.

The market for engineers and other individuals with the required technical expertise to succeed in our business is highly competitive. There may be a limited supply of qualified individuals in some of the cities in China where we have operations and other cities into which we intend to expand. We must hire and train qualified managerial and other employees on a timely basis to keep pace with our rapid growth while maintaining consistent quality of services across our operations in various geographic locations. We must also provide continuous training to our managerial and other employees so that they are equipped with up-to-date knowledge of various aspects of our operations and can meet our demand for high-quality products. If we fail to do so, the quality of our products may decrease in one or more of the markets where we operate, which in turn, may cause a negative perception of our brand and adversely affect our business.

The lease agreements of our leased properties have not been registered with the relevant PRC government authorities as required by PRC laws, which may expose us to potential fines.

Under PRC laws, all lease agreements are required to be registered with the local land and real estate administration bureau. Although failure to do so does not in itself invalidate the leases, the lessees may not be able to defend these leases against bona fide third parties and may also be exposed to potential fines if they fail to rectify such non-compliance within the prescribed time frame after receiving notice from the relevant PRC government authorities. The penalty ranges from RMB1,000 to RMB10,000 for each unregistered lease, at the discretion of the relevant authority. As of the date of this prospectus, we have not registered the lease agreements for our headquarters or the leased properties of Tahe Biopower Plant with the relevant PRC government authorities. In the event that any fine is imposed on us for our failure to register our lease agreements, we may not be able to recover such losses from the lessors. However, as the fines, if any, will be minor, our business and financial results will not be materially affected.

We depend on third parties for certain construction, maintenance, engineering, transportation, warehousing, and logistics services.

We contract with third parties, typically for a period of six to 18 months, for certain services relating to the design, construction, and maintenance of various components of our production facilities and other systems. If these third parties fail to comply with their obligations, we may experience delay in the completion of new facilities or expansions of existing facilities or the facilities may not operate as intended, which may result in delays in the production of our products and materially and adversely affect our ability to meet our production capacity targets and satisfy customer requirements or we may be required to recognize impairment charges. In addition, production delays could cause us to miss deliveries and breach our contracts, which could damage our relationships with our customers and subject us to claims for damages under our contracts. Any of these events could have a material adverse effect on our business and financial results.

We also rely primarily on third parties for the transportation of the products we manufacture. Our contracts with these third parties are usually for one to two years. If any of the third parties that we use to transport products are unable to deliver the goods we manufacture in a timely manner, we may be unable to sell these products at full value, or at all, which could cause us to miss deliveries and breach our contracts, which could damage our relationships with our customers and subject us to claims for damages under our contracts. Any of these events could have a material adverse effect on our business and financial results.

Future acquisitions may have an adverse effect on our ability to manage our business.

We may acquire businesses, technologies, services, or products which are complementary to our core activated carbon and biomass electricity businesses. Future acquisitions may expose us to potential risks, including risks associated with: the integration of new operations, services and personnel; unforeseen or hidden liabilities; the diversion of resources from our existing business and technology; our potential inability to generate sufficient revenue to offset new costs; the expenses of acquisitions; or the potential loss of or harm to relationships with both employees and customers resulting from our integration of new businesses.

Any of the potential risks listed above could have a material and adverse effect on our ability to manage our business, our revenue, and net income. We may need to raise additional debt funding or sell additional equity securities to make such acquisitions. The raising of additional debt funding by us, if required, would result in increased debt service obligations and could result in additional operating and financing covenants, or liens on our assets, that would restrict our operations. The sale of additional equity securities could result in additional dilution to our shareholders.

Risks Relating to Doing Business in the PRC

A severe or prolonged slowdown in the Chinese economy could materially and adversely affect our business and our financial condition.

The rapid growth of the Chinese economy has slowed down since 2012 and such slowdown may continue. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and China; the withdrawal of these expansionary monetary and fiscal policies could lead to a contraction. There are also concerns about the relationship among China and other Asian countries, which may result in or intensify potential conflicts in relation to territorial disputes. Economic conditions in China are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in China. Any severe or prolonged slowdown in the Chinese economy would likely materially and adversely affect our business, results of operations and financial condition. In addition, continued turbulence in the international markets may adversely affect our ability to access capital markets to meet liquidity needs.

Changes in the policies of the PRC government could have a significant impact upon our ability to operate profitably in the PRC.

We currently conduct all of our operations and all of our revenue is generated in the PRC. Accordingly, economic, political, and legal developments in the PRC will significantly affect our business, financial condition, results of operations, and prospects. Policies of the PRC government can have significant effects on economic conditions in the PRC and the ability of businesses to operate profitably. Our ability to operate profitably in the PRC may be adversely affected by changes in policies by the PRC government, including changes in laws, regulations, or their interpretation.

The tariffs by the U.S. government and the trade war between the U.S. and China, and on a larger scale, internationally, may dampen global growth. If the U.S. government, in the future, subjects the products that we produce to tariffs, our business operations and revenue may be negatively impacted.

The U.S. government has recently, among other actions, imposed new or higher tariffs on specified products imported from China to penalize China for what it characterizes as unfair trade practices and China has responded by imposing new or higher tariffs on specified products imported from the United States. Based on our analysis of the list of products affected by the tariffs, we expect that the tariffs will not have a material direct impact on our business operations, as currently, we are based in the PRC, and deliver products to customers exclusively located within the PRC market. In December 2019, China announced that it suspended tariffs on certain products, and the U.S. and China signed a trade deal in January 2020 that cut some U.S. tariffs on Chinese goods in exchange for Chinese pledges to purchase more of American farm, energy, and manufactured goods and address some U.S. complaints about intellectual property practices. The imposed tariffs may cause the depreciation of the RMB currency and a contraction of certain PRC industries that will likely be affected by the tariffs. As such, there is the potential for a decrease in the spending powers of activated carbon and biomass energy customers, which in turn, may lead to a contraction of the PRC activated carbon and biomass energy market. As such, we may have access to fewer business opportunities and our operation may be negatively impacted. In addition, future actions or escalations by either the United States or China that affect trade relations may cause global economic turmoil and potentially have a negative impact on our business and we cannot provide any assurances as to whether such actions will occur or the form that they may take.

Increases in labor costs in the PRC may adversely affect our business and our profitability.

China’s economy has experienced increases in labor costs in recent years. China’s overall economy and the average wage in China are expected to continue to grow. The average wage level for our employees has also increased in recent years. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to pass on these increased labor costs to our customers by increasing prices for our products, our profitability and results of operations may be materially and adversely affected.

In addition, pursuant to the PRC Labor Contract Law, or the “Labor Contract Law,” that became effective in January 2008 and its implementing rules that became effective in September 2008 and its amendments that became effective in July 2013, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employees’ probation and unilaterally terminating labor contracts. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the Labor Contract Law and its implementation rules may limit our ability to effect those changes in a desirable or cost-effective manner, which could adversely affect our business and results of operations. Besides, pursuant to the Labor Contract Law and its amendments, dispatched employees are intended to be a supplementary form of employment and the fundamental form should be direct employment by enterprises and organizations that require employees.

As the interpretation and implementation of labor-related laws and regulations are still evolving, we cannot assure you that our employment practice does not and will not violate labor-related laws and regulations in China, which may subject us to labor disputes or government investigations. If we are deemed to have violated relevant labor laws and regulations, we could be required to provide additional compensation to our employees and our business, financial condition and results of operations could be materially and adversely affected.

We are not in compliance with the PRC’s regulations relating to employee benefit plans, and as a result, we may be subject to penalties if we are not able to remediate the non-compliance.

Companies operating in China are required to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of their employees up to a maximum amount specified by the local government from time to time at locations where they operate their businesses. The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. Our PRC subsidiaries have not paid adequate social insurance and housing provident fund payments for all their employees. The relevant PRC authorities may order us to make up the contributions to these plans. In addition, failure to make adequate social insurance payments may subject us to 0.05% late fees per day starting from the date of underpayment, and fines equal to one to three times the underpaid amount if we cannot make up the payments within the prescribed time. For failure to open the housing provident fund accounts for all our employees within the prescribed time, we may be ordered to open the accounts within the prescribed time, and if we cannot do so, we may be fined RMB10,000 to RMB50,000. For failure to make the adequate housing provident fund contributions, we may be ordered by the competent authorities to make such contributions within the prescribed time and any delay in doing so may subject us to a court order to make up the contributions. If we are subject to late fees or fines in relation to underpaid employee benefits, our financial condition and results of operations may be adversely affected. However, the risk of regulatory penalty that the relevant authorities may impose on our PRC subsidiaries for our failure to make adequate contributions to the employee benefit plans for all our employees as required is remote, because we have not received any order from the relevant local authorities requiring us to make up the payments for employee benefit plans, and the relevant local authorities confirmed in writing that no records of violation were found on our PRC subsidiaries for social insurance plan.

Because we are a British Virgin Islands corporation and all of our business is conducted in the PRC, you may be unable to bring an action against us or our officers and directors or to enforce any judgment you may obtain. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China.

We are incorporated in the British Virgin Islands and conduct our operations primarily in China. All of our assets are located outside of the United States and the proceeds of this offering will primarily be held in banks outside of the United States. In addition, almost all of our directors and officers reside outside of the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe we have violated your rights, either under United States federal or state securities laws or otherwise, or if you have a claim against us. Even if you are successful in bringing an action of this kind, the laws of the British Virgin Islands and of China may not permit you to enforce a judgment against our assets or the assets of our directors and officers. See “Enforceability of Civil Liabilities.”

It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the authorities in China may establish a regulatory cooperation mechanism with its counterparts of another country or region to monitor and oversee cross-border securities activities, such regulatory cooperation with the securities regulatory authorities in the United States may not be efficient in the absence of a practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or “Article 177,” which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within the territory of the PRC. Article 177 further provides that Chinese entities and individuals are not allowed to provide documents or materials related to securities business activities to foreign agencies without prior consent from the securities regulatory authority of the State Council and the competent departments of the State Council. While detailed interpretation of or implementing rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

Recent joint statement by the SEC and the Public Company Accounting Oversight Board (United States), or the “PCAOB,” proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply a minimum offering size requirement for companies primarily operating in a “Restrictive Market,” (ii) adopt a new requirement relating to the qualification of management or the board of directors for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditor.

On May 20, 2020, the U.S. Senate passed an act requiring a foreign company to certify it is not owned or manipulated by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditor for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange.

On June 4, 2020, the U.S. President issued a memorandum ordering the President’s working group on financial markets, or the “PWG,” to submit a report to the President within 60 days of the date of the memorandum that should include recommendations for actions that can be taken by the executive branch and by the SEC or PCAOB to enforce U.S. regulatory requirements on Chinese companies listed on U.S. stock exchanges and their audit firms.

On August 6, 2020, the PWG released a report recommending that the SEC take steps to implement the five recommendations outlined in the report. In particular, to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfill its statutory mandate, or “NCJs”, the PWG recommends enhanced listing standards on U.S. stock exchanges. This would require, as a condition to initial and continued exchange listing, PCAOB access to work papers of the principal audit firm for the audit of the listed company. Companies unable to satisfy this standard as a result of governmental restrictions on access to audit work papers and practices in NCJs may satisfy this standard by providing a co-audit from an audit firm with comparable resources and experience where the PCAOB determines it has sufficient access to audit work papers and practices to conduct an appropriate inspection of the co-audit firm. The report permits the new listing standards to provide for a transition period until January 1, 2022 for listed companies, but would apply immediately to new listings once the necessary rulemakings and/or standard-setting are effective.

On August 10, 2020, the SEC announced that SEC Chairman had directed the SEC staff to prepare proposals in response to the PWG Report, and that the SEC was soliciting public comments and information with respect to these proposals. If we are listed on the Nasdaq Capital Market and fail to meet the new listing standards before the deadline specified thereunder due to factors beyond our control, we could face possible de-listing from the Nasdaq Capital Market, deregistration from the SEC, and/or other risks, which may materially and adversely affect, or effectively terminate, the trading of our Ordinary Shares in the United States.

The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause investors and potential investors in our Ordinary Shares to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

Our auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is headquartered in Manhattan, New York, and has been inspected by the PCAOB on a regular basis with the last inspection in October 2020. However, the recent developments would add uncertainties to our offering and we cannot assure you whether the national securities exchange we apply to for listing or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach, or experience as it relates to our audit.

PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us, or otherwise expose us or our PRC resident shareholders to liabilities or penalties.

In July 2014, the State Administration of Foreign Exchange (“SAFE”) promulgated the Circular on Issues Concerning Foreign Exchange Administration over the Overseas Investment and Financing and Roundtrip Investment by Domestic Residents via Special Purpose Vehicles, or the “SAFE Circular 37,” which replaced the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Corporate Financing and Roundtrip Investment through Offshore Special Purpose Vehicles. According to the SAFE Circular 37, PRC residents or entities are required to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle, known as “SPV,” undergoes material events relating to any changes of basic information (such as change of such PRC residents or entities, name and operation term), increase or decrease of investment amount, transfer or exchanges of shares, and mergers or divisions.

As of the date of this prospectus, four of our beneficial owners who are PRC residents have completed the registrations required by the SAFE Circular 37. We have urged all PRC residents or entities who directly or indirectly hold shares in our company and who are currently known to us as being PRC residents to make the necessary applications, filings, and amendments as required under the SAFE Circular 37 and other related rules. We attempt to comply, and attempt to ensure that our shareholders and beneficial owners who are subject to these rules comply with the relevant requirements. We cannot, however, provide any assurances that all of our shareholders or beneficial owners who are PRC residents will comply with our request to comply with the SAFE Circular 37 requirements, nor can we assure that we will be inform of the identities of all the current and future PRC residents or entities holding direct or indirect interest in our company. Failure by any of such shareholders or beneficial owners to comply with relevant requirements under these regulations could subject us to fines or sanctions, restrict our overseas or cross-border investment activities, limit our PRC subsidiaries’ ability to pay dividends or make distributions to us and limit our ability to increase our investment in our PRC subsidiaries, which could adversely affect our business and prospects.

Furthermore, as these foreign exchange regulations are still relatively new and their interpretation and implementation has been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owner of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary fillings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirement we may have, and any limitation on the ability of our subsidiaries to make payments to us and any tax we are required to pay could have a materially adverse effect on our ability to conduct our business.

We are a British Virgin Islands holding company and we rely principally on dividends and other distributions on equity from our PRC subsidiaries for our cash requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. Any limitation on the ability of our PRC subsidiaries to distribute dividends or other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our businesses, pay dividends or otherwise fund and conduct our business.

Under PRC laws and regulations, our PRC subsidiaries, Zhejiang CN Energy and Manzhouli CN Energy, as wholly foreign-owned enterprises in the PRC, may pay dividends only out of their accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund certain statutory reserve funds, until the aggregate amount of such fund reaches 50% of its registered capital. At its discretion, a wholly foreign-owned enterprise may allocate a portion of its after-tax profits based on PRC accounting standards to staff welfare and bonus funds. These reserve funds and staff welfare and bonus funds are not distributable as cash dividends.

In response to the persistent capital outflow and the Renminbi's depreciation against U.S. dollar in the fourth quarter of 2016, the People's Bank of China (“PBOC”) and SAFE have implemented a series of capital control measures, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. For instance, PBOC issued the Circular on Further Clarification of Relevant Matters Relating to Offshore RMB Loans Provided by Domestic Enterprises, or “PBOC Circular 306,” on November 26, 2016, which provides that offshore RMB loans provided by a domestic enterprise to offshore enterprises with which it has an equity relationship shall not exceed 30% of the domestic enterprise’s most recent audited owner’s equity. PBOC Circular 306 may constrain our PRC subsidiaries’ ability to provide offshore loans to us. The PRC government may continue to strengthen its capital controls, and our PRC subsidiaries’ dividends and other distributions may be subjected to tighter scrutiny in the future. Any limitation on the ability of our PRC subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. See also “—Under the PRC Enterprise Income Tax Law, or the ‘EIT Law,’ we may be classified as a ‘resident enterprise’ of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders.”

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Any funds we transfer to our PRC subsidiaries, either as a shareholder loan or as an increase in registered capital, are subject to approval by or registration with relevant governmental authorities in China. According to the relevant PRC regulations on foreign-invested enterprises, or “FIEs,” in China, capital contributions to our PRC subsidiaries Zhejiang CN Energy and Manzhouli CN Energy, which are FIEs, are subject to the approval of or filing with the Ministry of Commerce of the PRC (“MOFCOM”) or its local counterparts and registration with a local bank authorized by SAFE. There is, in effect, no statutory limit on the amount of capital contribution that we can make to our PRC subsidiaries. The reason is that there is no statutory limit on the amount of registered capital for our PRC subsidiaries, and we are allowed to make capital contributions to our PRC subsidiaries by subscribing for their initial registered capital and increased registered capital, provided that the PRC subsidiaries complete the relevant filing and registration procedures.

On the other hand, any foreign loan provided by us to our PRC subsidiaries is required to be registered with SAFE or its local branches or filed with SAFE in its information system, and our PRC subsidiaries may not procure foreign loans which exceed the difference between its total investment amount and registered capital (the “Current Foreign Debt Mechanism”) or, as an alternative, only procure loans subject to the calculation approach and limitations as provided in the PBOC’s Circular on Matters concerning the Macro-Prudential Management of Full-Covered Cross-Border Financing, or “PBOC Notice No. 9” (the “PBOC Notice No. 9 Mechanism”), which shall not exceed 200% of the net asset of the relevant PRC subsidiary. According to PBOC Notice No. 9, after a transition period of one year since its promulgation, PBOC and SAFE will determine the cross-border financing administration mechanism for the FIEs after evaluating the overall implementation of PBOC Notice No. 9. As of the date hereof, neither PBOC nor SAFE has promulgated and made public any further rules, regulations, notices, or circulars in this regard. It is uncertain which mechanism will be adopted by PBOC and SAFE in the future and what statutory limits will be imposed on us when providing loans to our PRC subsidiaries. Currently, our PRC subsidiaries have the flexibility to choose between the Current Foreign Debt Mechanism and the PBOC Notice No. 9 Mechanism. However, if a more stringent foreign debt mechanism becomes mandatory, our ability to provide loans to our PRC subsidiaries may be significantly limited, which may adversely affect our business, financial condition, and results of operations.

We currently do not have any immediate plans to utilize the proceeds from this offering to make capital contribution into our PRC subsidiaries or provide any loan to our PRC subsidiaries. See “Use of Proceeds.” If we seek to make capital contribution into our PRC subsidiaries or provide any loan to our PRC subsidiaries in the future, we may not be able to obtain the required government approvals or complete the required registrations on a timely basis, if at all. If we fail to receive such approvals or complete such registrations, our ability to use the proceeds of this offering and to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

On March 30, 2015, SAFE promulgated the Circular on Reforming the Management Approach Regarding the Foreign Exchange Capital Settlement of Foreign-Invested Enterprises, or “SAFE Circular 19,” effective as of June 1, 2015, as amended by Circular of the State Administration of Foreign Exchange on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement under the Capital Account, or “SAFE Circular 16,” effective on June 9, 2016. SAFE Circular 19 and SAFE Circular 16 allow FIEs to settle their foreign exchange capital at their discretion, but prohibit FIEs from using the RMB fund converted from their foreign exchange capitals for expenditure beyond their business scopes, providing entrusted loans, or repaying loans between non-financial enterprises. As a result, we are required to apply RMB funds converted from the net proceeds we received from this offering within the business scopes of our PRC subsidiaries. Violations of these Circulars could result in severe monetary or other penalties. Although we currently do not have any immediate plans to convert the net proceeds of this offering to RMB, SAFE Circular 19 and SAFE Circular 16 could potentially limit our ability to use RMB converted from the net proceeds of this offering to fund the establishment of new entities in China by our PRC subsidiaries or to invest in or acquire any other PRC companies through our PRC subsidiaries, which may adversely affect our business, financial condition, and results of operations.

Because our business is conducted in RMB and the price of our Ordinary Shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments.

Our business is conducted in the PRC, our books and records are maintained in RMB, which is the currency of the PRC, and the financial statements that we file with the SEC and provide to our shareholders are presented in United States dollars. Changes in the exchange rate between RMB and U.S. dollar affect the value of our assets and the results of our operations, when presented in United States dollars. The value of RMB against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions and perceived changes in the economy of the PRC and the United States. Any significant revaluation of RMB may materially and adversely affect our cash flows, revenue and financial condition. Further, our Ordinary Shares offered by this prospectus are offered in United States dollars, we will need to convert the net proceeds we receive into RMB in order to use the funds for our business. Changes in the conversion rate between the United States dollar and RMB will affect the amount of proceeds we will have available for our business.

Under the PRC Enterprise Income Tax Law, or the “EIT Law,” we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders.

The EIT Law and its implementing rules provide that enterprises established outside of China whose “de facto management bodies” are located in China are considered “resident enterprises” under PRC tax laws. The implementing rules promulgated under the EIT Law define the term “de facto management bodies” as a management body which substantially manages, or has control over the business, personnel, finance and assets of an enterprise. In April 2009, the State Administration of Taxation, or the “SAT,” issued a circular known as “SAT Circular 82” (partially abolished on December 29, 2017), which provides certain specific criteria for determining whether the “de facto management bodies” of a PRC-controlled enterprise that is incorporated offshore are located in China. There are, however, no further detailed rules or precedents governing the procedures and specific criteria for determining “de facto management body.” Although our board of directors and management are located in the PRC, it is unclear if the PRC tax authorities would determine that we should be classified as a PRC “resident enterprise.”

If we are deemed as a PRC “resident enterprise,” we will be subject to PRC enterprise income tax on our worldwide income at a uniform tax rate of 25%, although dividends distributed to us from our existing PRC subsidiaries and any other PRC subsidiaries which we may establish from time to time could be exempt from the PRC dividend withholding tax due to our PRC “resident recipient” status. This could have a material and adverse effect on our overall effective tax rate, our income tax expenses and our net income. Furthermore, dividends, if any, paid to our shareholders may be decreased as a result of the decrease in distributable profits. In addition, if we were considered a PRC “resident enterprise”, any dividends we pay to our non-PRC investors, and the gains realized from the transfer of our Ordinary Shares may be considered income derived from sources within the PRC and be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty). It is unclear whether holders of our Ordinary Shares would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. This could have a material and adverse effect on the value of your investment in us and the price of our Ordinary Shares.

There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiaries, and dividends payable by our PRC subsidiaries to our Hong Kong subsidiary may not qualify to enjoy certain treaty benefits.

Under the PRC EIT Law and its implementation rules, the profits of a foreign invested enterprise generated through operations, which are distributed to its immediate holding company outside the PRC, will be subject to a withholding tax rate of 10%. Pursuant to a special arrangement between Hong Kong and the PRC and the Notice of the SAT on Issues Regarding the Implementation of Dividend Provisions in Tax Treaties, or the “SAT Circular 81,” issued by the SAT, such rate may be reduced to 5% if the PRC enterprise is at least 25% held by a Hong Kong enterprise for at least 12 consecutive months prior to the distribution of the dividends and is determined by the relevant PRC tax authority to have satisfied other conditions and requirements under the China-Hong Kong special arrangement and other applicable PRC laws. Furthermore, under the SAT’s Administrative Measures for Non-Resident Taxpayers to Enjoy Treatments under Tax Treaties effective in August 2015, non-resident taxpayers shall determine whether they are qualified to enjoy the preferential tax treatment under the tax treaties and file relevant report and materials with the tax authorities. See “Taxation—People’s Republic of China Taxation.” We have determined that we are qualified to enjoy the preferential tax treatment. However, we cannot assure you that our determination will not be challenged by the relevant PRC tax authority or we will be able to complete the necessary filings with the relevant PRC tax authority and enjoy the preferential withholding tax rate of 5% under the China-Hong Kong special arrangement with respect to dividends to be paid by our PRC subsidiaries to Energy Holdings, our Hong Kong subsidiary.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

In February 2015, the SAT issued the Bulletin on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises, or “SAT Bulletin 7,” which was partially abolished in 2017. Pursuant to this bulletin, an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of PRC taxable assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. In respect of an indirect offshore transfer of assets of a PRC establishment, the resulting gain is to be included with the enterprise income tax filing of the PRC establishment or place of business being transferred, and would consequently be subject to PRC enterprise income tax at a rate of 25%. Where the underlying transfer relates to the immovable properties located in China or to equity investments in a PRC resident enterprise, which is not related to a PRC establishment or place of business of a non-resident enterprise, a PRC enterprise income tax of 10% would apply, subject to available preferential tax treatment under applicable tax treaties or similar arrangements, and the party who is obligated to make the transfer payments has the withholding obligation. SAT Bulletin 7 does not apply to transactions of sale of shares by investors through a public stock exchange where such shares were acquired from a transaction through a public stock exchange.

There is uncertainty as to the application of SAT Bulletin 7. We face uncertainties as to the reporting and other implications of certain future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries or investments. Our Company may be subject to filing obligations or taxed if our company is transferor in such transactions, and may be subject to withholding obligations if our Company is transferee in such transactions under SAT Bulletin 7. For transfer of shares in our Company by investors that are non-PRC resident enterprises, our PRC subsidiaries may be requested to assist in the filing under SAT Bulletin 7. As a result, we may be required to expend valuable resources to comply with SAT Bulletin 7 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

If we become directly subject to the scrutiny, criticism, and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price, and reputation.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism, and negative publicity by investors, financial commentators, and regulatory agencies, such as the SEC. Much of the scrutiny, criticism, and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism, and negative publicity, the publicly traded stock of many U.S. listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism, and negative publicity will have on us, our business, and our stock price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time consuming and distract our management from developing our business. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our stock.

The disclosures in our reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC.

We are regulated by the SEC and our reports and other filings with the SEC are subject to SEC review in accordance with the rules and regulations promulgated by the SEC under the Securities Act and the Exchange Act. Our SEC reports and other disclosure and public pronouncements are not subject to the review or scrutiny of any PRC regulatory authority. For example, the disclosure in our SEC reports and other filings are not subject to the review by China Securities Regulatory Commission, a PRC regulator that is responsible for oversight of the capital markets in China. Accordingly, you should review our SEC reports, filings and our other public pronouncements with the understanding that no local regulator has done any review of us, our SEC reports, other filings or any of our other public pronouncements.

The approval of the China Securities Regulatory Commission may be required in connection with this offering under a regulation adopted in August 2006 and/or the 2019 Securities Law, and, if required, we cannot assure you that we will be able to obtain such approval, in which case there would be sanctions against our Company.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the “M&A Rules,” adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas SPV that is formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals, to obtain the approval of the China Securities Regulatory Commission, or the “CSRC,” prior to the listing and trading of such SPV’s securities on an overseas stock exchange. In September 2006, the CSRC published a notice on its official website specifying documents and materials required to be submitted to it by a SPV seeking the CSRC approval of its overseas listings. The application of the M&A Rules remains unclear. Further, on December 28, 2019, China amended the Securities Law of the PRC (the “2019 Securities Law”) and enacted it on March 1, 2020. Pursuant to this amendment, the direct or indirect listing or trading of a domestic company’s securities on an overseas stock exchange shall be in compliance with the relevant requirements of the State Council. The State Council has not yet implemented any detailed rules in this regard.

Our PRC counsel, GFE Law Office (“GFE”), has advised us based on their understanding of the current PRC law, rules, and regulations, including the 2019 Securities Law, that the CSRC’s approval is not required for the listing and trading of our Ordinary Shares on the Nasdaq Capital Market in the context of this offering, given that:

●	the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like this offering are subject to this regulation;

●	we established our wholly owned subsidiaries, Zhejiang CN Energy and Manzhouli CN Energy, by means of direct investment rather than by merger with or acquisition of PRC domestic companies; and

●	no explicit provisions in the M&A Rules clearly classifies the acquisition of Khingan Forasen by our wholly indirectly owned subsidiary, CN Energy Development, which is deemed a PRC domestic company under the PRC laws, as a type of transactions falling under the M&A Rules.

Our PRC legal counsel, however, has further advised us that there remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC governmental agencies, including the CSRC, would reach the same conclusion as we do. If it is determined that the CSRC approval is required for this offering, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek the CSRC approval for this offering. These sanctions may include fines and penalties on our operations in the PRC, limitations on our operating privileges in the PRC, delays in or restrictions on the repatriation of the proceeds from this offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our China subsidiaries, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation, and prospects, as well as the trading price of our Ordinary Shares. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the Ordinary Shares that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the Ordinary Shares we are offering, you would be doing so at the risk that the settlement and delivery may not occur.

The M&A Rules and certain other PRC regulations establish complex procedures for certain acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The M&A Rules and recently adopted PRC regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex. For example, the M&A Rules require that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that have or may have impact on the national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. Mergers or acquisitions that allow one market player to take control of or to exert decisive impact on another market player must also be notified in advance to MOFCOM when the threshold under the Provisions on Thresholds for Prior Notification of Concentrations of Undertakings, or the “Prior Notification Rules,” issued by the State Council in August 2008 is triggered. In addition, the security review rules issued by MOFCOM that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by MOFCOM, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from MOFCOM or its local counterparts may delay or inhibit our ability to complete such transactions. It is clear that our business would not be deemed to be in an industry that raises “national defense and security” or “national security” concerns. MOFCOM or other government agencies, however, may publish explanations in the future determining that our business is in an industry subject to the security review, in which case our future acquisitions in the PRC, including those by way of entering into contractual control arrangements with target entities, may be closely scrutinized or prohibited. Our ability to expand our business or maintain or expand our market share through future acquisitions would as such be materially and adversely affected.

Risks Relating to this Offering and the Trading Market

There has been no public market for our Ordinary Shares prior to this offering, and you may not be able to resell our Ordinary Shares at or above the price you pay for them, or at all.

Prior to this offering, there has not been a public market for our Ordinary Shares. We have applied to list our Ordinary Shares on the Nasdaq Capital Market. An active public market for our Ordinary Shares, however, may not develop or be sustained after the offering, in which case the market price and liquidity of our Ordinary Shares will be materially and adversely affected.

The initial public offering price for our Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

The initial public offering price for our Ordinary Shares will be determined by negotiations between us and the Underwriter, and may not bear a direct relationship to our earnings, book value, or any other indicia of value. We cannot assure you that the market price of our Ordinary Shares will not decline significantly below the initial public offering price. The financial markets in the United States and other countries have experienced significant price and volume fluctuations in the last few years. Volatility in the price of our Ordinary Shares may be caused by factors outside of our control and may be unrelated or disproportionate to changes in our results of operations.

You will experience immediate and substantial dilution in the net tangible book value of Ordinary Shares purchased.

The initial public offering price of our Ordinary Shares is substantially higher than the (pro forma) net tangible book value per Ordinary Share. Consequently, when you purchase our Ordinary Shares in the offering, upon completion of the offering (assuming an initial public offering price of $4.50, which is the midpoint of the estimated initial public offering price range set forth on the front cover of this prospectus and the issuance of 444,444 Ordinary Shares upon the automatic conversion of the Preferred Shares), you will incur immediate dilution of $1.74 per share assuming no exercise of the over-allotment option by the Underwriter, and immediate dilution of $1.68 per share assuming full exercise of the over-allotment option by the Underwriter. See “Dilution.” In addition, you may experience further dilution to the extent that additional Ordinary Shares are issued upon exercise of options we may grant from time to time.

Substantial future sales of our Ordinary Shares or the anticipation of future sales of our Ordinary Shares in the public market could cause the price of our Ordinary Shares to decline.

Sales of substantial amounts of our Ordinary Shares in the public market after this offering, or the perception that these sales could occur, could cause the market price of our Ordinary Shares to decline. An aggregate of 10,000,000 Ordinary Shares is outstanding before the consummation of this offering and 15,444,444 Ordinary Shares will be outstanding immediately after the consummation of this offering (inclusive of the automatic conversion of the Preferred Shares, but assuming no exercise of the Underwriter’s over-allotment option), and 16,194,444 Ordinary Shares will be outstanding immediately after the consummation of this offering (inclusive of the automatic conversion of the Preferred Shares, and assuming full exercise of the Underwriter’s over-allotment option). Sales of the shares into the market could cause the market price of our Ordinary Shares to decline.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Ordinary Shares if the market price of our Ordinary Shares increases.

If securities or industry analysts do not publish research or reports about our business, or if the publish a negative report regarding our Ordinary Shares, the price of our Ordinary Shares and trading volume could decline.

Any trading market for our Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Ordinary Shares and the trading volume to decline.

The market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your Ordinary Shares at or above the initial public offering price.

The initial public offering price for our Ordinary Shares will be determined through negotiations between the Underwriter and us and may vary from the market price of our Ordinary Shares following our initial public offering. If you purchase our Ordinary Shares in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Ordinary Shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our Ordinary Shares that have occurred from time to time prior to our initial public offering. The market price of our Ordinary Shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;
●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;
●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;
●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;
●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;
●	lawsuits threatened or filed against us; and
●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares.

We anticipate that we will use the net proceeds from this offering to fund the construction of a new manufacturing facility in Manzhouli City and for research and development, working capital, and general corporate purposes. Our management will have significant discretion as to the use of the net proceeds to us from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the market price of our Ordinary Shares.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

We expect to qualify as a foreign private issuer upon the completion of this offering. As a foreign private issuer, we will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we will not be required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently expect to qualify as a foreign private issuer immediately following the completion of this offering, we may cease to qualify as a foreign private issuer in the future, in which case we would incur significant additional expenses that could have a material adverse effect on our results of operations.

Because we are a foreign private issuer and are exempt from certain corporate governance standards established by the national securities exchanges that are applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

The Nasdaq Listing Rules require listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to, and we may follow home country practice in lieu of the above requirements, or we may choose to comply with the above requirement within one year of listing. The corporate governance practice in our home country, the British Virgin Islands, does not require a majority of our board to consist of independent directors. Thus, although a director must act in the best interests of the Company, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of our company may decrease as a result. In addition, the Nasdaq Listing Rules also require U.S. domestic issuers to have a compensation committee, a nominating/corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members. We, as a foreign private issuer, are not subject to these requirements. The Nasdaq Listing Rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, certain ordinary share issuances. We intend to comply with the requirements of the Nasdaq Listing Rules in determining whether shareholder approval is required on such matters and to appoint a nominating and corporate governance committee. However, we may consider following home country practice in lieu of the requirements under the Nasdaq Listing Rules with respect to certain corporate governance standards which may afford less protection to investors.

Although as a Foreign Private Issuer we are exempt from certain corporate governance standards applicable to U.S. domestic issuers, if we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of the Nasdaq Capital Market, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We will seek to have our securities approved for listing on the Nasdaq Capital Market upon consummation of this offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our securities are listed on the Nasdaq Capital Market, we cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market.

In addition, following this offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules, including those regarding minimum stockholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the criteria for maintaining our listing, our securities could be subject to delisting.

If our securities are not accepted for listing on a national securities exchange, or if our securities are subsequently delisted from trading, we could face significant consequences, including:

●	a limited availability for market quotations for our securities;
●	reduced liquidity with respect to our securities;
●	a determination that our Ordinary Shares is a “penny stock,” which will require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;
●	limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

Anti-takeover provisions in our second amended and restated memorandum and articles of association may discourage, delay, or prevent a change in control.

We have adopted our second amended and restated memorandum and articles of association, which became effective on April 20, 2020. Some provisions of our second amended and restated memorandum and articles of association may discourage, delay, or prevent a change in control of our company or management that shareholders may consider favorable, including, among other things, the following:

●	provisions that authorize our board of directors to issue shares with preferred, deferred or other special rights or restrictions without any further vote or action by our shareholders; and
●	provisions that restrict the ability of our shareholders to call meetings and to propose special matters for consideration at shareholder meetings.

The exclusive jurisdiction provision in our second amended and restated articles of association may limit our shareholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.

Our second amended and restated articles provide that, to the fullest extent permitted by applicable law, unless our board of directors consents in writing to the selection of an alternative forum, the courts of the British Virgin Islands shall have exclusive jurisdiction to hear and determine:

●	(i) any dispute, suit, action, proceedings, controversy, or claim of any kind arising out of or in connection with our memorandum and/or articles, including, without limitation, claims for set-off and counterclaims and any dispute, suit, action, proceedings, controversy, or claim of any kind arising out of or in connection with: (x) the creation, validity, effect, interpretation, performance, or non-performance of, or the legal relationships established by, our memorandum and/or articles; or (y) any non-contractual obligations arising out of or in connection with our memorandum and/or articles; or

●	(ii) any dispute, suit, action (including, without limitation, any derivative action or proceeding brought on behalf or in our name or any application for permissions to bring a derivative action), proceedings, controversy, or claim of any kind relating or connected to us, our board of directors, officers, management, or shareholders arising out of or in connection with the BVI Business Companies Act, 2004 as amended from time to time (the “BVI Act”), the Insolvency Act, 2003 of the British Virgin Islands as amended from time to time, any other statute, rule, or common law of the British Virgin Islands affecting any relationship between us, our shareholders, and/or our directors and officers (or any of them) or any rights and duties established thereby (including, without limitation, Division 3 of Part VI and Part XI of the BVI Act and section 162(1)(b) of the Insolvency Act, 2003, and fiduciary or other duties owed by any director, officer, or shareholder of the Company to the Company or the Company’s shareholders).

To the fullest extent permitted by applicable laws, unless our board of directors consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act. Notwithstanding the foregoing, we note that holders of our Ordinary Shares cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive jurisdiction provision will not preclude or contract the scope of exclusive federal or concurrent jurisdiction for actions brought under the Securities Act or the Exchange Act, or the respective rules and regulations promulgated thereunder.

Although we believe this provision benefits us by providing consistency in the application of BVI law in the types of lawsuits to which it applies, the provision may impose additional litigation costs on shareholders in pursuing such claims, particularly if the shareholders do not reside in or near the British Virgin Islands. Additionally, the provision may limit our shareholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers, or employees, which may discourage the filing of such lawsuits. The courts of the British Virgin Islands may also reach different judgment or results than would other courts, including courts where a shareholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our shareholders. Alternatively, if a court were to find the exclusive jurisdiction provision contained in our second amended and restated articles to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition.

Our board of directors may refuse or delay the registration of the transfer of Ordinary Shares in certain circumstances.

Except in connection with the settlement of trades or transactions entered into through the facilities of a stock exchange or automated quotation system on which our Ordinary Shares are listed or traded from time to time, our board of directors may resolve to refuse or delay the registration of the transfer of our Ordinary Shares. Where our directors do so, they must specify the reason(s) for this refusal or delay in a resolution of the board of directors. Our directors may also refuse or delay the registration of any transfer of Ordinary Shares if the transferor has failed to pay an amount due in respect to those Ordinary Shares. If our directors refuse to register a transfer, they shall, as soon as reasonably practicable, send the transferor and the transferee a notice of the refusal or delay in the approved form.

This, however, will not affect market transactions of the Ordinary Shares purchased by investors in the public offering. Where the Ordinary Shares are listed on a stock exchange, the Ordinary Shares may be transferred without the need for a written instrument of transfer, if the transfer is carried out in accordance with the rules of the stock exchange and other requirements applicable to the Ordinary Shares listed on the stock exchange.

If we fail to maintain an effective system of internal controls over financial reporting, we may not be able to accurately report our financial results or prevent fraud.

We are subject to reporting obligations under the U.S. securities laws. The Securities and Exchange Commission, or the “SEC,” as required by Section 404 of the Sarbanes-Oxley Act of 2002, or the “Sarbanes-Oxley Act,” adopted rules requiring every public company to include a management report on such company’s internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of the company’s internal controls over financial reporting. As we are an “emerging growth company,” we are expected to first include a management report on our internal controls over financial reporting in our annual report in the second fiscal year end following the effectiveness of our initial public offering. As such, these requirements are expected to first apply to our annual report on Form 20-F for the fiscal year ending on September 30, 2021. Our management may conclude that our internal controls over our financial reporting are not effective. Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future, which will significantly increase our operating expenses.

Prior to this offering, we have been a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. We planned to remedy our material weaknesses and other control deficiencies in time to meet the deadline imposed by Section 404 of the Sarbanes-Oxley Act. If we fail to timely achieve and maintain the adequacy of our internal controls, we may not be able to conclude that we have effective internal controls over financial reporting. Moreover, effective internal controls over financial reporting are necessary for us to produce reliable financial reports and are important to help prevent fraud. As a result, our failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our Ordinary Shares. Furthermore, we anticipate that we will incur considerable costs and devote significant management time and efforts and other resources to comply with Section 404 of the Sarbanes-Oxley Act.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

Upon consummation of this offering, we will incur significant legal, accounting and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and the national securities exchanges, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the prior March 31, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We have incurred additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this will make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This will make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Ordinary Shares.

For as long as we remain an “emerging growth company,” as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile. See “Implications of Our Being an ‘Emerging Growth Company’” on page 8.

The laws of the British Virgin Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

Our corporate affairs are governed by our second amended and restated memorandum and articles of association, by the BVI Act and the common law of the British Virgin Islands. The rights of shareholders to take action against our directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under British Virgin Islands law are to a large extent governed by the common law of the British Virgin Islands. The common law in the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands and from English common law. For example, under the rule established in the English case known as Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors subject to a number of limited exceptions. Decisions of the Privy Council (which is the final Court of Appeal for British overseas territories such as the British Virgin Islands) are binding on a court in the British Virgin Islands. Decisions of the English courts, and particularly the Supreme Court and the Court of Appeal are generally of persuasive authority but are not binding in the courts of the British Virgin Islands. Decisions of courts in other Commonwealth jurisdictions are similarly of persuasive but not binding authority. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the British Virgin Islands has a less developed body of securities laws relative to the United States. Therefore, our public shareholders may have more difficulty protecting their interests in the face of actions by our management, directors or controlling shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

If we are classified as a passive foreign investment company, United States taxpayers who own our Ordinary Shares may have adverse United States federal income tax consequences.

A non-U.S. corporation such as ourselves will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

●	At least 75% of our gross income for the year is passive income; or
●	The average percentage of our assets (determined at the end of each quarter) during the taxable year which produce passive income or which are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our Ordinary Shares, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our 2019 taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income, in which case we would be deemed a PFIC, which could have adverse US federal income tax consequences for US taxpayers who are shareholders. We will make this determination following the end of any particular tax year.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were or are determined to be a PFIC, see “Taxation—United States Federal Income Taxation—Passive Foreign Investment Company” on page 114.

Our pre-IPO shareholders will be able to sell their shares upon completion of this offering subject to restrictions under Rule 144 under the Securities Act.

10,000,000 of our Ordinary Shares are issued and outstanding before this offering. Our pre-IPO shareholders, the “Beneficial Owners,” may be able to sell their Ordinary Shares under Rule 144 after the completion of this offering. Because these shareholders have paid a lower price per Ordinary Share than participants in this offering, when they are able to sell their pre-IPO shares under Rule 144, they may be more willing to accept a lower sales price than the IPO price. This fact could impact the trading price of the Ordinary Shares following the completion of the offering, to the detriment of participants in this offering. Under Rule 144, before the Beneficial Owners can sell their shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of the Ordinary Shares to be sold pursuant to Rule 144 during the pendency of this offering.

Recently introduced economic substance legislation of the British Virgin Islands may adversely impact us or our operations.

The British Virgin Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union (the “EU”) as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the Economic Substance (Companies and Limited Partnerships) Act, 2018 (the “Substance Law”) came into force in the British Virgin Islands introducing certain economic substance requirements for British Virgin Islands “relevant entities” which are engaged in certain banking, insurance, fund management, financing and leasing, headquarters, shipping, holding company, intellectual property or distribution and service center business (being “relevant activities”) and are in receipt of gross income arising from relevant activities in any relevant financial period. In the case of business companies incorporated before January 1, 2019, the economic substance requirements apply for financial years commencing June 30, 2019.

The economic substance requirements that are imposed include that in-scope companies be directed and managed in the British Virgin Islands, have core income generating activities in the British Virgin Islands, and have an adequate level of employees, expenditures, and premises in the British Virgin Islands. Business companies that carry on holding company business (which means it only holds equity participations in other entities and only earns dividends and capital gains) will be subject to reduced substance requirements.

Based on the Substance Law and announced guidance currently issued, it is anticipated that we will be subject to limited substance requirements applicable to a holding company. At present, it is unclear what we exactly will be expected to do in order to satisfy these requirements, but to the extent we are required to increase our substance in the British Virgin Islands, it could result in additional costs. Although it is presently anticipated that the Substance Law (including the ongoing EU review of the British Virgin Islands’ implementation of such law), will have minimal material impact on us or our operations, as the legislation and guidance are new and remain subject to further clarification, adjustment, interpretation, and the EU review, it is not currently possible to ascertain the precise impact of these developments on us, for example, whether we could also be treated as carrying out “headquarter business” in the British Virgin Islands (despite our headquarters physically being in China). It is therefore possible that we may be subject to additional requirements under the Substance Law in the future. Should that occur, it is our intention to seek appropriate advice and take appropriate steps to ensure that we (to the extent we fall within the scope of the Substance Law) are fully compliant.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	assumptions about our future financial and operating results, including revenue, income, expenditures, cash balances and other financial items;
●	our ability to execute our growth, and expansion, including our ability to meet our goals;
●	current and future economic and political conditions;
●	our ability to compete in the highly-competitive activated carbon industry;
●	our capital requirements and our ability to raise any additional financing which we may require;
●	our ability to attract clients and further enhance our brand recognition;
●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;
●	trends and competition in the activated carbon and biomass energy industries; and
●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe certain material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

Industry Data and Forecasts

This prospectus contains data related to the activated carbon and biomass energy industries in China. This industry data includes projections that are based on a number of assumptions which have been derived from industry and government sources which we believe to be reasonable. The activated carbon and biomass energy industries may not grow at the rate projected by industry data, or at all. The failure of these industries to grow as anticipated is likely to have a material adverse effect on our business and the market price of our Ordinary Shares. In addition, the rapidly changing nature of the activated carbon and biomass energy industries subjects any projections or estimates relating to the growth prospects or future condition of our industries to significant uncertainties. Furthermore, if any one or more of the assumptions underlying the industry data turns out to be incorrect, actual results may, and are likely to, differ from the projections based on these assumptions.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated under the laws of the British Virgin Islands because there are certain benefits associated with being a British Virgin Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. The British Virgin Islands, however, has a less developed body of securities laws as compared to the United States and provides significantly less protection for investors than the United States.

Substantially all of our assets are located in the PRC. In addition, almost all of our directors and officers are nationals or residents of the PRC and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Carey Olsen Singapore LLP (“Carey Olsen”), our counsel with respect to the laws of the British Virgin Islands, and GFE, our counsel with respect to PRC law, have advised us that there is uncertainty as to whether the courts of the British Virgin Islands or the PRC would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the British Virgin Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Carey Olsen, has further advised us that there is currently no statutory enforcement or treaty between the United States and the British Virgin Islands providing for enforcement of judgments. A judgment obtained in the United States, however, may be recognized and enforced in the courts of the British Virgin Islands at common law, without any re-examination on the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Commercial Division of the Eastern Caribbean Supreme Court in the British Virgin Islands, provided such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) is final; (iii) is not in respect of taxes, a fine or a penalty; and (iv) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy of the British Virgin Islands. Furthermore, it is uncertain that British Virgin Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Carey Olsen has informed us that there is uncertainty with regard to British Virgin Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the British Virgin Islands as penal or punitive in nature.

GFE has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. However, there are no treaties or other forms of reciprocity between China and the United States for the mutual recognition and enforcement of court judgments. Further, pursuant to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

GFE has further advised us that, under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC laws against us in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis, and a cause for the suit. However, it would be difficult for foreign shareholders to establish sufficient nexus to the PRC by virtue only of holding our Ordinary Shares.

USE OF PROCEEDS

Based upon an assumed initial public offering price of $4.50 per Ordinary Share, which is the midpoint of the price range shown on the front page of this prospectus, we estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts, Underwriter non-accountable expense allowance, and the estimated offering expenses payable by us, of $19,843,858 if the Underwriter does not exercise its over-allotment option, and $22,931,983 if the Underwriter exercises its over-allotment option in full.

We plan to use the net proceeds we receive from this offering for the following purposes:

●	approximately 80% for the construction of a manufacturing facility in Manzhouli City;

●	approximately 20% for research and development;

●	The balance to fund working capital and for other general corporate purposes.

We plan to invest a total of $48.42 million to construct a new manufacturing facility in Manzhouli City in two stages. The planned investment is approximately $20.21 million for the first stage of construction and approximately $28.21 million for the second stage. For further details on the manufacturing facility under construction, please see “Business—Facilities.” As of January 2021, approximately $5.73 million had been deployed for the first stage and an additional $14.48 million would be required to complete the first stage. We expect that the net proceeds from this offering, together with our available cash and cash equivalents, will allow us to complete the first stage of construction, but are unlikely to be sufficient to fund the second stage of construction. We anticipate raising additional capital through equity or debt financing sufficient to fund the second stage of construction.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.

Subject to the BVI Act and our second amended and restated memorandum and articles of association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. There is no further British Virgin Islands statutory restriction on the amount of funds which may be distributed by us by dividend.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiary, Energy Holdings.

Current PRC regulations permit our indirect PRC subsidiaries to pay dividends to Energy Holdings only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in complying with the administrative requirements necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries and affiliates in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenue from our operations, we may be unable to pay dividends on our Ordinary Shares.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. Energy Holdings may be considered a non-resident enterprise for tax purposes, so that any dividends our PRC subsidiaries pay to Energy Holdings may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. See “Taxation—People’s Republic of China Taxation.”

In order for us to pay dividends to our shareholders, we will rely on payments made from CN Energy Development to Zhejiang CN Energy and indirectly to Manzhouli CN Energy, and the distribution of such payments to Energy Holdings as dividends from CN Energy Development. Certain payments from CN Energy Development to Zhejiang CN Energy and Manzhouli CN Energy are subject to PRC taxes, including business taxes and value-added taxes. In addition, if CN Energy Development or its subsidiaries or branches incur debt on their own behalves in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends paid by our PRC subsidiaries to its immediate holding company, Energy Holdings. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Energy Holdings intends to apply for the tax resident certificate if and when Zhejiang CN Energy and Manzhouli CN Energy plan to declare and pay dividends to Energy Holdings. See “Risk Factors—There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiaries, and dividends payable by our PRC subsidiaries to our Hong Kong subsidiary may not qualify to enjoy certain treaty benefits.”

EXCHANGE RATE INFORMATION

Our business is conducted in China and all of our revenue is denominated in RMB. Capital accounts of our financial statements are translated into U.S. dollars from RMB at their historical exchange rates when the capital transactions occurred. RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation. The following table sets forth information concerning exchange rates between RMB and the U.S. dollar for the periods indicated. Assets and liabilities are translated at the exchange rates as of the balance sheet date.

Balance sheet items, except for equity accounts	September 30, 2020	September 30, 2019
USD:RMB	0.1470:1	0.1401:1

Items in the statements of income and comprehensive income, and statements cash flows are translated at the average exchange rate of the period.

Years ended
	September 30, 2020	September 30, 2019
USD:RMB	0.1427:1	0.1455:1

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2020:

●	on an unaudited actual basis; and

●	on an unaudited as adjusted basis to reflect (i) the issuance and sale of the Ordinary Shares by us in this offering at the assumed initial public offering price of $4.50 per Ordinary Share, which is the midpoint of the price range shown on the front page of this prospectus, after deducting the estimated underwriting discounts, non-accountable expense allowance, and the estimated offering expenses payable by us, and (ii) the issuance of 444,444 Ordinary Shares as a result of the automatic conversion of the Preferred Shares at a 10% discount to the assumed $4.50 initial offering price.

You should read this capitalization table in conjunction with “Selected Consolidated Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	September 30, 2020
	Actual	As adjusted (Over-allotment option not exercised)(1)	As adjusted (Over-allotment option exercised in full) (1)
Cash	$1,570,035	$1,570,035	$1,570,035
Stockholders’ Equity:
Ordinary Shares, no par value, an unlimited number of Ordinary Shares authorized, 10,000,000 Ordinary Shares issued and outstanding; 15,444,444 Ordinary Shares issued and outstanding, as adjusted assuming the over-allotment option is not exercised, and 16,194,444 Ordinary Shares issued and outstanding, as adjusted assuming the over-allotment option is exercised in full	14,005,621	35,698,635	38,786,760
Convertible Preferred Shares, no par value, an unlimited number of Convertible Preferred Shares authorized, 500,000 Convertible Preferred Shares issued and outstanding, actual; no Convertible Preferred Shares issued and outstanding, as adjusted	1,800,000	-	-
Additional paid-in capital	7,890,199	7,890,199	7,890,199
Statutory reserves	129,497	129,497	129,497
Retained earnings	259,507	259,507	259,507
Accumulated other comprehensive loss	(966,782)	(966,782)	(966,782)
Total Stockholders’ Equity	23,118,042	43,011,056	46,099,181
Total Capitalization	$24,688,077	$44,581,091	$47,669,216

(1)	Reflects the net proceeds we expect to receive, after deducting underwriting discounts, non-accountable expense allowance and other estimated offering expenses payable by us. We expect to receive net proceeds of (a) approximately $19,893,014 if the Underwriter’s over-allotment option is not exercised ($22,500,000 offering, less underwriting discounts of $1,687,500 and offering expenses of approximately $694,486 and a corporate finance fee of approximately $225,000) or (b) approximately $22,981,139 if the Underwriter’s over-allotment option is exercised in full ($25,875,000 offering, less underwriting discounts of $1,940,625 and offering expenses of approximately $694,486 and a corporate finance fee of approximately $258,750)

A $1.00 increase (decrease) in the assumed initial public offering price of $4.50 per Ordinary Share, which is the midpoint of the estimated range of the initial public offering price shown on the front cover of this prospectus, would increase (decrease) each of total shareholders’ equity and total capitalization by $4.58 million if the Underwriter’s over-allotment option is not exercised and by $5.26 million if the Underwriter’s over-allotment option is exercised in full, assuming the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts, non-accountable expense allowance, and estimated expenses payable by us.

DILUTION

Unless otherwise indicated, all share amounts and per share amounts in this prospectus have been presented giving effect to a forward split of our Ordinary Shares at an approximate or rounded ratio of 71.62-for-1 share on April 20, 2020.

If you invest in our Ordinary Shares, your interest will be diluted for each Ordinary Share you purchase to the extent of the difference between the initial public offering price per Ordinary Share and our net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the initial public offering price per Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares.

Our net tangible book value as of September 30, 2020, was $22,732,849, or $2.27 per Ordinary Share. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the net tangible book value per Ordinary Share (as adjusted for the offering) from the initial public offering price per Ordinary Share and after deducting the underwriting discounts, Underwriter non-accountable expense allowance, and the estimated offering expenses payable by us.

Dilution to New Investors if the Offering Amount is Sold without Exercise of the Over-allotment Option

After giving effect to our sale of 5,000,000 Ordinary Shares offered in this offering based on the assumed initial public offering price of $4.50 per Ordinary Share, which is the midpoint of the estimated range of the initial public offering price shown on the front cover of this prospectus, after deduction of the underwriting discounts, non-accountable expense allowance, and the estimated offering expenses payable by us and the issuance of 444,444 Ordinary Shares as a result of the automatic conversion of the Preferred Shares at a 10% discount to the initial offering price, our as adjusted net tangible book value as of September 30, 2020, would have been $42.63 million, or $2.76 per outstanding Ordinary Share. This represents an immediate increase in net tangible book value of $0.49 per Ordinary Share to the existing shareholders, and an immediate dilution in net tangible book value of $1.74 per Ordinary Share to investors purchasing Ordinary Shares in this offering. The as adjusted information discussed above is illustrative only. The following table illustrates such dilution:

No Exercise of Over- Allotment Option
Assumed Initial public offering price per Ordinary Share	$4.50
Net tangible book value per Ordinary Share as of September 30, 2020	$2.27
As adjusted net tangible book value per Ordinary Share attributable to payments by new investors	$0.49
Pro forma net tangible book value per Ordinary Share immediately after this offering	$2.76
Amount of dilution in net tangible book value per Ordinary Share to new investors in the offering	$1.74

A $1.00 increase in the assumed public offering price of $4.50 per Ordinary Share would increase our pro forma as adjusted net tangible book value after giving effect to this offering by $4.58 million, the pro forma as adjusted net tangible book value per Ordinary Share after giving effect to this offering by $0.31 per Ordinary Share, and the dilution in pro forma as adjusted net tangible book value per Ordinary Share to new investors in this offering by $0.69 per Ordinary Share, assuming no change to the number of Ordinary Shares offered by us as set forth on the cover page of this prospectus, and after deducting underwriting discounts, non-accountable expense allowance, and estimated offering expenses.

A $1.00 decrease in the assumed public offering price of $4.50 per Ordinary Share would decrease our pro forma as adjusted net tangible book value after giving effect to this offering by $4.58 million, the pro forma as adjusted net tangible book value per Ordinary Share after giving effect to this offering by $0.32 per Ordinary Share, and the dilution in pro forma as adjusted net tangible book value per Ordinary Share to new investors in this offering by $0.68 per Ordinary Share, assuming no change to the number of Ordinary Shares offered by us as set forth on the cover page of this prospectus, and after deducting underwriting discounts, non-accountable expense allowance, and estimated offering expenses.

The following table summarizes, on a pro forma as adjusted basis as of September 30, 2020, the differences between existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us, the total consideration paid and the average price per Ordinary Share paid before deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses.

	Ordinary Shares purchased		Total consideration		Average price per Ordinary
Over-allotment option not exercised	Number	Percent	Amount	Percent	Share
	($ in thousands)
Existing shareholders	10,000,000	64.75%	$21,896	47.40%	$2.19
Preferred Share Investors	444,444	2.88%	1,800	3.90%	4.05
New investors	5,000,000	32.37%	22,500	48.70%	4.50
Total	15,444,444	100%	$46,196	100%	$2.99

Dilution to New Investors if the Offering Amount is Sold with Full Exercise of the Over-allotment Option

After giving effect to our sale of 5,750,000 Ordinary Shares offered in this offering based on the assumed initial public offering price of $4.50 per Ordinary Share, which is the midpoint of the estimated range of the initial public offering price shown on the front cover of this prospectus, after deduction of the underwriting discounts, non-accountable expense allowance, and the estimated offering expenses payable by us and the issuance of 444,444 Ordinary Shares as a result of the automatic conversion of the Preferred Shares at a 10% discount to the initial offering price, our as adjusted net tangible book value as of September 30, 2020, would have been $45.71 million, or $2.82 per outstanding Ordinary Share. This represents an immediate increase in net tangible book value of $0.55 per Ordinary Share to the existing shareholders, and an immediate dilution in net tangible book value of $1.68 per Ordinary Share to investors purchasing Ordinary Shares in this offering. The as adjusted information discussed above is illustrative only. The following table illustrates such dilution:

Full Exercise of Over- Allotment Option
Assumed Initial public offering price per Ordinary Share	$4.50
Net tangible book value per Ordinary Share as of September 30, 2020	$2.27
As adjusted net tangible book value per Ordinary Share attributable to payments by new investors	$0.55
Pro forma net tangible book value per Ordinary Share immediately after this offering	$2.82
Amount of dilution in net tangible book value per Ordinary Share to new investors in the offering	$1.68

A $1.00 increase (decrease) in the assumed public offering price of $4.50 per Ordinary Share would increase (decrease) our pro forma as adjusted net tangible book value after giving effect to this offering by $5.26 million, the pro forma as adjusted net tangible book value per Ordinary Share after giving effect to this offering by $0.34 per Ordinary Share, and the dilution in pro forma as adjusted net tangible book value per Ordinary Share to new investors in this offering by $0.66 per Ordinary Share, assuming no change to the number of Ordinary Shares offered by us as set forth on the cover page of this prospectus, and after deducting underwriting discounts, non-accountable expense allowance, and estimated offering expenses.

The following table summarizes, on a pro forma as adjusted basis as of September 30, 2020, the differences between existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us, the total consideration paid and the average price per Ordinary Share paid before deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses.

	Ordinary Shares purchased		Total consideration		Average price per Ordinary
Over-allotment option exercised in full	Number	Percent	Amount	Percent	Share
	($ in thousands)
Existing shareholders	10,000,000	61.75%	$21,896	44.17%	$2.19
Preferred Share Investors	444,444	2.74%	1,800	3.63%	4.05
New investors	5,750,000	35.51%	25,875	52.20%	4.50
Total	16,194,444	100%	$49,571	100%	$3.06

The as adjusted information as discussed above is illustrative only.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes that appear in this prospectus. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in the “Risk Factors” section.

Unless otherwise indicated, all share amounts and per share amounts in this prospectus have been presented giving effect to a forward split of our Ordinary Shares at an approximate or rounded ratio of 71.62-for-1 share on April 20, 2020.

Overview

CN Energy is a holding company incorporated under the laws of the British Virgin Islands on November 23, 2018. CN Energy, through its subsidiaries, is a manufacturer and supplier of wood-based activated carbon that is primarily used in pharmaceutical manufacturing, industrial manufacturing, water purification, environmental protection, and food and beverage production (“Activated Carbon Production”), and a producer of biomass electricity generated in the process of producing activated carbon (“Biomass Electricity Production”).

In connection with this offering, we have undertaken a reorganization of our legal structure. The Reorganization involved (1) the incorporation of CN Energy, a British Virgin Islands holding company; (2) the incorporation of Energy Holdings, a Hong Kong holding company; (3) the incorporation of Zhejiang CN Energy and Manzhouli CN Energy, two new WFOEs formed by Energy Holdings under the laws of the PRC; (4) the incorporation of Manzhouli CN Technology, a PRC company, of which 90% of the equity interests are owned by Manzhouli CN Energy, and the remaining 10% by Zhejiang CN Energy; (5) the incorporation of CN Energy Development, a PRC company, of which 70% of the equity interests are owned by Manzhouli CN Technology and the remaining 30% by Zhejiang CN Energy; (6) the acquisition of 100% of the equity interests of Khingan Forasen by CN Energy Development; and (7) the issuance of a total of 10,000,000 ordinary shares of CN Energy (reflecting an approximate or rounded 71.62-for-1 forward split of our Ordinary Shares on April 20, 2020) to the original shareholders of Khingan Forasen. In relation to the Reorganization, a series of agreements were signed among CN Energy, the original shareholders of Khingan Forasen, CN Energy Development, and offshore holding companies controlled by the original shareholders of Khingan Forasen on August 12, 2019 and August 28, 2019.

As a result of the Reorganization, CN Energy, the ultimate holding company, owns 100% of the equity interests of Khingan Forasen, which in turn owns 100% of the equity interests of Hangzhou Forasen and Zhongxing Energy.

In accordance with Accounting Standards Codification (“ASC”) 805-50-25, the Reorganization has been accounted for as a recapitalization among entities under common control since the same shareholders controlled all these entities prior to the Reorganization. The consolidation of CN Energy and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. Results of operations for the period presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period. By eliminating the effects of intra-entity transactions in determining the results of operations for the period before the Reorganization, those results will be on substantially the same basis as the results of operations for the period after the date of combination. The effects of intra-entity transactions on current assets, current liabilities, revenue, and cost of sales for periods presented and on retained earnings (accumulated deficit) at the beginning of the periods presented are eliminated to the extent possible. Furthermore, ASC 805-50-45-5 indicates that the financial statements and financial information presented for prior years also shall be retrospectively adjusted to furnish comparative information.

Our primary raw materials are forestry residues, little fuelwood, and wood wastes, which we source from our suppliers. Our current facility is located in Tahe County, Heilongjiang Province, in close proximity to the Greater Khingan Range, where our suppliers are primarily located. We also source raw materials from Inner Mongolia.

Our main product is activated carbon produced to conform to our customers’ specifications. Our activated carbon customers are primarily activated carbon wholesalers and companies engaging in the activated carbon deep processing business. Our customers are all based in the PRC and currently mainly located in Jiangsu Province, Fujian Province, Zhejiang Province, and Shanghai. The primary end users of our activated carbon are food and beverage producers, industrial manufacturers, pharmaceutical manufacturers, and companies engaging in environmental protection. In addition, we have provided activated carbon related technical services to Lianmu Technology from time to time since January 1, 2017. The technical services we provided included activated carbon mixing ratio adjustments, activated carbon component indicator analyses, absorptive capacity tests, and other technical support. We expect to continue to provide similar technical services to Lianmu Technology and our other customers if requested.

The biomass electricity generated during the process of producing activated carbon is supplied to State Grid Heilongjiang, a subsidiary of State Grid Corporation of China in Heilongjiang Province.

Our revenue is primarily generated through sales of activated carbon.

For the fiscal years ended September 30, 2020 and 2019, we sold 9,525 and 8,584 tons of activated carbon and 2,641,964 and 3,044,574 kWh of biomass electricity, respectively. For the same years, we had total revenue of $12,476,314 and $10,893,164, and net income of $2,344,770 and $1,667,812, respectively. The revenue derived from Activated Carbon Production accounted for 96.99% and 96.31% of our total revenue for the fiscal years ended September 30, 2020 and 2019, respectively. The revenue derived from Biomass Electricity Production accounted for 2.05% and 1.80% of our total revenue for the fiscal years ended September 30, 2020 and 2019, respectively. The revenue derived from technical services accounted for 0.96% and 1.89% of our total revenue for the fiscal years ended September 30, 2020 and 2019, respectively.

Growth Strategies

Increase the Capacity of Activated Carbon Production. Since the demand for activated carbon in general and orders for our activated carbon products more particularly have been increasing in recent years, our facility at our Tahe Biopower Plant almost reached its full production capacity in fiscal year 2018 and we had to outsource some of the production of activated carbon to third-party producers to keep up with the demand for our products. These third-party producers do not have the same manufacturing processes or quality control as we do, nor do we share technology with them. We mainly purchase activated carbon from these third-party producers to fulfill orders from customers who do not require the wood-based activated carbon we produce. See “Risk Factors—Risks Related to Our Business—We rely on third-party manufacturers to produce some of our activated carbon products and problems with, or loss of, these manufacturers could harm our business and operating results.” We are currently constructing a new manufacturing facility in Manzhouli City, Inner Mongolia, to increase our capacity of activated carbon production. As of January 2021, we had completed the construction of the groundwork of the factory workshop, most of the auxiliary buildings, and the pipe networks.

Expand Customer Base. We plan to explore new markets for our activated carbon products while maintaining our current customer base. We are considering establishing branch offices in various strategic areas, including Beijing, Shanghai, Hebei Province, Jiangsu Province, and Fujian Province. These branch offices will focus on increasing activated carbon product sales to existing customers, providing customer support in those areas, and acquiring potential new customers. By increasing the number of customers and optimizing our transportation and sales network, we aim to reduce the marginal cost of our activated carbon products and increase our profits.

Focus on Products With Growing Demand. Due to the rapid development of industrial technology, stricter environmental protection regulations, and increased attention to food safety, there has been increased demand for activated carbon used in the water, food, and beverage industries, and activated carbon for pharmaceutical raw materials, intermediates, and finished products. We believe we are well positioned to meet each of these growing areas of demand. We will seek to continue our innovative approach, while ensuring reliability and efficiency in the delivery supply chain, to the extent we are able to continue to access a consistent supply of raw materials, by designing and manufacturing activated carbon products for use in a broad range of applications. While maintaining a diversified customer base and product line, we will seek to focus on our products with growing demand and capitalize opportunities for increasing their sales.

Increase Research and Development Efforts. We plan to increase our research and development efforts by seeking partnerships with well-established research institutes to develop more efficient methods for producing activated carbon and generating biomass energy. We have been working on applying our activated carbon production technology currently used with forestry residues, little fuelwood, and wood wastes to crop residues as well. We are seeking to reduce our reliance on forest resources and therefore expand our network of suppliers to other provinces in the PRC.

Explore New Business Opportunities. We have been monitoring possible business opportunities in the downstream sectors of the activated carbon industry, such as environment restoration, water purification, and air cleaning. In the long term, we plan to strategically establish or acquire companies that use activated carbon as raw materials. We do not plan to use the net proceeds from this offering to fund these long-term plans, and have not entered into any binding agreement for any acquisition nor identified any definite acquisition target. By expanding our business vertically in the activated carbon industry, we hope to increase our pricing power and minimize risks in our Activated Carbon Production business.

Factors Affecting Our Results of Operations

Impact of COVID-19 Outbreak

In December 2019, COVID-19 was first identified in Wuhan, China. On March 11, 2020, the World Health Organization declared COVID-19 a pandemic—the first pandemic caused by a coronavirus. The outbreak has reached more than 160 countries, resulting in the implementation of significant governmental measures, including lockdowns, closures, quarantines, and travel bans, intended to control the spread of the virus. The Chinese government has ordered quarantines, travel restrictions, and the temporary closure of stores and facilities. Companies are also taking precautions, such as requiring employees to work remotely, imposing travel restrictions and temporarily closing businesses.

Because of the shelter-in-place orders and travel restrictions mandated by the Chinese government, employees of Tahe Biopower Plant and Hangzhou Forasen could not return to work on time after the Chinese New Year and the transportation of raw materials and activated carbon was delayed or even stopped during January and February 2020, which adversely impacted our production and sales, as well as the construction of our new facility in Manzhouli City, during that period. Although the production and sales have gradually recovered since the end of March 2020 and we resumed the construction of our new facility in Manzhouli City in August 2020, if COVID-19 further impacts our production and sales or delays the construction, our financial condition, results of operations, and cash flows could continue to be adversely affected.

Although the COVID-19 outbreak seems to have been under relative control in China since May 2020, it may continue to materially adversely affect our business operations and condition and operating results for 2021, including but not limited to material negative impact on our total revenue, slower collection of accounts receivables, and additional allowance for doubtful accounts. Because of the significant uncertainties surrounding the COVID-19 outbreak, we cannot reasonably estimate the extent of the business disruption and the related financial impact at this time.

Government policies may impact our business and operating results.

We have not seen any impact of unfavorable government policies upon our business in recent years. However, our business and operating results will be affected by the overall economic growth and government policies in the PRC, and our products are currently eligible for certain favorable government tax incentive and other incentives. Unfavorable changes in government policies and these incentives could affect the demand for our products and could materially and adversely affect our results of operations. However, we will seek to make adjustments as required if and when government policies shift.

Exchange rate fluctuations may significantly impact our business and profitability.

All of our operations are in the PRC. Thus, our revenue and operating results may be impacted by exchange rate fluctuations between RMB and U.S. dollars. For the fiscal years ended September 30, 2020 and 2019, we had an unrealized foreign currency translation gain of $977,659 and an unrealized foreign currency translation loss of $712,400, respectively, because of changes in the exchange rates.

Results of Operations

Comparison of Results of Operations for the Fiscal Years Ended September 30, 2020 and 2019

The following table summarizes our results of operations for the fiscal years ended September 30, 2020 and 2019, respectively, and provides information regarding the dollar and percentage increase or (decrease) during such periods.

	Fiscal Years Ended September 30,		Variance
	2020	2019	Amount	%
Revenue	$12,476,314	$10,893,164	$1,583,150	14.53%
Cost of revenue	9,117,125	7,920,879	1,196,246	15.10%
Gross profit	3,359,189	2,972,285	386,904	13.02%
Selling expenses	148,137	332,621	(184,484)	(55.46)%
General and administrative expenses	920,062	857,765	62,297	7.26%
Research and development expenses	287,299	593,992	(306,693)	(51.63)%
Income from operations	2,003,691	1,187,907	815,784	68.67%
Interest expense	(27,691)	(6,553)	(21,138)	322.57%
Government subsidy income	470,865	587,958	(117,093)	(19.92)%
Other income	68,024	7,311	60,713	830.43%
Income before income taxes	2,514,889	1,776,623	738,266	41.55%
Provision for income taxes	170,119	108,811	61,308	56.34%
Net income	2,344,770	1,667,812	676,958	40.59%
Other comprehensive gain (loss)	977,659	(712,400)	1,690,059	(237.23)%
Comprehensive income	$3,322,429	$955,412	$2,367,017	247.75%

Revenue

Currently, we have three types of revenue streams derived from our three major products and services: activated carbon, biomass electricity, and technical services. Total revenue for the fiscal year ended September 30, 2020 increased by $1,583,150, or 14.53%, to $12,476,314 from $10,893,164 for the fiscal year ended September 30, 2019. The increase was mainly due to an increase in sales volume of activated carbon in fiscal year 2020.

The following table sets forth the breakdown of our revenue for the fiscal years ended September 30, 2020 and 2019, respectively:

	Fiscal Years Ended September 30,					Variance
	2020	%	2019	%	Amount	%
Activated carbon	$12,099,457	96.99%	$10,491,592	96.31%	$1,607,865	15.33%
Biomass electricity	255,678	2.05%	195,721	1.80%	59,957	30.63%
Technical services	121,179	0.96%	205,851	1.89%	(84,672)	(41.13)%
Total	$12,476,314	100.00%	$10,893,164	100.00%	$1,583,150	14.53%

	Total revenue for fiscal years						Variance	% of	Average unit
	ended September 30,		QTY sold		QTY sold		in	QTY	price		Price
Product/service type	2020	2019	in 2020		in 2019		QTY	variance	2020	2019	Difference
Activated carbon	$12,099,457	$10,491,592	9,525	ton	8,584	ton	941	10.96%	$1,270.28	$1,222.23	$48.05
Biomass electricity	255,678	195,721	2,641,964	kWh	3,044,574	kWh	(402,610)	(13.22)%	$0.10	$0.06	$0.04
Technical services	121,179	205,851	n/a		n/a		n/a	n/a	n/a	n/a	n/a
Total	$12,476,314	$10,893,164

Activated carbon

Revenue from activated carbon for the fiscal year ended September 30, 2020 increased by $1,607,865, or 15.33%, to $12,099,457 from $10,491,592 for fiscal year 2019. The increase was mainly attributable to the higher sales volume in fiscal year 2020. We sold 9,525 tons of activated carbon in fiscal year 2020, an increase of 941 tons, or 10.96%, as compared with 8,584 tons in fiscal year 2019. During fiscal year 2020, we increased our efforts to develop the market and seek new customers, and, as a result, our sales of activated carbon have continued to grow steadily. We acquired two new major customers in fiscal year 2020, who brought in approximately $0.97 million, or 7.80%, of our total revenue from activated carbon for the fiscal year ended September 30, 2020. We also increased the credit sales limits for two major customers according to our increased sales volume and their credit history. In addition, the COVID-19 outbreak has stimulated stronger demand for our activated carbon products.

Average selling price of activated carbon increased by $48.05, or 3.94%, to $1,270.28 per ton for the fiscal year ended September 30, 2020, from $1,222.23 per ton for fiscal year 2019. The increase was attributable to strong market demand. The overall increase in our activated carbon sales for the fiscal year ended September 30, 2020, as compared to fiscal year 2019 reflected the above combined effect.

Biomass electricity

Revenue from biomass electricity for the fiscal year ended September 30, 2020, increased by $59,957, or 30.63%, to $255,678 from $195,721 for fiscal year 2019. The biomass electricity was generated in the process of producing activated carbon and supplied to State Grid Heilongjiang pursuant to a biomass electricity sales agreement, which is renewed annually. We sold 2,641,964 kWh of biomass electricity in fiscal year 2020, a decrease of 402,610 kWh, or 13.22%, as compared with 3,044,574 kWh in fiscal year 2019. The decrease was mainly due to decreased activated carbon production at our Tahe Biopower Plant during the fiscal year ended September 30, 2020, as our production stopped during the temporary closure of our manufacturing facility in January and February 2020.

For the fiscal year ended September 30, 2020, average selling price for biomass electricity increased by $0.04, or 66.67%, to $0.10 per kWh from $0.06 per kWh for fiscal year 2019.

Average selling price of biomass electricity is set by the SCPB that governs the industry. The selling price of biomass electricity comprises of two parts, the standard rate and the biomass incentive rate. Starting from January 1, 2019, the SCPB delayed the settlement of the biomass incentive portion due to delayed government subsidy received by State Grid. Therefore, for fiscal year 2019, we did not recognize the portion of revenue for biomass incentive rate, because we were not certain when we would receive this portion. We received and recognized the incentive portion of approximately $130,879 during the fiscal year ended September 30, 2020.

Technical services

For the fiscal year ended September 30, 2020, revenue from technical services decreased by $84,672, or 41.13%, to $121,179 from $205,851 for fiscal year 2019. We provided technical services related to our products during the fiscal years ended September 30, 2020 and 2019. The contract amount was lower in the fiscal year 2020 as compared to that of fiscal year 2019. As a result, revenue generated from technical services decreased in fiscal year 2020.

Cost of Revenue

The following table sets forth the breakdown of our cost of revenue for the fiscal years ended September 30, 2020 and 2019, respectively:

	Total cost of revenue for fiscal years ended September 30,						Average unit
	2020		2019		Variance		cost		Variance
Product/service type	Amount	%	Amount	%	Amount	%	2020	2019	Unit cost	%
Activated carbon	$8,846,448	97.03%	$7,672,632	96.87%	$1,173,816	15.30%	$928.86	$965.77	$(36.91)	(3.82)%
Biomass electricity	265,769	2.92%	244,354	3.08%	21,415	8.76%	$0.10	$0.07	$0.03	42.86%
Technical services	4,908	0.05%	3,893	0.05%	1,105	26.08%	n/a	n/a	n/a	n/a
Total	$9,117,125	100.00%	$7,920,879	100.00%	$1,196,246	15.10%

Cost of activated carbon increased by $1,173,816, or 15.30%, to $8,846,448 for the fiscal year ended September 30, 2020 from $7,672,632 for fiscal year 2019, which was mainly due to the increased sales volume of activated carbon. Average unit cost of activated carbon decreased by $36.91, or 3.82%, to $928.86 per ton in fiscal year 2020 from $965.77 per ton in fiscal year 2019. Historically, unit costs of activated carbon that we produced ourselves are higher than those we purchase from external suppliers. The decrease in the average unit cost in fiscal year 2020 was mainly attributable to the increased percentage of activated carbon we purchased from external suppliers.

Cost of biomass electricity increased by $21,415, or 8.76%, to $265,769 for the fiscal year ended September 30, 2020, from $244,354 for fiscal year 2019. Average unit cost of biomass electricity increased by $0.03, or 42.86%, to $0.10 per kWh in fiscal year 2020, from $0.07 per kWh in fiscal year 2019. The increase in cost was mainly due to the decrease in production volume because of the COVID-19 outbreak, and increase in the fixed cost per unit.

Gross Profit

Total gross profit was $3,359,189 for the fiscal year ended September 30, 2020, an increase of $386,904, or 13.02%, from $2,972,285 in fiscal year 2019. Gross profit margin decreased slightly by 0.37 percentage points, to 26.92% in fiscal year 2020, from 27.29% in fiscal year 2019.

Our gross profit and gross margin by product types were as follows:

	Fiscal Years Ended September 30,				Variance
	2020		2019		Gross profit	Gross Profit %
	Gross profit	Gross profit %	Gross profit	Gross profit %
Activated carbon	$3,253,009	26.89%	$2,818,960	26.87%	$434,049	0.02%
Biomass electricity	(10,091)	(3.95)%	(48,633)	(24.85)%	38,542	20.90%
Technical services	116,271	95.95%	201,958	98.11%	(85,687)	(2.16)%
Total	$3,359,189	26.92%	$2,972,285	27.29%	$386,904	(0.37)%

Gross profit for activated carbon increased by $434,049 to $3,253,009 for the fiscal year ended September 30, 2020, as compared to $2,818,960 for fiscal year 2019. The increase was mainly due to the increased sales volume of activated carbon. Gross profit margin slightly increased by 0.02 percentage points, to 26.89% in fiscal year 2020 from 26.87% in fiscal year 2019. Our gross profit margin was relatively stable, due to the combined effect of the slight decrease in our average unit cost, and the slight increase in our average selling price, as mentioned above.

Gross profit for biomass electricity increased by $38,542 to a deficit of $10,091 for the fiscal year ended September 30, 2020, as compared to a deficit of $48,633 for fiscal year 2019. Gross profit margin increased to negative 3.95% in fiscal year 2020 from negative 24.85% in fiscal year 2019. The increase was mainly due to the incentive portion of the revenue of biomass electricity being recognized in fiscal year 2020, as mentioned above.

Gross profit for technical services decreased by $85,687 to $116,271 for the fiscal year ended September 30, 2020, as compared to $201,958 for fiscal year 2019. The decrease was mainly due to the decreased revenue generated from technical services in fiscal year 2020.

Selling Expenses

Selling expenses were $148,137 for the fiscal year ended September 30, 2020, a decrease of $184,484, or 55.46%, from $332,621 in fiscal year 2019. The decrease was primarily attributable to a decrease in shipping and handling expenses, from $315,809 in fiscal year 2019 to $107,355 in fiscal year 2020. During the fiscal year ended September 30, 2020, 94% of our customers chose to pick up the products by themselves due to cost control reasons. This caused the significant decrease in shipping and handling expenses. As a result, selling expenses decreased significantly in fiscal year 2020.

General and Administrative Expenses

Our general and administrative expenses were $920,062 for the fiscal year ended September 30, 2020, an increase of $62,297, or 7.26%, from $857,765 in fiscal year 2019. The increase was primarily attributable to an increase in bad debt expenses due to the increase of aged receivables, and an increase in payroll expenses.

Research and Development Expenses

Research and development expenses include costs directly attributable to the conduct of research and development projects, including raw materials, equipment parts, salaries, and other employee benefits. Research and development expenses decreased by $306,693, or 51.63%, to $287,299 for the fiscal year ended September 30, 2020, from $593,992 in fiscal year 2019. During the fiscal year ended September 30, 2019, we hired more professionals and conducted experiments to upgrade our production equipment to improve its productivity, and also used a significant amount of raw materials for testing. In fiscal year 2020, however, we did not conduct as much research and development activities due to the interruption on our business caused by the COVID-19 outbreak. Therefore, research and development expenses decreased significantly in fiscal year 2020.

Government Subsidy Income

We receive various government subsidies from time to time, such as the “VAT refund” and “Special Fund Subsidy.” Our government subsidies were all granted by local governments in recognition of our achievements. We cannot predict the likelihood or amount of any future subsidies.

Our subsidiary Khingan Forasen and its branch office, Tahe Biopower Plant, are entitled to obtain a 70% VAT refund as they meet the requirements of national comprehensive utilization of resources program. For more details, please see “Regulations—PRC Regulations Relating to Taxation—Tax Incentives.” For the fiscal years ended September 30, 2020 and 2019, a VAT refund in the amount of $368,248 and $483,367 was recorded in government subsidy income, respectively.

In January 2014, April 2014, and December 2019, we received government subsidies of approximately $840,000, $140,000, and $140,000 for equipment of energy projects, respectively. These subsidies were one-time grants, and we recognize the income over the useful lives of the equipment. As of September 30, 2020 and 2019, the balance of unrecognized government grants was $676,108 and $605,005, respectively, which was recorded in deferred revenue, respectively. During the fiscal years ended September 30, 2020 and 2019, $102,617 and $104,591 was recorded in government subsidy income, respectively.

Provision for Income Taxes

For the fiscal years ended September 30, 2020 and 2019, our income tax expense increased by $61,308, or 56.34%, from $108,811 for the fiscal year ended September 30, 2019, to $170,119 for the fiscal year ended September 30, 2020. The increase in income tax expense was primarily due to the increased taxable income during the fiscal year ended September 30, 2020, caused by: 1) the increase in revenue and income before income taxes; and 2) the decreased super deduction of research and development expenses.

In November 2016, Khingan Forasen was approved as an HNTE, and as a result, Khingan Forasen and its branch office, Tahe Biopower Plant, have been entitled to a reduced income tax rate of 15% beginning November 2016, subject to a requirement that they re-apply for HNTE status every three years. Khingan Forasen renewed its HNTE certificate on December 3, 2019 and will continue to enjoy the reduced income tax rate for the next three years. In addition, 10% of the revenue from activated carbon produced by Tahe Biopower Plant were exempt from income tax for the fiscal years ended September 30, 2020 and 2019, because Tahe Biopower Plant met the requirements of national comprehensive utilization of resources program.

Net Income

As a result of the foregoing, our net income for the fiscal years ended September 30, 2020 and 2019, was $2,344,770 and $1,667,812, respectively.

Other comprehensive income (loss)

Foreign currency translation adjustments amounted to a gain of $977,659 and a loss of $712,400 for the fiscal years ended September 30, 2020 and 2019, respectively. The balance sheet amounts with the exception of equity at September 30, 2020, were translated at RMB1.00 to $0.1470 as compared to RMB1.00 to $0.1401 at September 30, 2019. The equity accounts were stated at their historical rates. The average translation rates applied to the income statements accounts for the fiscal years ended September 30, 2020 and 2019, were RMB1.00 to $0.1427 and RMB1.00 to $0.1455, respectively. The changes in the value of RMB relative to the U.S. dollar may affect our financial results reported in the U.S. dollar terms without giving effect to any underlying change in our business or results of operation.

The impact attributable to changes in revenue and expenses due to foreign currency translation are summarized as follows.

	Fiscal Year Ended September 30, 2020	Fiscal Year Ended September 30, 2019
Impact on revenue	$372,920	$(402,874)
Impact on operating expenses	$33,492	$(55,638)
Impact on net income	$77,498	$(72,038)

For the fiscal year ended September 30, 2020, if using RMB1.00 to $0.1470 (the foreign exchange rate as of September 30, 2020) to translate our revenue, operating expense, and net income, our reported revenue, operation expense, and net income would have increased by $372,920, $33,492, and $77,498, respectively.

For the fiscal year ended September 30, 2019, if using RMB1.00 to $0.1401 (the foreign exchange rate as of September 30, 2019) to translate our revenue, operating expense, and net income, our reported revenue, operation expense, and net income would have decreased by $402,874, $55,638, and $72,038, respectively

Liquidity and Capital Resources

We are a holding company incorporated in the British Virgin Islands. We may need dividends and other distributions on equity from our PRC subsidiaries to satisfy our liquidity requirements. Current PRC regulations permit our PRC subsidiaries to pay dividends to us only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our PRC subsidiaries are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of their respective registered capital. Our PRC subsidiaries may also allocate a portion of its after-tax profits based on PRC accounting standards to employee welfare and bonus funds at their discretion. These reserves are not distributable as cash dividends. We have relied on direct payments of expenses by our revenue generating subsidiaries to meet our obligations to date. Furthermore, cash transfers from our PRC subsidiaries to their parent companies outside of China are subject to PRC government control of currency conversion. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiaries to remit sufficient foreign currency to pay dividends or other payments to their parent companies outside of China, or otherwise satisfy their foreign currency denominated obligations. See “Risk Factors—Risks Related to Doing Business in PRC—We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirement we may have, and any limitation on the ability of our subsidiaries to make payments to us and any tax we are required to pay could have a materially adverse effect on our ability to conduct our business.”

As of September 30, 2020, we had cash on hand in the amount of $1,570,035. Total current assets as of September 30, 2020, amounted to $14,700,885, an increase of $4,691,785 compared to $10,009,100 at September 30, 2019. The increase of current assets was mainly attributable to an increase in accounts receivable. In 2020, we increased the credit sales limit for two major customers according to our increased sales volume and their credit history. As of January 15, 2021, approximately $3.9 million, or 45% of total accounts receivable balance as of September 30, 2020 had been collected. Current liabilities amounted to $7,703,610 on September 30, 2020, increased by $1,981,454 in comparison to $5,722,156 on September 30, 2019. This increase of current liabilities was mainly attributable to an increase in short-term bank loans. We increased bank borrowings to expand the market.

We periodically receive VAT refund, a government subsidy, from the local government in recognition our achievements. Khingan Forasen and its branch office, Tahe Biopower Plant, are entitled to obtain a 70% VAT refund as they meet the requirements of national comprehensive utilization of resources program. We do not have performance obligations regarding our receipts of subsidy income. We expect that Khingan Forasen and Tahe Biopower Plant will remain available to enjoy this preferential treatment until the local government amends or cancels the relevant policy. This preferential treatment will increase the amount of cash available to our company.

We have historically funded our working capital needs from operations, bank borrowings, and additional capital contributions from shareholders. Currently, our principal sources of liquidity are our operations. This public offering, if completed, would provide us with additional capital resources. The primary drivers and material factors impacting our liquidity and capital resources include our ability to generate sufficient cash flows from our operations, and whether or not we can successfully complete our initial public offering to ensure our future growth and expansion plans. As of September 30, 2020, we had total assets of approximately $31.4 million, which included cash of approximately $1.6 million, accounts receivable of approximately $8.7 million, advances to suppliers of approximately $1.6 million and inventory of approximately $2.8 million, working capital of approximately $7.0 million, and stockholders’ equity of approximately $23.1 million.

Although our management believes that the cash generated from operations will be sufficient to meet our normal working capital needs for at least the next 12 months, our ability to repay our current obligations will depend on the future realization of our current assets. Our management has considered the historical experience, the economy, trends in the activated carbon industry, the expected collectability of accounts receivable, and the realization of the inventories as of September 30, 2020. Based on the above considerations, our management is of the opinion that we have sufficient funds to meet our working capital requirements and debt obligations as they become due. However, there is no assurance that we will be successful in our plan.

Working Capital

Total working capital as of September 30, 2020, amounted to $6,997,275, compared to $4,286,944 as of September 30, 2019.

Capital Needs

Our capital needs include our daily working capital needs and capital needs to finance the development of our business. With the uncertainty of the current market and the impact of the COVID-19 outbreak, our management believes it is necessary to enhance the collection of outstanding balance of accounts receivable and other receivables, and to be cautious on operational decisions and project selections.

We may also raise additional capital through public offerings or private placements to finance our business development and to consummate any merger or acquisition, if necessary. Such transfer of funds from CN Energy or any of our offshore subsidiaries to our PRC subsidiaries is subject to the PRC regulatory restrictions and procedures: (i) the capital increase of the existing PRC subsidiaries and establishment of new PRC subsidiaries must be either filed with or approved by MOFCOM or its local counterparts depending on whether the business of the PRC subsidiary is subject to restrictions with respect to foreign investment under the PRC law, and registered with local banks authorized by SAFE; and (ii) loans to any of our PRC subsidiaries must not exceed the statutory limits and must be filed with SAFE. See “Risk Factors—Risks Related to Doing Business in PRC—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.”

Cash Flows

The following table sets forth a summary of our cash flows for the periods indicated:

	For the years ended September 30,
	2020	2019
Net cash provided by (used in) operating activities	$(1,818,912)	$124,887
Net cash used in investing activities	(875,831)	(1,190,527)
Net cash provided by financing activities	2,623,800	790,271
Effect of exchange rate changes on cash	80,643	(61,098)
Net increase (decrease) in cash	9,700	(336,467)
Cash, beginning of year	1,560,335	1,896,802
Cash, end of year	$1,570,035	$1,560,335

Operating Activities

Net cash used in operating activities was $1,818,912 for the fiscal year ended September 30, 2020, compared to cash provided by operating activities of $124,887 in fiscal year 2019. decrease in net cash provided by operating activities was primarily attributable to the following factors:

●	Cash provided by accounts receivable decreased by $2.9 million when comparing the fiscal year ended September 30, 2020, to the same period of fiscal year 2019. In 2020, we increased the credit sales limit for two major customers according to our increased sales volume and their credit history. As a result, the accounts receivable turn over in the fiscal year ended September 30, 2020 was slower than the same period of fiscal year 2019; and
●	Cash provided by prepaid expenses and other current assets decreased by $2.9 million when comparing the fiscal year ended September 30, 2020, to the same period of fiscal year 2019. The main reasons were we fully collected the outstanding balance of due from third parties in the fiscal year ended September 30, 2019, while no such activities occurred in the same period of fiscal year 2020.

And offset by the following factors:

●	Cash provided by net income increased by $0.7 million when comparing the fiscal year ended September 30, 2020, to the same period of fiscal year 2019; and
●	Cash used in accounts payable decreased by $3.1 million when comparing the fiscal year ended September 30, 2020, to the same period of fiscal year 2019. The decrease was mainly because in fiscal year 2019, we made more payments to our raw material suppliers timely.

Investing Activities

For the fiscal year ended September 30, 2020, net cash used in investing activities amounted to $875,831 as compared to net cash used in investing activities of $1.2 million for the same period of fiscal year 2019. The decrease net cash used in investing activities of approximately $0.3 million was primarily due to a decrease in payments made for the construction of our new facility in Manzhouli City, and a decrease in payments for the acquisition of land use right, offset with an increase in payment of security deposit for the first stage of construction of our new facility in Manzhouli City.

Financing Activities

Net cash provided by financing activities was approximately $2.6 million for the fiscal year ended September 30, 2020. During fiscal year 2020, we obtained $1.8 million from the issuance of convertible preferred shares and net borrowing of 1.3 million short-term bank loan as working capital, which were offset by the repayment of $0.4 million related party loans.

Net cash provided by financing activities was $790,271 for the fiscal year ended September 30, 2019. During fiscal year 2019, we borrowed RMB2 million (equivalent to $288,027) short-term bank loan from Industrial and Commercial Bank of China (“ICBC”) Tahe Branch, and borrowed $502,244 related party loans as working capital.

Loan Facilities

On May 22, 2020, Khingan Forasen entered into a short-term loan agreement with ICBC to borrow RMB5 million (approximately $705,000) as working capital, with an interest rate equaling the Loan Prime Rate (the “LPR”) set by PBOC at the time of borrowing plus 50 bps (4.35%). Khingan Forasen received the proceeds on May 26, 2020. The term of the loan is 12 months from the date the proceeds were received. The loan is guaranteed by a third party, Heilongjiang Xinzheng Financing Guarantee Group Co., Ltd., for up to 80% of the outstanding principal balance, and collateralized by the property and equipment of Khingan Forasen, with a net book value of RMB3.2 million (equivalent to approximately $0.5 million as of September 30, 2020).

On August 31, 2020, Hangzhou Forasen entered into a line of credit agreement with WeBank Co., Ltd. (“WeBank”). The line of credit agreement provides for a revolving credit, the amount of which will be specified in each borrowing. The line of credit is unconditionally guaranteed by the legal representative of Hangzhou Forasen for a maximum amount of RMB5 million (equivalent to $735,000). On September 8, 2020, Hangzhou Forasen entered into three loan agreements to borrow a total of RMB2,980,000 (equivalent to $438,060) under the line of credit agreement, with a maturity date of October 9, 2020, and an interest rate equaling the LPR set by PBOC at the time of borrowing minus 25 bps (which is an effective rate of 3.6%). These loans were repaid upon maturity. On September 8, 2020, Hangzhou Forasen entered into additional agreements with WeBank to borrow RMB2,988,940 (equivalent to $439,400) under the line of credit agreement, starting from October 9, 2020, with a maturity date of October 9, 2022, and an interest rate equaling the LPR set by PBOC at the time of borrowing plus 6.41% (effective rate is 10.26%). The outstanding principal balance on the line of credit as of January 15, 2021 was RMB2,988,940 (equivalent to $439,400).

On September 10, 2020, Tahe Biopower Plant entered into two unsecured loan agreements with ICBC to borrow a total of RMB3 million (equivalent to $441,000) as working capital with an interest rate equaling the LPR set by PBOC at the time of borrowing plus 80 bps (4.65%). The maturity date of these loans is March 9, 2021.

Contractual Obligations

We have signed two lease agreements in July and August 2020 for office space and manufacturing facility leases. See “Note 15 – Leases” to the consolidated financial statements for the years ended September 30, 2020 and 2019 included elsewhere in this prospectus for more information. The following table summarizes our contractual obligations, which are comprised entirely of operating lease obligations, as September 30, 2020, and the effect these obligations are expected to have on our liquidity and cash flows in future periods:

12 months ending September 30,
2021	$75,882
2022	37,684
2023	18,585
2024	13,939
Total	$146,090

Off-Balance Sheet Arrangements

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. In addition, we have not entered into any derivative contracts that are indexed to our own shares and classified as stockholders’ equity, or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Moreover, we do not have any variable interest in any unconsolidated entity that we provide financing, liquidity, market risk or credit support to or engages in hedging or research and development services with us.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. (“U.S. GAAP”) requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures in the financial statements. Critical accounting policies are those accounting policies that may be material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change, and that have a material impact on financial condition or operating performance. While we base our estimates and judgments on our experience and on various other factors that we believe to be reasonable under the circumstances, actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies used in the preparation of our financial statements require significant judgments and estimates. For additional information relating to these and other accounting policies, see Note 2 to our consolidated financial statements included elsewhere in this prospectus.

Use of Estimates

In preparing the consolidated financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the consolidated financial statements, as well as the reported amounts of revenue and expenses during the reporting periods. Significant items subject to such estimates and assumptions include, but are not limited to, the valuation of inventory, accounts receivable, advances to suppliers, useful lives of property, plant and equipment and intangible assets, the recoverability of long-lived assets, provision necessary for contingent liabilities, revenue recognition, and realization of deferred tax assets. Actual results could differ from those estimates.

Revenue Recognition

We account for revenue recognition under Accounting Standards Codification 606 (“ASC 606”), Revenue from Contracts with Customers. Our revenue is mainly from the sale of two types of products, activated carbon and biomass electricity generated in the process of producing activated carbon. For the sale of activated carbon, we recognize revenue when title and risk of loss passes and the customer accepts the products, which generally occurs at delivery. Product delivery is evidenced by warehouse shipping log as well as signed shipping bills from the shipping company, or by receipt document signed by the customer upon delivery, depending on the delivery term negotiated between us and customers on a customer-by-customer basis. For the sale of biomass electricity, revenue is recognized over time as the biomass electricity is delivered, which occurs when the biomass electricity is transmitted from our power plant to the provincial power grid company. The amount is based on the reading of meters, which occurs on a systematic basis throughout each reporting period and represents the market value of the biomass electricity delivered. We also provide technical services to customers who purchase activated carbon from us. The revenue of technical services is recognized on a straight-line basis over the service period as earned.

The transaction price of activated carbon and technical services is determined based on fixed consideration in our customer contracts. Pursuant to the power purchase agreements entered into between us and the respective provincial power grid company, our sales of biomass electricity were made to the power grid company at the tariff rates agreed with the provincial power grid company as approved by the relevant government authorities in the PRC. In determining the transaction price, no significant financing components exist since the timing from when we invoice our customers to when payment is received is less than one year.

Revenue is reported net of all value added taxes. We generally do not permit customers to return products and historically, customer returns have been immaterial. In the event we receive an advance from a customer, such advance is recorded as a liability to us. We reduce the liability and recognizes revenue after the delivery of goods occurs.

The core principle underlying the revenue recognition ASC 606 is that we recognize revenue to represent the transfer of goods and services to customers in an amount that reflects the consideration to which we expect to be entitled in such exchange. This requires us to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer. Our sales contracts of activated carbon have one single performance obligation as the promise to transfer the individual goods is not separately identifiable from other promises in the contracts and is, therefore, not distinct. Therefore, the sale of activated carbon is recognized at a point in time. Our sales contracts of biomass electricity have a single performance obligation that represents a promise to transfer to the customer a series of distinct goods that are substantially the same and that have the same pattern of transfer to the customer. Our performance obligation is satisfied over time as biomass electricity is delivered.

There were no contract assets as of September 30, 2020 and 2019. For the fiscal years ended September 30, 2020 and 2019, revenue recognized from performance obligations related to prior periods was insignificant. Revenue expected to be recognized in any future periods related to remaining performance obligations is insignificant.

We have elected the following practical expedients in applying ASC 606:

●	Unsatisfied Performance Obligations – for all performance obligations relate to contracts with a duration of less than one year, we have elected to apply the optional exemption provided in ASC 606, and therefore are not required to disclose the aggregate amount of the transaction price allocated to performance obligations that are unsatisfied or partially unsatisfied at the end of the reporting period.
●	Contract Costs - all incremental customer contract acquisition costs are expensed as they are incurred as the amortization period of the asset that we otherwise would have recognized is one year or less in duration.
●	Significant Financing Component - we do not adjust the promised amount of consideration for the effects of a significant financing component as we expect, at contract inception, that the period between when we transfer a promised good or service to a customer and when the customer pays for that good or service will be one year or less.
●	Sales Tax Exclusion from the Transaction Price - we exclude from the measurement of the transaction price all taxes assessed by a governmental authority that are both imposed on and concurrent with a specific revenue-producing transaction and collected by us from the customer.
●	Shipping and Handling Activities - we elect to account for shipping and handling activities as a fulfillment cost rather than as a separate performance obligation.

Accounts receivable

Accounts receivable are presented net of an allowance for doubtful accounts. We maintain an allowance for doubtful accounts for estimated losses. We review our accounts receivable on a periodic basis and make general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, we consider many factors, including the age of the balance, customer’s historical payment history, customer’s current credit-worthiness, and current economic trends. Accounts are written off against the allowance after efforts at collection prove unsuccessful.

Inventory

We value our inventory at the lower of cost, determined on a weighted average basis, or net realizable value. Costs include the cost of raw materials, freight, direct labor, and related production overhead. Net realizable value is estimated using selling price in the normal course of business less any costs to complete and sell products. We review our inventory periodically to determine if any reserves are necessary for potential obsolescence or if the carrying value exceeds net realizable value.

Income taxes

Our subsidiaries in the PRC and Hong Kong are subject to the income tax laws of the PRC and Hong Kong. No taxable income was generated outside the PRC for the fiscal years ended September 30, 2020 and 2019. We account for income taxes in accordance with ASC 740, Income Taxes. ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before we are able to realize their benefits, or future deductibility is uncertain.

ASC 740-10-25 prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. It also provides guidance on the recognition of income tax assets and liabilities, classification accounting for interest and penalties associated with tax positions, years open for tax examination, accounting for income taxes in interim periods and income tax disclosures. There were no material uncertain tax positions as September 30, 2020. As of September 30, 2020, the tax years ended December 31, 2015, through December 31, 2019 for our PRC subsidiaries remain open for statutory examination by PRC tax authorities.

Recent accounting pronouncements

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-13, Financial Instruments - Credit Losses (Topic 326): The amendments in this Update require a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The amendments broaden the information that an entity must consider in developing its expected credit loss estimate for assets measured either collectively or individually. The use of forecasted information incorporates more timely information in the estimate of expected credit loss, which will be more decision useful to users of the financial statements. This ASU is effective for annual and interim periods beginning after December 15, 2019 for issuers and December 15, 2020 for non-issuers. Early adoption is permitted for all entities for annual periods beginning after December 15, 2018, and interim periods therein. In May 2019, the FASB issued ASU 2019-05, Financial Instruments—Credit Losses (Topic 326): Targeted Transition Relief. This update adds optional transition relief for entities to elect the fair value option for certain financial assets previously measured at amortized cost basis to increase comparability of similar financial assets. The updates should be applied through a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective (that is, a modified retrospective approach). In November 19, 2019, the FASB issued ASU 2019-10 to amend the effective date for ASU 2016-13 to be fiscal years beginning after December 15, 2022 and interim periods therein. We will adopt this ASU within annual reporting period of September 30, 2024 and expect that the adoption will not have a material impact on our consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement, to improve the effectiveness of disclosures in the notes to financial statements related to recurring or nonrecurring fair value measurements by removing amounts and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, the policy for timing of transfers between levels, and the valuation processes for Level 3 fair value measurements. The new standard requires disclosure of the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. The amendments in this update are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. We will adopt this ASU within annual reporting period of September 30, 2021 and expect that the adoption of this ASU will not have a material impact on our consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which removes certain exceptions to the general principles in Topic 740, and also improves consistent application of and simplify U.S. GAAP for other areas of Topic 740 by clarifying and amending existing guidance. For public business entities, the amendments in this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. For all other entities, the amendments in this update are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption of the amendments is permitted. We will adopt this ASU within annual reporting period of September 30, 2022 and expect that the adoption of this ASU will not have a material impact on our consolidated financial statements.

We do not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on our consolidated financial position, and statements of operations and cash flows.

INDUSTRY

All the information and data presented in this section have been derived from Frost & Sullivan (Beijing) Inc., Shanghai Branch Co. (“Frost & Sullivan”)’s industry report commissioned by us in July 2020 titled “The PRC Activated Carbon Manufacturing Market and Biomass Energy Market Independent Research” (the “Frost & Sullivan Report”) unless otherwise noted. Frost & Sullivan has advised us that the statistical and graphical information contained herein is drawn from its database and other sources. The following discussion contains projections for future growth, which may not occur at the rates that are projected or at all.

OVERVIEW OF ACTIVATED CARBON MANUFACTURING MARKET IN THE PRC

Definition

Activated carbon is a form of carbon with high absorption ability as it has undergone additional chemical processes. It is primarily manufactured from wood, bamboo, charcoal, and various kinds of fruit shells. The manufacturing process involves crushing, sieving, catalyst activating, rinsing, drying, and screening. It has the ability to perform selective adsorption in various situations in both gas and liquid, in order to achieve decolorization, disinfection, deodorization, decontamination, and purification.

In recent years, with the continuous development of the economy and the consumption upgrade in the PRC, rising consumer awareness on the safety and purity of food, pharmaceuticals, and drinking water has increased the market demand for activated carbon products.

Classifications

Activated carbon products can be primarily classified by appearance, raw materials used, manufacturing processes, and applications.

Types of Activated Carbon
Appearance	Powdered Activated Carbon
Granular Activated Carbon
Fibrous Activated Carbon
Honeycomb Activated Carbon
Composite Activated Carbon
Raw Material	Coal Activated Carbon
Wood Activated Carbon
Activated Carbon from Shell / Core
Petroleum Activated Carbon
Resin Activated Carbon
Other Small Varieties of Activated Carbon Products
Manufacturing Process	Activated carbon by chemical activation
Activated carbon by physical activation
Applications	Gas adsorption activated carbon
Activated carbon adsorption in liquid phase
Activated carbon for catalyst

Source: The Frost & Sullivan Report

Overview of Wood-based Activated Carbon Manufacturing Industry in the PRC

The wood-based activated carbon is a kind of activated carbon made from fuelwood, sawdust, wood block, and other wooden raw materials and processed by popular processes such as physical method, phosphoric acid method, and zinc chloride method. By comparison, coal-based activated carbon is a kind of activated carbon made from coal. Since the raw materials of wood-based activated carbon are renewable and there is less emission of carbon dioxide in the production process, wood-based activated carbon is more environmentally friendly than coal-based activated carbon. The wood-based activated carbon manufacturing industry in the PRC has made remarkable achievements in the past century, especially in the past 20 years of industrial reformation and development. Manufacturing processes have developed from simple flat-plate furnace and smoldering furnace to more advanced production methods, such as rotary furnace, fluidized bed furnace, and other production processes.

The upstream suppliers of the activated carbon industrial supply chain are activated carbon raw material producers and suppliers, which include suppliers of forestry residues and packaging materials. The midstream suppliers of the supply chain are wood-based activated carbon manufacturers, whereas the downstream consumers are different industries that use activated carbon as raw materials, including the food industry, chemical industry, pharmaceutical industry and many others.

Due to the rapid development of industrial technology, stricter environmental protection regulations, and increased attention to food safety, demand for wood-based activated carbon has increased in many industries, such as the food and beverage, pharmaceutical, metallurgy, environmental engineering, and automobile industries. The production volume of wood-based activated carbon products in the PRC has increased from 123.0 thousand tons in 2014 to 172.1 thousand tons in 2019, a compound annual growth rate (“CAGR”) of 8.1% from 2014 to 2019. Due to the COVID-19 outbreak since late December 2019 and the implementation of governmental measures in response to such outbreak in the PRC, the production of wood-based activated carbon products in the PRC has slowed down in early 2020 and the production volume is expected to decline in 2020. The production volume is expected to start growing again in 2021 and is estimated to reach 202.1 thousand tons by 2024, representing a CAGR of 5.5% from 2020 to 2024.

Source: The Frost & Sullivan Report

Related Policies and Regulations

Wood-based activated carbon manufacturing industry is an industry supported by various policies such as preferential tax policies of the State.

Policies/Regulations	Issuing department	Issue Date	Details
Catalogue for Guiding Industry Restructuring (2011 edition) (2013 Amendment)	The State Development & Reform Commission	February 2013	Further processing and product development of forestry residues and sandy shrubs are encouraged.
The 12th Five-Year Plan for Circular Economy Development	The State Council	February 2012	All industries are encouraged to attach importance to the reuse of wastes generated in production and daily life.
Notice on Adjusting and Improving the Policy of Value-Added Tax on Products and Labor Services for Comprehensive Utilization of Resources	The Ministry of Finance, The State Administration of Taxation	December 2009	Activated carbon produced from three kinds of agricultural and forestry residues, such as three kinds of residues, sub-small fuelwood and crop straw, which are sold by taxpayers, is levied and refunded 80% immediately by tax authorities.
Law of the People’s Republic of China on Promoting Circular Economy	NPC Standing Committee	August 2008	The law is enacted to promote the development of circular economy, improve the efficiency of resource utilization, protect and improve the environment, and achieve sustainable development.
Notice on Publishing Preferential Catalogue of Enterprise Income Tax for Comprehensive Utilization of Resources (2008 Edition)	Ministry of Finance, The State Administration of Taxation	August 2008	Enterprises that use wood-based panels made of sawdust, bark and branches as raw materials to produce activated carbon enjoy preferential income tax according to relevant regulations.

Source: The Frost & Sullivan Report

The PRC Wood-based Activated Carbon Manufacturing Market

We believe the wood-based activated carbon manufacturing market in the PRC has the following key characteristics:

Rapid Growth Trend. Supported by the robust social and economic development in China, the downstream activated carbon industries continue to expand, especially in the fields of water treatment, air purification, automobile applications, solvent and waste gas recovery which provide a strong growth momentum to the wood-based activated carbon manufacturing market. In addition, with the improvement of people’s living standards and the enhancement of environmental awareness in China, the demand for activated carbon in the food, pharmaceutical, water treatment, and air purification industries is expected to maintain a rapid growth trend.

Rising Awareness in Food Safety. Over the past decades, increasing number of food safety related incidents have caught the attention of the Chinese citizens. Because of the consumption upgrade and abundant food safety information available on the Internet, consumers in China are paying more attention to the issue of food safety, which leads rising demand for activated carbon as food and water filter and purifier by the food manufacturers. The rising standard of living and awareness of food safety in China, in particular in the Tier 1 and 2 cities, are expected to provide a strong growth momentum to the activated carbon industry, in particular wood-based activated carbon in China.

Fierce Competition. Because of an increase in the number of local and international activated carbon producers in China, increasingly fierce competition in the activated carbon manufacturing market in China has fostered industry reformation and optimization. More merger and acquisition activities are expected in the foreseeable future, as smaller and less competitive market players are eliminated whereas strong players that are able to produce activated carbon efficiently are more likely to gain market shares. As the development of activated carbon manufacturing technology in the PRC is slower compared to that in developed economies such as the U.S. and Japan, it is therefore expected that the manufacturers in China will also face fierce international competition which might hinder the development of the overall activated carbon manufacturing market in China in the coming years.

Competitive Landscape of Wood-Based Activated Carbon Manufacturing Industry in the PRC

As of 2019, the wood-based activated carbon manufacturing market in the PRC is highly competitive and fragmented; there are a few manufacturers with annual production capacity of more than 10,000 tons and the rest of industry players are relatively small-scale manufacturers with annual production capacity of thousands of tons or less. The major competitive factors of the manufacturers are price, production capacity, quality, and distribution channels. Wood-based activated carbon manufacturers are mainly located in Fujian, Jiangxi, Zhejiang, Jiangsu, and Northeast China where forestry resources are in abundance. Wood-based activated carbon manufacturers also compete with coal-based activated carbon companies, which are mainly located in coal-rich areas such as Shanxi, Ningxia, and Inner Mongolia.

Entry Barriers

Technologies and Talent Acquisition. Major activated carbon manufacturers possess advanced technologies and professionals with extensive scientific knowledge and market know-how, allowing these manufacturers to efficiently produce high quality products, develop new products, and respond to swift market movements. New market entrants may find it difficult to develop such level of facilities and technologies or hire professionals to establish their business in the market.

High Capital Investment. As the activated carbon manufacturing industry is considered labor intensive, market entrants need to spend a large amount of capital to hire workers. On the other hand, it is necessary to invest a substantial amount of upfront capital and resources to purchase industrial machineries and raw material as well as to finance research and develop technologies. Therefore, the extensive amount of financial resources required to establish an activated carbon manufacturing business poses as an entry barrier for new market entrants.

Supply of Raw Materials. The activated carbon industry is also resource-intensive. Main raw materials for activated carbon production are mostly carbon-rich, such as coal, wood, fruit shell, coconut shell, walnut shell, apricot shell, jujube shell. An adequate, stable, and high-quality supply of such raw materials is required to guarantee stable and continuing production of activated carbon. For example, to guarantee the supply of raw materials at a reasonable cost, wood-based activated carbon manufacturers must be close to areas with rich forest resources or near timber distribution or processing zones. Limited coal and forest resources in the PRC makes it hard for new entrants to establish a stable raw materials supply system suitable for long-term procurement.

OVERVIEW OF BIOMASS ENERGY MARKET IN THE PRC

Classifications of Biomass Energy

Based on production processes, the technology of biomass can be mainly divided into four types, namely straw direct combustion power generation, biomass combined heat and power (“CHP”), biomass gasification power generation, and mixed fuel power generation.

Straw direct combustion power generation. Straw direct combustion power generation is a process of converting biomass energy into heat and electricity by directly firing straws through a special boiler. Currently, main raw materials for direct combustion power generation are agricultural and forestry biomass fuels, such as straw, forestry residues and other biomass fuels.

Biomass CHP. Biomass CHP refers to using biomass as fuel for power plants. In addition to power generation, biomass CHP technology is able to provide heat by recovering waste heat from the power generation system.

Biomass gasification power generation. Biomass gasification power generation is a process that converts agricultural and industry solid waste into a clean source of electricity by unlocking the energy in these materials. Using advanced thermal conversion technology that involves heat, and finely controlled oxygen supply, the biomass waste is transformed into hydrogen, carbon monoxide, methane and other inert gasses producing electricity and heat without combustion or high carbon emissions commonly associated with more traditional sources of power.

Mixed fuel power generation. Mixed fuel power generation technology means co-firing power generation using biomass and coal using modified material-loading system and combustion system of current coal-fired power plant. Different from the sources of biomass, such as landfill gases, biogases, or solid waste in other countries, the sources of biomass in China are mainly agricultural wastes, thus imported biomass generators cannot directly be used for mixed fuel power generation in China.

Advantages of Biomass Energy

Renewable. Biomass power is a renewable energy source that can be replenished after use. A lot of biomass fuels, such as wood and straw, can be regrown. As long as efforts are made to maintain the resources used for biomass energy through dedicated replanting, it is a fuel source that has the potential to far outlast traditional fossil fuels.

Carbon Neutrality. Biomass reduces the amount of carbon that is released into the atmosphere, easing the situation of climate change. The only carbon that is released into the atmosphere from biomass fuels is what was absorbed by the plants during their lifecycles. As these plants are replenished, the new ones absorb the same amount of carbon, which creates a carbon neutrality cycle that sees no extra carbon emission.

Less dependency on fossil fuels. The more biomass energy is used, the less we need to depend on the fossil fuels, which are major contributors to climate change and other environmental issues. The great abundance of biomass materials also far exceeds the amount of fossil fuels, making it a more readily available fuel source.

Versatility. Biomass energy is also amongst the most versatile fuels. It can be converted into many different forms of fuel sources, each of which has varied applications. For example, biomass can be processed to create biodiesel for vehicles, and it can also be used to farm methane gas and other biofuels. Moreover, wood can be used to generate heat, while the steam produced by some forms of biomass can also power turbines to create energy.

Market Size Analysis

Although biomass resources, such as firewood and agricultural residues, are abundant and have been a significant source of energy in China, particularly in rural areas, they are primarily used for conventional energy consumption such as cooking and heating. Biomass as a clean and low-cost source for electricity and heat based on modern biomass technologies is in urgent need of development, as reflected by the goal of installing a cumulative biomass power generation capacity (including power generation capacity of waste-to-energy projects) of 15,000 MW by 2020 for biomass power under the 13th Five-Year Plan for Biomass Energy promulgated by the National Energy Administration of China in October 2016. According to Frost & Sullivan, the total cumulative biomass power generation capacity reached 9,869 MW as of December 31, 2019.

The following chart sets forth the cumulative biomass power generation capacity in China:

Cumulative Biomass Power Generation Capacity in China, 2014-2024E

Source: The Frost & Sullivan Report

Drivers for Biomass Energy Industry Development

Favorable policy support. According to the Medium-Term and Long-Term Plan for Renewable Energy promulgated by the National Development and Reform Commission of the PRC (“NDRC”) in 2007, the PRC government set a goal to install a cumulative power generation capacity of 30.0 GW for biomass power by 2020. In order to encourage development of the biomass power industry, NDRC issued the Notice on Improving the Pricing Policy Regarding Electricity Generated from Agricultural Waste and Forestry Residue in July 2010, which set a uniform benchmark on-grid tariff of RMB0.75/kWh applicable to all biomass power projects. This is significantly higher than the on-grid tariff for conventional coal electricity, which ranges from RMB0.30/kWh to RMB0.50/kWh, according to Frost & Sullivan. Moreover, local governments have adopted specific policies to support the development of the biomass industry, including subsidies for biomass supply and reduced interest on project financing loans for biomass facilities. According to Frost & Sullivan, development of carbon emission market may provide an additional revenue source to the biomass industry in China in the future. Frost & Sullivan expects such favorable regulatory environment to continue in the future to support the biomass power industry to reach the capacity target.

Demand for air pollution control and reduction of greenhouse emissions. Air pollution has become a significant public health issue in China and has attracted close attention nationwide. Public awareness and demand for pollution control are particularly acute in regions with high population density and severe pollution, including eastern provinces such as Jiangsu Province, Shandong Province, and Anhui Province. As compared to incineration of biomass raw materials in open fields commonly done in rural China, which has a negative impact on air quality, controlled biomass combustion to produce electricity and heat is a low-emission way of using biomass raw materials. It also produces negligible amounts of sulfur dioxide and nitrous oxide emissions as compared with fossil fuels and is expected to play an important role in controlling air pollution in China.

Construction of rural power grid and development of rural areas. According to Frost & Sullivan, China’s power grid companies have been increasing their investment in grid construction in rural areas during recent years, which may facilitate construction of biomass power plants which are typically located in those areas. In addition, building biomass power facilities could increase living standards, promote industrialization, and generate employment in rural areas. By purchasing agricultural and forestry residues, biomass power plants also provide an additional revenue source for farmers. According to Frost & Sullivan, due to these benefits, local governments that endeavor to improve the income of farmers are expected to continue supporting the construction of additional biomass facilities.

Opportunities and Threats for Biomass Power Industry

Rising Awareness of Biomass Energy. With the limited resources of fossil fuels and negative environmental issues incurred, biomass energy has become increasingly important in the national energy mix. The PRC is the largest energy-consuming country all over the world. However, the supply of fossil fuel and natural gas is relatively insufficient. According to Frost & Sullivan, the per capita possession of fossil fuel and natural gas in the PRC is only 6% of the world average. Thus, there is a huge market potential for biomass energy industry to develop in order to fulfill the energy demand.

Immature Development of Biomass Power Industry Infrastructure. Although a huge amount of unexplored biomass resources provides excellent market potential for biomass power industry, the geographic distribution of biomass fuels is scattered in the PRC. Some areas with abundant biomass resource, such as Yunnan province, currently do not have facilities to explore the biomass resources and logistics system to transport them, leading to a large amount of resources being undeveloped and wasted, and resulting in a low utilization rate.

Competitive Landscape of Biomass Power Industry in the PRC

Since 2010, underpinned by the urgency of environmental protection issues and improving profitability of biomass plants, the number of biomass projects has been increasing every year. The market was dominated by two major biomass power companies focusing in the southern and northern regions of the PRC, respectively. With the rapid development of the biomass power market in the PRC, however, more industry practitioners in the energy sector across the PRC have entered this growing market and thus the market is considered to be increasingly fragmented with no clear dominant player.

Entry Barriers for Biomass Power Industry

Capital barriers. Biomass facilities normally require a large initial capital investment. According to Frost & Sullivan, to achieve an economical scale, a biomass power plant typically requires an initial investment of RMB300 million (approximately $42.83 million). In addition, most biomass projects are subject to a long payback period of more than 10 years. The application for subsidies for construction is also time-consuming. High initial capital investment requires industry participants to possess substantial capital and strong financing abilities.

Management expertise. Management’s in-depth expertise and experience in project selection, planning, financing, construction, testing and operation, as well as the ability to assure high levels of operational stability and efficiency and regulatory compliance, are essential to the success of a biomass project. In particular, the fuel price for a biomass power plant is relatively high due to the collection and transportation costs, and due to their smaller scale, biomass power units usually have lower power efficiency than coal-fired units. Therefore, despite high on-grid tariffs, the profitability of biomass power plants varies largely according to the ability of their operators to control supply prices and ensure operational efficiency. As a result, inexperienced players may have difficulties achieving profitability.

Biomass supply. Stable supply of biomass raw materials is critical to the profitability of biomass facilities. As biomass resources are scattered in rural areas where the collection and transportation system are typically underdeveloped, it is costly to establish a supply system. Furthermore, the total output of biomass resources is limited in a given region, and the cost to transport biomass resources from other regions is high. Moreover, once a biomass facility is constructed, additional biomass facilities may not be constructed within a radius of 100km under the Notice on the Administration of the Construction of Biomass Energy Generation Projects promulgated by NDRC in August 2010. Therefore, the first mover in a particular region will likely prevent entry of other competitors.

Technological barriers. Equipment used in biomass facilities is highly specialized and technology-intensive, and is required to conform to strict standards in the power generation process. Biomass technology is in a developing stage in China, and Chinese biomass power companies still primarily rely on imported technology and equipment. Therefore, cooperation with domestic enterprises with strong research and development capability or with foreign equipment manufacturers is important to enter the market.

BUSINESS

Overview

Through our wholly owned PRC subsidiary, Khingan Forasen, we are a manufacturer and supplier of wood-based activated carbon that is primarily used in pharmaceutical manufacturing, industrial manufacturing, water purification, environmental protection, and food and beverage production (“Activated Carbon Production”), and a producer of biomass electricity generated in the process of producing activated carbon (“Biomass Electricity Production”).

As a manufacturer of wood-based activated carbon, our primary raw materials are forestry residues, little fuelwood, and wood wastes, which we source from our suppliers. Our current facility is located in Tahe County, Heilongjiang Province, in close proximity to the Greater Khingan Range, where our suppliers are primarily located. We also source raw materials from Inner Mongolia.

We produce wood-based activated carbon that is conformed to our customers’ specifications. Our activated carbon customers are primarily activated carbon wholesalers and companies engaging in the activated carbon deep processing business. Our customers are all based in the PRC and currently are mainly located in Jiangsu Province, Fujian Province, Zhejiang Province, and Shanghai. The primary end users of our activated carbon are food and beverage producers, industrial manufacturers, pharmaceutical manufacturers, and companies engaging in environmental protection. In addition, we have provided activated carbon related technical services to Lianmu Technology from time to time since January 1, 2017. The technical services we provided included activated carbon mixing ratio adjustments, activated carbon component indicator analyses, absorptive capacity tests, and other technical support. We expect to continue to provide similar technical services to Lianmu Technology and our other customers if requested.

The biomass electricity generated during the process of producing activated carbon is supplied to State Grid Heilongjiang Electric Power Company Limited (“State Grid Heilongjiang”), a subsidiary of State Grid Corporation of China in Heilongjiang Province. We do not supply biomass electricity to any other state-owned or other entity.

Our revenue is primarily generated through sales of activated carbon.

For the fiscal years ended September 30, 2020 and 2019, we sold 9,524 and 8,584 tons of activated carbon and 2,641,964 and 3,044,574 kWh of biomass electricity, respectively. For the same years, we had total revenue of $12,476,314 and $10,893,164, and net income of $2,344,770 and $1,667,812, respectively. The revenue derived from Activated Carbon Production accounted for 96.99% and 96.31% of our total revenue for the fiscal years ended September 30, 2020 and 2019, respectively. The revenue derived from Biomass Electricity Production accounted for 2.05% and 1.80% of our total revenue for the fiscal years ended September 30, 2020 and 2019, respectively. The revenue derived from technical services accounted for 0.96% and 1.89% of our total revenue for the fiscal years ended September 30, 2020 and 2019, respectively.

Corporate History and Structure

On November 23, 2018, we established a holding company, CN Energy, under the laws of the British Virgin Islands. CN Energy owns 100% of Energy Holdings, a Hong Kong company incorporated on August 29, 2013.

On January 14, 2019, Zhejiang CN Energy was incorporated pursuant to PRC laws as a wholly foreign owned enterprise. Energy Holdings holds 100% of the equity interests in Zhejiang CN Energy. On January 24, 2019, Manzhouli CN Energy was incorporated pursuant to PRC laws as a wholly foreign owned enterprise. Energy Holdings holds 100% of the equity interests in Manzhouli CN Energy. On June 10, 2019, Manzhouli CN Technology was incorporated as a limited company pursuant to PRC laws. Zhejiang CN Energy and Manzhouli CN Energy currently hold 10% and 90% of the equity interests in Manzhouli CN Technology, respectively.

On April 18, 2019, we established a wholly owned indirect subsidiary, CN Energy Development, as a limited company pursuant to PRC laws. Zhejiang CN Energy and Manzhouli CN Technology hold 30% and 70% of the equity interests in CN Energy Development, respectively. CN Energy Development holds 100% of the equity interests in Khingan Forasen, a limited company pursuant to PRC laws. Wholly owned subsidiaries of Khingan Forasen include Hangzhou Forasen and Zhongxing Energy, both of which were established as limited companies pursuant to PRC laws.

We operate through Khingan Forasen and its subsidiaries. Khingan Forasen produces activated carbon and biomass electricity through its branch office, Tahe Biopower Plant, which houses our current manufacturing facility; Hangzhou Forasen is engaged in the marketing of our activated carbon products; Zhongxing Energy is expected to hold our second biopower plant and produce activated carbon and biomass electricity in the future.

The following diagram illustrates our corporate structure after the Reorganization and upon completion of this offering based on (i) 5,000,000 Ordinary Shares being offered, (ii) the issuance of 444,444 Ordinary Shares upon the automatic conversion of the Preferred Shares, and (iii) assuming the Underwriter does not exercise its over-allotment option.

Global Clean Energy Limited(1) BVI, 2012
Elk International Capital Limited(2) BVI, 2018
Sentong Industrial Limited(3) BVI, 2019
Xieying Energy Limited(4) BVI, 2019
Yunda Industrial Limited(5) BVI, 2019
Xinhe Industrial Limited(6) BVI, 2019
Other Minority Shareholders
Public Shareholders
35.81%/23.19%
15.02%/9.73%
11%/7.12%
11%/7.12%
7.92%/5.13%
5.72%/3.70%
13.53%/11.64%
0%/32.37%
Pre-IPO%/Post-IPO%
CN ENERGY GROUP. INC. "CN Energy" BVI, 2018
100%
CLEAN ENERGY HOLDINGS LIMITED "Energy Holdings" Hong Kong, 2013
Offshore
Onshore
100%
100%
Zhejiang CN Energy Technology Development Co., Ltd. "Zhejiang CN Energy" Lishui, 2019
Manzhouli CN Energy Industrial Co., Ltd. "Manzhouli CN Energy" Manzhouli, 2019
10%
90%
30%
Manzhouli CN Energy Technology Co., Ltd. "Manzhouli CN Technology" Manzhouli, 2019
70%
CN Energy Industrial Development Co., Ltd. "CN Energy Development" Lishui, 2019
100%
Greater Khingan Range Forasen Energy Technology Co., Ltd. "Khingan Forasen" Daxing'anling, 2009
100%
100%
Hangzhou Forasen Technology Co., Ltd. "Hangzhou Forasen" Hangzhou, 2006
Manzhouli Zhongxing Energy Technology Co., Ltd. "Zhongxing Energy" Manzhouli, 2018

Notes:

(1)	Represents 3,580,969 Ordinary Shares held by Yefang Zhang, the 100% owner of Global Clean Energy Limited, as of the date of this prospectus.

(2)	Represents 1,502,002 Ordinary Shares held by Wangfeng Yan, the 100% owner of Elk International Capital Limited, as of the date of this prospectus.

(3)	Represents 1,100,002 Ordinary Shares held by Kaiyu Liu, the 100% owner of Sentong Industrial Limited, as of the date of this prospectus.

(4)	Represents 1,100,002 Ordinary Shares held by Yiyue Ye, the 100% owner of Xieying Energy Limited, as of the date of this prospectus.

(5)	Represents 791,967 Ordinary Shares held by Jing Wang, the 100% owner of Yunda Industrial Limited, as of the date of this prospectus.

(6)	Represents 572,024 Ordinary Shares held by Jingmin Liu, the 100% owner of Xinhe Industrial Limited, as of the date of this prospectus.

For details of our principal shareholders’ ownership, please refer to the beneficial ownership table in the section captioned “Principal Shareholders.”

Competition

All of our activated carbon sales are in the PRC market. Our major competitors are companies that manufacture and sell activated carbon in the PRC market. Our main competitors in Activated Carbon Production include wood-based activated carbon manufacturers, such as Fujian Xinsen Carbon Industry Co., Ltd., and coal-based activated carbon manufacturers, such as Shanxi Xinhua Activated Carbon Co., Ltd., Ningxia Huahui Activated Carbon Company Limited, Shenhua Ningxia Coal Industry Group Co., Ltd., and Xingtai Coal Chemical Co., Ltd. We compete for customers primarily on the basis of activated carbon prices, activated carbon quality and characteristics, transportation costs, customer relationships, and the reliability of supply. The demand for our activated carbon is significantly dependent on the general economy in the PRC.

Since State Grid Corporation of China is the only purchaser of biomass electricity in the PRC and the electricity purchase price is determined by the National Development and Reform Commission of the PRC, there is no competition in terms of the customer or price in the PRC biomass electricity market. We instead focus on reducing our production cost and increasing our production capacity of the biomass electricity. Some other major producers of biomass electricity in the PRC are Sunshine Kaidi New Energy Group Co., Ltd. and National Biological Energy Co., Ltd.

Our Competitive Strengths

We believe we have the following competitive strengths:

Advanced Technology And Established Relationship With a Research Center

Activated carbon is typically produced using either of the following two processes: (i) steam activation, in which raw materials are carbonized and then activated with steam, and (ii) chemical activation, which involves mixing raw materials with an activating agent, usually phosphoric acid, to swell the raw materials and open up the cellulose structure. We produce wood-based activated carbon and biomass electricity from forestry residues, little fuelwood, and wood wastes through an activated carbon and electricity cogeneration process (the “Cogeneration Process”) we have developed over the years. Our Cogeneration Process is based on steam activation, instead of chemical activation, and does not involve mixing raw materials with phosphoric acid. As a result, the activated carbon we produce does not contain residual phosphate and, unlike activated carbon produced through chemical activation, may be used in industries that require activated carbon with higher purity, such as pharmaceutical manufacturing and food and beverage production. In addition, compared with the traditional steam activation process, which only produces activated carbon and makes no use of the synthesis gas from raw materials being carbonized, our Cogeneration Process uses the synthesis gas to generate biomass electricity. Therefore, we believe our production process is more efficient, results in less pollution, and yields higher profits after selling both activated carbon and biomass electricity when compared with the traditional steam activation process. For details of our production process, please see “—Production Process.”

As of the date of this prospectus, we own 14 patents in the PRC and claim ownership of certain trade secrets and proprietary know-how developed by and used in our business. We cooperate with Huadian Electric Power Science Academy (“Huadian”) pursuant to a Strategic Cooperation Agreement dated April 3, 2014, to research, develop, and share technologies related to activated carbon and biomass energy, which include improvements to the ignition system and speed control system of electric generators. See “—R&D” for more information. We are also constantly looking for new cooperative opportunities with additional research centers to further improve our method.

 Strategically Placed Facilities And Lower Costs

We strategically placed our current Tahe County facility in the middle of the Greater Khingan Range, where most of our suppliers are located and where there is abundant supply of forestry residues, little fuelwood, and wood wastes. Our Tahe County facility is close to multiple roads and only 1.24 miles from the nearest train station, thereby facilitating the transportation of our activated carbon products to customers in East China and South China. Our new facility under construction, in which we expect to manufacture activated carbon and generate steam for heating upon completing the first stage of construction in December 2021, is located in Manzhouli City, Inner Mongolia, where there are over 100 woodworking factories that could potentially supply us with a large number of wood wastes and which has similarly good transportation infrastructure. For detailed information of our new facility under construction in Manzhouli City, please refer to “—Facilities” below. Our stable feedstock supply and low transportation cost help us maintain lower general costs than those of our competitors.

High-Quality Wood-Based Activated Carbon Products And Biomass Electricity

The chemical activation process of activated carbon production uses coal as raw material. Coal often contains impurities, metal salt, and ash, and chemicals used in the chemical activation process may cause secondary pollution to the activated carbon products. Therefore, activated carbon products manufactured through the chemical activation process often are of low quality and can only be used in industrial manufacturing. In contrast, our wood-based activated carbon products, manufactured from forestry residues, little fuelwood, and wood wastes and through the physical activation process, are of higher quality than carbon activated products manufactured through the chemical activation process and therefore have a wide range of uses in industries such as pharmaceutical manufacturing, industrial manufacturing, water purification, food and beverage production, and environment protection. The biomass electricity generated in our activated carbon production process offers us an additional revenue source.

Strong Management And Professional Team With Extensive Industry Experience

Our senior management team, led by Mr. Kangbin Zheng, our chief executive officer and chairman, has significant experience in the activated carbon and biomass energy industries. Our management team is comprised of highly skilled and dedicated professionals with wide ranging experience in research, services, product development, business development, and marketing. We believe that our management and professional team will be able to effectively grow our business through continued operating improvement and research.

Our Strategy

Our goal is to become one of China’s leading wood-based activated carbon and biomass energy producers. Accomplishing this goal requires the successful implementation of the following strategies:

Increase the Capacity of Activated Carbon Production

Since the demand for activated carbon in general and orders for our activated carbon products more particularly have been increasing in recent years, our facility at our Tahe Biopower Plant almost reached its full operating capacity in fiscal year 2018 and we had to outsource some of our orders to third-party producers to keep up with the demand for our products. These third-party producers do not have the same manufacturing processes or quality control as we do, nor do we share technology with them. We mainly purchase activated carbon from these third-party producers to fulfill orders from customers who do not require the wood-based activated carbon we produce. See “Risk Factors—Risks Related to Our Business—We rely on third-party manufacturers to produce some of our activated carbon products and problems with, or loss of, these manufacturers could harm our business and operating results.” We are currently constructing a new manufacturing facility in Manzhouli City, Inner Mongolia, to increase our capacity of activated carbon production. As of January 2021, we had completed the construction of the groundwork of the factory workshop, most of the auxiliary buildings, and the pipe networks.

Expand Customer Base

We plan to explore new markets for our activated carbon products while maintaining our current customer base. We are considering establishing branch offices in various strategic areas, including Beijing, Shanghai, Hebei Province, Jiangsu Province, and Fujian Province. These branch offices will focus on increasing activated carbon product sales to existing customers, providing customer support in those areas, and acquiring potential new customers. By increasing the number of customers and optimizing our transportation and sales network, we aim to reduce the marginal cost of our activated carbon products and increase our profits.

Focus on Products With Growing Demand

Due to the rapid development of industrial technology, stricter environmental protection regulations, and increased attention to food safety, there has been increased demand for activated carbon used in the water, food, and beverage industries, and activated carbon for pharmaceutical raw materials, intermediates, and finished products. We believe we are well positioned to meet each of these growing areas of demand. We will seek to continue our innovative approach, while ensuring reliability and efficiency in the delivery supply chain, to the extent we are able to continue to access a consistent supply of raw materials, by designing and manufacturing activated carbon products for use in a broad range of applications. While maintaining a diversified customer base and product line, we will seek to focus on our products with growing demand and capitalize opportunities for increasing their sales.

Increase Research and Development Efforts

We plan to increase our research and development efforts by seeking partnerships with well-established research institutes to develop more efficient methods for producing activated carbon and generating biomass energy. We have been working on applying our activated carbon production technology currently used with forestry residues, little fuelwood, and wood wastes to crop residues as well. We are seeking to reduce our reliance on forest resources and therefore expand our network of suppliers to other provinces in the PRC.

Explore New Business Opportunities

We have been monitoring possible business opportunities in the downstream sectors of the activated carbon industry, such as environment restoration, water purification, and air cleaning. In the long term, we plan to strategically establish or acquire companies that use activated carbon as raw materials. We do not plan to use the net proceeds from this offering to fund these long-term plans, and have not entered into any binding agreement for any acquisition nor identified any definite acquisition target. By expanding our business vertically in the activated carbon industry, we hope to increase our pricing power and minimize risks in our Activated Carbon Production business.

Production Process

Our activated carbon is produced through the Cogeneration Process. In the Cogeneration Process, feedstock is sorted and shredded into wood pieces that are 0.4 to 2.4 inches thick, which are dried in a drying oven until the moisture content of the wood pieces is less than 15%. The wood pieces are then loaded into the gasifier, where they are pyrolyzed into charcoal and synthesis gas (or “syngas”). The charcoal is then exposed to oxidizing atmospheres at temperatures above 250 °C in the activation furnace and converted into raw activated carbon. Depending on the specifications of activated carbon products in our customers’ orders, we change different elements of the process, such as the type of wood, spinning speed of the activation furnace, and length of the activation time, in order to produce different types of raw activated carbon. The raw activated carbon is grinded, blended, and packaged into different activated carbon products to be sold to our customers. The syngas is purified and burned in an internal combustion engine, which powers an electric generator that generates biomass electricity. The biomass electricity generated is then transmitted to the power network of State Grid Heilongjiang.

The simplified Cogeneration Process is shown below:

Products

Activated Carbon

Powdered Activated Carbon	Granular Activated Carbon

Activated carbon, also called activated charcoal, is a carbonaceous, highly porous adsorptive medium that has a complex structure composed primarily of carbon atoms. The networks of pores in activated carbons are channels created within a rigid skeleton of disordered layers of carbon atoms, linked together by chemical bonds, stacked unevenly, creating a highly porous structure of nooks, crannies, cracks and crevices between the carbon layers. Activated carbon is used in methane and hydrogen storage, air purification, decaffeination, gold purification, metal extraction, water purification, medicine, sewage treatment, air filters in gas masks and respirators, filters in compressed air, teeth whitening, and many other applications.

We derived 96.99% and 96.31% of our revenue from the sale of activated carbon products during the fiscal years ended September 30, 2020 and 2019, respectively.

Methylene blue number is often used as an indicator to evaluate the absorptive capacity of activated carbon. Activated carbon with a higher Methylene blue number usually has a higher absorptive capacity. We currently mainly produce the following four categories of activated carbon with different Methylene blue number ranges from forestry residues, little fuelwood, and wood wastes through physical activation process:

●	medium-quality activated carbon, which has a Methylene blue number of less than 11;
●	high-quality activated carbon, which has a Methylene blue number of between 11 and 12;
●	superior-quality activated carbon, which has a Methylene blue number of between 12 and 13; and
●	customized-quality activated carbon, which has a Methylene blue number of more than 13 and meets other special requirements of our customers.

Our medium-quality and high-quality activated carbon are usually used in industrial manufacturing, water purification, and environmental protection. Our superior-quality and customized-quality activated carbon are usually used in pharmaceutical manufacturing and food and beverage production, where higher absorptive capacity is required.

The following table shows the sales for our four categories of activated carbon in the fiscal years ended September 30, 2020 and 2019:

	Fiscal year ended September 30, 2020			Fiscal year ended September 30, 2019
Category of Activated Carbon	Amount Sold (Ton)	Revenue ($)	Revenue Percentage	Amount Sold (Ton)	Revenue ($)	Revenue Percentage
Medium-Quality	—	—	—	23	26,754	0.26%
High-Quality	5,011	5,989,962	49.51%	3,608	4,273,706	40.73%
Superior-Quality	3,782	5,097,403	42.13%	4,345	5,388,670	51.36%
Customized-Quality	732	1,012,092	8.36%	608	802,462	7.65%

Biomass Electricity

Biomass electricity is electricity generated from biomass. Biomass is organic material that comes from plants and animals, and it is a renewable source of energy. Biomass contains stored energy from the sun. Plants absorb the sun’s energy in a process called photosynthesis. When biomass is burned, the chemical energy in biomass is released as heat. Biomass can be burned directly or converted to liquid biofuels or biogas that can be burned as fuels.

We generate biomass electricity in the process of manufacturing activated carbon as described above.

Feedstock

The primary restriction on production and growth in the activated carbon industry is the availability and pricing of feedstock, which is the raw material used to produce activated carbon. A wide range of feedstock may be used to produce activated carbon, including:

●	coal, such as lignite, brown coal, bituminous coal, and anthracite coal;
●	forestry residues and little fuelwood, generated by operations such as thinning of plantations, clearing for logging roads, extracting stem-wood for pulp and timber, and natural attrition;

●	wood wastes, such as sawdust, off-cuts, trims, and shavings from wood industries including saw millings and plywood;
●	crop residues, such as straw, stem, stalk, leaves, husk, shell, peel, pulp, and, stubble from cereals, cotton, groundnut, jute, legumes, coffee, tea, and fruits; and
●	peat.

We currently use forestry residues, little fuelwood, and wood wastes as feedstock. We used 53,015.93 tons and 46,007.83 tons of forestry residues, little fuelwood, and wood wastes in the fiscal years ended September 30, 2020 and 2019, respectively. In response to high demand for activated carbon, we have been experimenting with alternative feedstock as raw materials in the Cogeneration Process.

In order to meet orders from our customers, sometimes we also purchase activated carbon from other producers before shipping it to customers. In the fiscal year ended September 30, 2020, we purchased 2,090, 1,210, and 700 tons of activated carbon from Zhejiang Qianhang Trading Co., Ltd., Lishui Zhelin Trading Co., Ltd., and Wenzhou Xinghuang Trading Co., Ltd., respectively. In the fiscal year ended September 30, 2019, we purchased 465, 520, and 625 tons of activated carbon from Zhongjin Boda (Hangzhou) Industrial Co., Ltd., Zhejiang Qianhang Trading Co., Ltd., and Jiangxi Running Commercial and Trading Co., Ltd., respectively. These third-party producers do not have the same manufacturing processes or quality control as we do, nor do we share technology with them. We mainly purchase activated carbon from these third-party producers to fulfill orders from customers who do not require the wood-based activated carbon we produce. See “Risk Factors—Risks Related to Our Business—We rely on third-party manufacturers to produce some of our activated carbon products and problems with, or loss of, these manufacturers could harm our business and operating results.”

Suppliers

Most of our current forestry residues, little fuelwood, and wood wastes suppliers are individuals who collect or purchase these materials from woodworking factories and tree plantations. We also source forestry residues, little fuelwood, and wood wastes from Tahe Forestry Bureau and wood processing factories in Manzhouli City. In order to meet orders from our customers, sometimes we also purchase activated carbon from other producers before shipping it to customers. For the fiscal year ended September 30, 2020, our top 10 suppliers in terms of purchasing value contributed 93% of our raw materials sourced, with the top five suppliers providing 29%, 17%, 10%, 9%, and 6% of our raw materials, respectively. For the fiscal year ended September 30, 2019, our top 10 suppliers in terms of purchasing value contributed 86% of our raw materials sourced, with the top five suppliers providing 13%, 12%, 11%, 11%, and 9% of our raw materials, respectively. See “Risk Factors—Risks Related to Our Business—We have sourced our raw materials primarily from a limited number of suppliers. If we lose one or more of the suppliers, our operation may be disrupted, and our results of operations may be adversely and materially impacted.”

We enter into supply orders in the ordinary course of business with our forestry residues, little fuelwood, and wood wastes suppliers, pursuant to a form of long-term supply order. Pursuant to our supply orders, which usually do not have an expiration date, our suppliers will provide us with a certain quantity of forestry residues, little fuelwood, and wood wastes for a fixed price until the supply orders are amended or terminated. The price is negotiated with our suppliers on an order-by-order basis and depends on the moisture content and type of wood, and the number of impurities. While the fixed price of short-term orders does not entirely protect us against volatility in feedstock prices, typically we have been able to and believe that we will continue to be able to transfer the volatility to our customers by renegotiating the prices of our finished products. We also continue to search for additional suppliers to maintain the consistency of our supply and control the costs of our raw materials.

For information about our suppliers of raw activated carbon, please see “—Feedstock.”

Customers

Our activated carbon products customers primarily include activated carbon wholesalers and companies engaging in the activated carbon deep processing business. Our top activated carbon customers for the fiscal year ended September 30, 2020, included Ningbo Juming Youjia Commercial and Trading Co., Ltd. (“Ningbo Juming Youjia”), Shanghai Huanguan New Material Co., Ltd. (“Shanghai Huanguan”), Huainan Jiahe New Material Co., Ltd. (“Huainan Jiahe”), Fujian Yuanli Active Carbon Co., Ltd. (“Fujian Yuanli”), Shandong Beiqihuancheng Trading Co., Ltd., and Anhui Huifengyonghui International Commercial and Trading Co., Ltd., which collectively accounted for 100% of our total activated carbon sales for that period. Ningbo Juming Youjia accounted for 36% of our total activated carbon sales for the fiscal year ended September 30, 2020. Our top activated carbon customers for the fiscal year ended September 30, 2019, included Huainan Jiahe, Ningbo Juming Youjia, Shanghai Huanguan, China National Forest Product Company Limited, and Fujian Yuanli, which collectively accounted for 61% of our total activated carbon sales for that period. Huainan Jiahe accounted for 15% of our total activated carbon sales for the fiscal year ended September 30, 2019.

From the commencement of our operations in December 2012 to September 30, 2020, a total of 51activated carbon customers have purchased activated carbon products from us. The total number of our activated carbon customers decreased from 28 for the fiscal year ended September 30, 2019, to six for the fiscal year ended September 30, 2020. We chose to focus on customers with consistent orders and large activated carbon purchases, reducing the costs of customer maintenance and making it easier to manage our customer relations. As a result, although the number of our activated carbon customers decreased during this period, our total activated carbon sales increased. See “Risk Factors—Risks Related to Our Business—A majority of our activated carbon sales are currently derived from a small number of customers. If any of these customers experiences a material business disruption, we would likely incur substantial losses of revenue.”

From January 1, 2017 to December 31, 2017, we provided activated carbon related technical services to Lianmu Technology for a service fee of RMB900,000 (approximately $133,608) pursuant to a Technical Consulting Services Agreement dated January 1, 2017. The technical services we provided included activated carbon mixing ratio adjustments, activated carbon component indicator analyses, absorptive capacity tests, and other technical support. From April 1, 2019 to September 30, 2019, we provided similar services to Lianmu Technology for a service fee of RMB1,500,000 (approximately $205,851) pursuant to a Technical Services Agreement dated April 1, 2019. On October 1, 2019, we entered into a second Technical Consulting Services Agreement, pursuant to which we agreed to provide similar services to Lianmu Technology from October 1, 2019 to September 30, 2020 for a service fee of RMB900,000 (approximately $128,340). We expect to continue to provide similar technical services to Lianmu Technology and our other customers if requested.

The only purchaser of our biomass electricity is State Grid Heilongjiang, a subsidiary of State Grid Corporation of China in Heilongjiang Province, and, as the electric generators of Tahe Biopower Plant are connected to the electrical grid of State Grid Heilongjiang, we cannot sell biomass electricity to any other electricity distribution company. We enter into a biomass electricity sales agreement with State Grid Heilongjiang, and the agreement is renewed annually. State Grid Heilongjiang purchased 2,641,964 KWh and 3,044,574 KWh biomass electricity from us in the fiscal years ended September 30, 2020 and 2019, respectively.

Marketing and Sales

We maintain our activated carbon marketing and sales forces in-house in our corporate office with two employees, who are responsible for sales, transportation and distribution, as well as quality control and contract administration. Through market analyses, we identified potential customers that had high demand for activated carbon but were having difficulties finding suppliers, such as Huainan Jiahe and Liyang Zhuojun. By focusing on these potential customers and tailoring our activated carbon products to their specific needs, we were able to increase the number of our activated carbon customers. By offering customized activated carbon of specific iodine adsorption number, Methylene blue number, and other characteristics relevant to our customers, we are able to serve a diverse customer base. Our marketing and sales personnel are hard-working, full of passion, and responsive, and we offer them trainings in marketing and sales, management, and activated carbon products and technology.

We do not devote marketing and sales effort to our biomass electricity business since State Grid Corporation of China is the only purchaser of biomass electricity in the PRC.

Pricing & Backlog

To date, we price our activated carbon products on an order-to-order basis, primarily based on the Methylene blue number of the activated carbon product, adjusted for its other characteristics. The prices of our activated carbon products range from $1,115.84 to $1,487.79 per ton.

For our activated carbon products, we usually enter into sales agreements with a customer after agreeing on the specific product characteristics of the activated carbon such as iodine adsorption number and Methylene blue number and making sure that we have sufficient raw materials and different grades of activated carbon. We typically enter into separate activated carbon sales agreements, instead of a long-term supply agreement, for orders we receive from our activated carbon customers. This allows us to be flexible in pricing and adjust prices of our activated carbon products as the prices of our raw materials and the market demand for activated carbon change. The sales agreements typically lay out the quantity, price, specifics, packaging requirements, shipping method and delivery date, and other agreed-upon provisions of the order.

It usually takes us approximately 22 hours to produce the activated carbon product specified in an order, depending on the amount of activated carbon ordered, the supply of raw materials, and the specific product characteristics, among other factors. We typically begin shipping activated carbon products after we have produced approximately 30 tons, enough to fill up a railway wagon. It usually takes us three to five days to transport them by rail and by road to the sites of our customers; the transportation time could be delayed by two to three days if there is bad weather. During the fiscal year ended September 30, 2020, 94% of our customers chose to pick up activated carbon products by themselves due to cost control reasons. The balance is due within 15 days to 90 days after the date when the customer accepts the shipment. If a customer fails to make payment on time, late interest of 3% per day is levied on the outstanding balance until payment is received in full. We rely on our long-term business relationships with our customers when collecting payments and do not currently encounter any difficulties in collecting payments.

The price of our biomass electricity is determined by the National Development and Reform Commission of the PRC and the current purchase price is RMB0.75 (approximately $0.11) per kWh. We enter into an annual supply agreement with State Grid Heilongjiang and the agreement specifies, among other things, the amount of electricity we need to produce in each month and price of the electricity.

Awards and Recognition

We have received the following honors, awards, and certifications for our quality products and scientific research efforts:

2012

●	Chinese Scientific and Technological Innovation Middle and Small-Sized Enterprises Top 100

2014

●	Catalogue of Advanced and Applicable Technologies for Comprehensive Utilization of Renewable Resources (Second Class)
●	Electric Power Business License for Power Generation (this license enables us to conduct power generation business)

2016

●	China High and New Technology Enterprise Certificate (this certificate entitles us to preferential enterprise income tax rates of 15% rather than 25%)

2019

●	Growth Group Excellence Award and Innovation Star Award in China Innovation & Entrepreneurship Competition (Heilongjiang Division)
●	Second Prize in Heilongjiang Province Innovation & Entrepreneurship Competition (Daxing’anling Division)
●	China High and New Technology Enterprise Certificate (this certificate entitles us to preferential enterprise income tax rates of 15% rather than 25%)

2020

●	Model Project for Comprehensive Utilization of Forestry Resources

Facilities

Our current manufacturing facility is located in Tahe Biopower Plant in Tahe County, Heilongjiang Province. We have the rights to use the land and factory buildings from July 1, 2020, to March 31, 2025, with an annual rent of RMB126,440 (approximately $18,046) pursuant to a lease agreement entered into with Tahe Forestry Bureau on July 1, 2020. According to the lease agreement, we can only use the land and factory buildings for the operations of Tahe Biopower Plant and cannot transfer the lease to a third person without the prior consent of the landlord; otherwise, the lease agreement will be terminated. We are required to notify the landlord at least two months in advance if we would like to renew the lease agreement. Tahe Biopower Plant has a building area of 199,199 square feet and one production line, which runs 24 hours per day and 300 days per year. Its annual operating capacity for manufacturing activated carbon is approximately 7,800 tons. We produced 5,169 tons and 4,920 tons of activated carbon and were about 66% and 63% at capacity during the fiscal years ended September 30, 2020 and 2019, respectively. The amount of activated carbon produced was impacted by the unscheduled close of facility due to COVID-19 for 60 days in 2020 and a scheduled maintenance of some of our machines for 45 days in 2019.

Facilities of Tahe Biopower Plant

We are currently constructing a new facility in Manzhouli City, Inner Mongolia, to expand our production capacity. We plan to construct the new facility in two stages, the first of which is expected to be completed by December 2021. The planned investment for the first stage of construction is approximately RMB140 million (approximately $20.21 million). Upon the completion of the first stage, we will commence manufacture and the facility is designed to have an annual capacity for manufacturing approximately 5,000 tons of activated carbon and generate 115,200 tons of steam for heating during the manufacturing process. Subject to a review of the operating results of the facility, we plan to invest an additional RMB190 million (approximately $28.21 million) in the second stage of construction and increase the annual capacity to 10,000 tons of activated carbon and 230,400 tons of steam for heating. The second stage is expected to be completed by mid-2023. In November 2018, we purchased a tract of land that is 279,861 square feet for the first stage of construction. As of January 2021, we had completed the construction of the groundwork of the factory workshop, most of the auxiliary buildings, and the pipe networks, and our total capital expenditure on the new facility was approximately RMB39 million (approximately $5.73 million).

We currently maintain our headquarters in Dikai Yinzuo Room 1804-1, No. 29 Jiefang East Road, Jianggan District, Hangzhou City, Zhejiang Province, PRC. We lease about 1,006 square feet of office space in our headquarters pursuant to a lease agreement we entered into with Hangzhou Nongyuan Network Technology Co., Ltd., a PRC company wholly owned by the daughter of our principal shareholder, Ms. Yefang Zhang, on August 5, 2020. The lease period is from August 5, 2020 to August 4, 2022 (unless otherwise terminated by either party), and the annual rent is RMB283,258 (approximately $40,427), payable semi-annually. We are required to notify the landlord at least two months in advance if we would like to renew the lease agreement. We expect a slight increase in the rent if we renew the lease. We believe our facilities are sufficient for our business operation.

Our headquarters in Hangzhou

R&D

Research and Development (“R&D”) expenses include salaries, material, contract, and other outside service fees, facilities, and overhead costs. In accordance to the FASB’s accounting standards for R&D costs, we expense the costs associated with the R&D activities when incurred. The R&D expenses are included in general and administrative expenses and totaled $287,299 and $593,992 for the fiscal years ended September 30, 2020 and 2019, respectively. We currently have four employees in our R&D department.

On April 3, 2014, we, through Hangzhou Forasen, entered into a Strategic Cooperation Agreement with Huadian. Pursuant to that agreement, Huadian and Hangzhou Forasen agreed to (i) research, develop, and share technologies related to activated carbon and biomass energy, (ii) share research facilities such as laboratories, equipment, and test bases, and (iii) regularly hold meetings to discuss development in the related industries. The agreement does not create any payment obligations to the parties, nor does it have an expiration date or a termination provision. In general, any intellectual property jointly developed under the agreement is jointly owned by Hangzhou Forasen and Huadian, unless otherwise agreed upon by the two parties for specific intellectual property. As of January 2021, we had cooperated with Huadian to improve the ignition system and speed control system of our electric generators.

On December 10, 2019, we, through Hangzhou Forasen, renewed our one-year agreement with Professor Jianbin Zhou of Nanjing Forestry University, pursuant to which Professor Zhou agreed to serve as our Chief Scientist and advise on technical development strategies, train the employees in the R&D department, and evaluate the technical aspects of new projects. Professor Zhou is an expert in the field of biomass energy and carbon materials, and we hope to cooperate with him and his research team to improve our Cogeneration Process and explore the application of technologies related to biomass energy. Our agreement with Professor Zhou expired in December 2020. We are currently negotiating with Professor Zhou for a new agreement but there is no guarantee that we will be able to enter into such agreement.

We expect to invest part of the net proceeds of this offering to retain more qualified employees and update our R&D equipment. See “Use of Proceeds.” We expect to work closely with leading universities and R&D institutes that specialize in activated carbon and biomass energy to develop new technologies for more efficient and cost-effective activated carbon and biomass energy production. We will also continue to search for alternative feedstock to enhance the availability of raw materials and reduce costs of feedstock for activated carbon production.

Intellectual Property

We evaluate on a case-by-case basis how best to use patents, trademarks, copyrights, trade secrets, and other available intellectual property protection in order to protect our products and our critical investments in R&D, manufacturing, and marketing. We focus on securing and maintaining patents for certain inventions such as equipment used in the production of activated carbon and generation of biomass electricity, while maintaining other inventions such as process improvements as trade secrets, derived from our market-based business model, in an effort to maximize the value of our product portfolio and manufacturing capabilities and reinforce our competitive advantage. Our policy is to seek appropriate intellectual property protection for significant product and process developments in the major areas where the relevant products are manufactured or sold. Patents may cover products, processes, intermediate products and product uses. Patents extend for varying periods in accordance with the date of patent application filing and the legal life of patens in the various countries in which the patents are registered. The protection afforded, which may also vary from country to country, depends upon the type of subject matter covered by the patent and the scope of the claims of the patent. We maintain appropriate information security policies and procedures reasonably designed to ensure the safeguarding of confidential information including, where appropriate, data encryption, access controls and employee awareness training.

As of the date of this prospectus, we own 14 patents in the PRC:

No.	Patent Description	Holder	Patent Type	Approval	Expiration	Patent Number
1	Methods and equipment for internal combustion self-heating mobile bed dry distillation carbonization	Khingan Forasen	Invention	March 22, 2006	August 24, 2024	200410075047.0

2	Equipment for continuously gasifying biomass moving bed while removing tar	Khingan Forasen	Utility Model	May 9, 2012	February 12, 2021	201120042547.X

3	A tube-type heat exchanger	Khingan Forasen	Utility Model	June 5, 2013	October 24, 2022	201220575752.7

4	Methods and equipment for continuously gasifying biomass moving bed while removing tar	Khingan Forasen	Invention	February 12, 2014	February 12, 2031	201110041890.7

5	Feeding equipment for biomass gasifier	Hangzhou Forasen	Utility Model	October 8, 2014	May 19, 2024	201420261667.2

6	A gas processing device for biomass gasifier	Hangzhou Forasen	Utility Model	December 3, 2014	June 15, 2024	201420320604.X

7	Equipment for continuously carbonizing and gasifying wood	Hangzhou Darwo Software Co., Ltd., Hangzhou Forasen	Utility Model	January 14, 2015	June 18, 2024	201420350213.2

8	A dust-removing and explosion-preventing device for activated-carbon rotary furnace	Hangzhou Forasen	Utility Model	August 31, 2016	November 22, 2025	201520936930.8

9	A speed-adjustable cracker feeding device	Khingan Forasen	Utility Model	November 23, 2018	January 21, 2028	201820098769.5

10	An activation boiling furnace for producing activated carbon	Khingan Forasen	Utility Model	February 12, 2019	April 27, 2028	201820630290.1

11	A vacuum melting furnace	Khingan Forasen	Utility Model	November 05, 2019	November 26, 2028	201821964716.3

12	A system and methods for drying and processing of activated carbon	Hangzhou Forasen	Invention	September 25, 2020	September 19, 2038	201811099264.1

13	Equipment for internal combustion autothermal moving bed distillation carbonization	Khingan Forasen	Utility Model	August 7, 2020	September 22, 2029	201921583018.3

14	An activated carbon grinder	Khingan Forasen	Utility Model	July 24, 2020	September 22, 2029	201921583029.1

We currently own two trademarks, “CNENY” and “中北能” (China North Energy), in the PRC.

In addition to our registered intellectual property portfolio, we also claim ownership of certain trade secrets and proprietary know-how developed by and used in our business.

We own the internet domain name “cneny.com.”

Employees

As of January 15, 2020, we had 161 employees. As of September 30, 2020, 2019, and 2018, we had 161, 161, and 163 employees. The following table sets forth the number of our employees by area of business as of September 30, 2020:

	Number of Employees	% of Total
Management	3	2
Finance	10	6
R&D	4	3
Administration	18	11
Marketing and Sales	2	1
Quality Control and Statistics	8	5
Production	116	72
Total	161	100

Generally, we enter into standard employment contracts with our officers, managers, and other employees. According to these contracts, all of our employees are prohibited from engaging in any other employment during the period of their employment with us. The employment contracts with officers, managers, and employees are subject to renewal in three years and, if renewed, will last another five years before becoming at-will employment contracts. We also enter into non-compete agreements with our employees to protect our trade secrets; the non-compete agreements prohibit competition with us during the employees’ employment and within two years after leaving our company. None of our employees is a member of a labor union and we consider our relationship with our employees to be good.

Seasonality

Our operating results and operating cash flows historically have been subject to seasonal variations. Since the demand from our customers is usually weaker around the Chinese New Year, which is in the first quarter of a year, our sales in the first quarter are often lower than those of other quarters.

Environmental Matters

We have taken measures to reduce pollution caused by our activated carbon production and biomass electricity generation, such as installing dust collectors to collect dust created in our activation process. Further, we have obtained the License of Pollutant Discharges on February 27, 2020, with a term of three years. We have been in compliance with state and local laws and regulations relating to the environment to date and it has not had a material adverse effect upon our capital expenditures, earnings, or competitive position and we do not anticipate any material adverse effects in the future based on the nature of our future operations.

Industry Development

By attending local and national industry associations, we take the responsibility of helping develop our industry. Some of our involvement with industry associations are listed below:

Association	Position	Period	Activities
All-China Environment Federation	Member Entity	November 2018 to November 2023	Attend various industry meetings and share and communicate industry information of activated carbon and biomass electricity industries.

China Association of Circular Economy	Committee Member Entity	April 2013 to present	Attend meetings and discuss experience in renewable resource project development

Legal Proceedings

We are currently not a party to any material legal proceeding. From time to time, however, we may be subject to various claims and legal actions arising in the ordinary course of business.

REGULATIONS

PRC Regulations Encouraging Our Businesses

Production of activated carbon and production of biomass electricity by using forestry residues are activities supported by various policies of the PRC government. For example, under the 12th Five-Year Plan for Circular Economy Development issued by the State Council in February 2012, all industries are encouraged to attach importance to the reuse of wastes generated in production and daily life. Pursuant to the Catalogue for Guiding Industry Restructuring (2011 Version), promulgated by the State Development and Reform Commission (“SDRC”), last amended on February 16, 2013, and effective on May 1, 2013, the deep processing and product development of forestry residues and wood wastes, and technology development and machinery manufacturing for biomass power generation are both listed in the “Encouraged” category. Also, the Law of the PRC on Promoting Circular Economy promulgated by the Standing Committee of National People’s Congress (“SCNPC”) on August 29, 2008, effective on January 1, 2009, and amended on October 26, 2018, encourages enterprises to utilize forestry residues and wood wastes, and to develop and produce biomass energy. Further, our activated carbon and electricity cogeneration machinery and core technology have been listed as one of the advanced applicable technology in the Catalogue of Advanced Applicable Technology for the Comprehensive Utilization of Renewable Resources (Second), issued by the Ministry of Industry and Information Technology of the PRC on January 22, 2014, and effective on the same day.

PRC Regulations Relating to Biomass Electricity Production

Power Generation

Pursuant to the Electric Power Law of the PRC, promulgated by SCNPC on August 27, 2009, and last amended on December 29, 2018, the Regulation on Electric Power Supervision promulgated by the State Council on May 1, 2005, and the Provisions on the Administration of Electric Power Business Licenses, promulgated by the State Electricity Regulatory Commission (“SERC”) (now reorganized as the National Energy Administration (“NEA”)) on December 1, 2005, and amended on May 30, 2015, any individual or entity engaging in the business of electric power is required to obtain an electric power business license, which can be further categorized into three types of license, namely power generation, power distribution, and power supply. Any public power plant, any self-prepared power plant as incorporated into a power network, such as our PRC subsidiary Khingan Forasen, and any other enterprises as prescribed by SERC is required to obtain an electric power business license for power generation. Khingan Forasen obtained its electric power business license for power generation on September 9, 2014, for a term of 20 years, through which its branch office Tahe Biopower Plant is able to conduct our power generation business.

Grid Connection

Biomass electricity that we generate during the process of producing activated carbon is partially used by our facility and also supplied to electric power companies. The supply of biomass electricity is subject to the Rules on Operation of Power Grids (for Trial Implementation), promulgated by SERC on November 3, 2006 and effective on January 1, 2007, and other local rules promulgated by the Northeast China Energy Regulatory Bureau of NEA, including the Detailed Implementation Rules on Power Plant Grid-Connection Administration in the Northeast Area, which became effective on March 1, 2009, and the Detailed Implementation Rules on the Grid-Connection Power Plant Assistance Services Administration in Northeast Area, which became effective on March 1, 2009. In addition, pursuant to the Renewable Energy Law of the PRC (the “Renewable Energy Law”), promulgated by SCNPC on February 28, 2005, amended on December 26, 2009, and effective on April 1, 2010, biomass energy is a type of renewable energy, the development and usage of which is a priority in energy development for China. Further, under the Renewable Energy Law, power companies shall enter into grid-connection agreements to purchase the electricity at full price from renewable energy power plants that have been constructed according to the renewable energy development and usage plan, and that have obtained administrative approval or have registered their records with electricity authorities. As of the date of this prospectus, we have completed filings with local electricity authority for information of our Tahe Biopower Plant construction project, and we have entered into a grid-connection agreement and electricity purchase agreements with State Grid Heilongjiang Electric Power Company Limited.

Pursuant to the Trial Rules of the Administration for the Price and Allocation of Cost of Renewable Energy Generation which was promulgated by SDRC on January 4, 2006, and became effective retrospectively on January 1, 2006, the price of biomass electricity is determined by the government. Renewable energy generation projects enjoy certain subsidy for 15 years starting from the date of operation. The manufacturing facility of Tahe Biopower Plant has been in operation since April 2014 and enjoyed a subsidy of RMB0.376 (approximately $0.054) per kWh.

PRC Regulations Relating to Environmental Protection

Currently there are no industrial standards in the PRC specifying the emission of pollutants for activated carbon production in effect. We are subject to the PRC environmental protection laws and regulations in general.

Pursuant to the Environmental Protection Law of the PRC (the “Environmental Protection Law”) promulgated by SCNPC on December 26, 1989, amended on April 24, 2014, and effective on January 1, 2015, any entity which discharges or will discharge pollutants during its course of operations or other activities must implement effective environmental protection safeguards and procedures to control and properly treat waste gases, waste water, waste residues, dust, malodorous gases, radioactive substances, noise and vibrations, electromagnetic radiation, and other hazards produced during such activities. Further, the PRC government also enacted various laws and regulations regarding various pollution prevention, including the Air Pollution Prevention and Control Law of the PRC promulgated by SCNPC on August 29, 1995, and last amended and effective on October 26, 2018, and the Water Pollution Prevention and Control Law of the PRC promulgated by SCNPC on May 11, 1984, last amended on June 27, 2017, and effective on January 1, 2018, together with the Environmental Protection Law, the “Environment Laws.” Environmental protection authorities impose various administrative penalties on persons or enterprises in violation of the Environment Laws. Such penalties include warnings, fines, orders to rectify within the prescribed period, orders to cease construction, orders to restrict or suspend production, orders to make recovery, orders to disclose relevant information or make an announcement, imposition of administrative action against relevant responsible persons, and orders to shut down enterprises. Any person or entity that pollutes the environment resulting in damage could also be held liable under the Tort Law of the PRC. In addition, environmental organizations may also bring lawsuits against any entity that discharges pollutants detrimental to the public welfare. Khingan Forasen obtained the License of Pollutant Discharges on February 27, 2020, which will be valid through February 26, 2023.

On October 27, 2016, the State Council circulated the Notice on Issuing the Work Plan for Greenhouse Gas Emission Control During the 13th Five-Year Plan Period (the “Work Plan”), which set out the key objectives to reduce, by 2020, carbon dioxide emissions per GDP unit by 18% of the 2015 emission level. In particular, the Work Plan requires that the cumulative decreasing number of carbon dioxide emissions shall be more than 110 billion tons, and that the chemical oxygen demand and ammonia emissions, and the nitrogen oxide and ammonia emissions decrease by 10% and 15%, respectively, of the 2015 emission level.

On March 2, 2018, the Ministry of Ecology and Environment of the PRC circulated the Draft Emission Standards of Activated Carbon Industrial Pollutants (the “Standards”) for public comments, the commenting period of which ended on April 8, 2018. While the Standards have not been passed, once it is enacted, our production of activated carbon will be subject to high standards on pollution emissions. See “Risk Factors—Risks Related to Our Business—Compliance with environmental and other laws and regulations could result in significant costs and liabilities.”

PRC Regulations Relating to Work Safety and Fire Control

Work Safety

Under relevant construction safety laws and regulations, including the Work Safety Law of the PRC which was promulgated by the SCNPC on June 29, 2002, last amended on August 31, 2014, and effective as of December 1, 2014, production and operating business entities must establish objectives and measures for work safety and improve the working environment and conditions for workers in a planned and systematic way. A work safety protection scheme must also be set up to implement the work safety job responsibility system. In addition, production and operating business entities must arrange work safety training and provide the employees with protective equipment that meets the national standards or industrial standards. As of the date of this prospectus, we have established internal work safety procedures to ensure the work environment and conditions for our workers in the PRC.

Fire Control

Pursuant to the Fire Protection Law of the PRC, which was promulgated by the SCNPC on April 29, 1998, and amended on October 28, 2008, and on April 23, 2019, the construction entity of a large-scale crowded venue (including the construction of a manufacturing factory that is over 2,500 square meters) and other special construction projects must apply for fire prevention design review with fire control authorities, and complete fire assessment inspection and acceptance procedures after the construction project is completed. The construction entity of other construction projects must complete the filing for fire prevention design and the fire safety completion inspection and acceptance procedures within seven business days after obtaining the construction work permit and passing the construction completion inspection and acceptance. If the construction entity fails to pass the fire safety inspection before such venue is put into use, or fails to conform to the fire safety requirements after such inspection, it shall be subject to (i) orders to suspend the construction of the projects, use of such projects, or operation of relevant business; and (ii) a fine ranging between RMB30,000 and RMB300,000.

PRC Regulations Relating to Land and the Development of Construction Projects

Land Use Rights

Under the Interim Regulations on Assignment and Transfer of the Rights to Use the State-owned Urban Land, promulgated by the State Council on May 19, 1990, a system of assignment and transfer of the right to use state-owned land was adopted. A land user must pay land premiums to the state as consideration for the assignment of the right to use a land site within a certain term, and the land user who obtained the right to use the land may transfer, lease out, mortgage, or otherwise commercially exploit the land within the term of use. Under the Interim Regulations on Assignment and Transfer of the Rights to the Use of the State-Owned Urban Land and the Law of the PRC on Urban Real Estate Administration, the local land administration authority may enter into an assignment contract with the land user for the assignment of land use rights. The land user is required to pay the land premium as provided in the assignment contract. After the full payment of the land premium, the land user must register with the land administration authority and obtain a land use rights certificate which evidences the acquisition of land use rights. In December 2018, we made full payment of the land premium for the assignment of the use rights of the land where our Manzhouli facility will be located, and obtained the land use rights certificate for a term starting on November 16, 2018, and ending on November 16, 2068.

Planning of a Construction Project

For the construction of our Manzhouli facility, pursuant to the Regulations on Planning Administration regarding Assignment and Transfer of the Rights to Use the State-Owned Land in Urban Areas promulgated by the Ministry of Construction in December 1992 and amended in January 2011, a construction land planning permit shall be obtained from the municipal planning authority with respect to the planning and use of land. According to the Urban and Rural Planning Law of PRC promulgated by the SCNPC on October 28, 2007, and last amended on April 23, 2019, a construction work planning permit must be obtained from the competent urban and rural planning government authority for the construction of any structure, fixture, road, pipeline, or other engineering projects within an urban or rural planning area. After obtaining a construction work planning permit, subject to certain exceptions, a construction enterprise must apply for a construction work commencement permit from the construction authority under the local government at the county level or above in accordance with the Administrative Provisions on Construction Permit of Construction Projects promulgated by the Ministry of Housing and Urban-Rural Development (the “MOHURD”) on June 25, 2014, and amended on September 28, 2018. Failure to obtain such permits will subject the construction enterprise to penalties including suspension or termination of the construction and demolition of the constructed structures, as well as fines up to 10% of costs of the construction project.

Pursuant to the Administrative Measures for Reporting Details Regarding Acceptance Examination upon Completion of Buildings and Municipal Infrastructure promulgated by the Ministry of Construction on April 4, 2000, and amended on October 19, 2009, and the Provisions on Acceptance Examination upon Completion of Buildings and Municipal Infrastructure promulgated and implemented by the MOHURD on December 2, 2013, upon the completion of a construction project, the construction enterprise must submit an application to the competent department in the local government at the county level or above where the project is located, for examination upon completion of building and for filing purpose, and to obtain the filing form for acceptance and examination upon completion of construction project. Failure to apply for examination may be subject to fines between RMB200,000 to RMB500,000; and failure to submit its filing form for acceptance may be subject to fines between RMB10,000 to RMB50,000.

As of the date of this prospectus, we have obtained the construction planning permit and the construction work commencement permit. Our Manzhouli facility is currently under construction. Because the constructible season during a year is usually very short in Manzhouli City for the reason of cold weather, we may not be able to complete the construction of the Manzhouli facility within the terms specified by the construction planning permit and/or the construction work commencement permit, in which case we cannot guarantee that we will be able to successfully extend the terms of such permits or renew such permits. Further, upon the completion of the construction, we are required to apply for the construction acceptance examination. Any failures in obtaining such required licenses, permits, or certificates at various phrases of the construction could subject us to fines and penalties including suspension of our construction, which may have a material effect on our financial and operational conditions. See “Risk Factors—Risks Related to Our Business—We may incur delays and budget overruns with respect to a facility under construction. Any such delays or cost overruns may have a material adverse effect on our operating results.”

PRC Regulations Relating to Foreign Investment

Investment activities in the PRC by foreign investors were principally governed by the Guidance Catalogue of Industries for Foreign Investment, promulgated and as amended from time to time by MOFCOM and NDRC, which was later divided into two legal documents, including the Catalog of Industries for Encouraged Foreign Investment, or the “Encouraged Catalog,” and the Special Administrative Measures for Access of Foreign Investment (Negative List), or the “Negative List.” The current Encouraged Catalog and Negative List were both promulgated by MOFCOM and NDRC on June 30, 2019, and became effective on July 30, 2019. Industries listed in the Negative List are divided into two categories: restricted and prohibited. Industries not listed in the Negative List are generally constituted “permitted,” and are open to foreign investment unless specifically restricted by other PRC regulations. For restricted industries, some are limited to equity or contractual joint ventures, while in some cases Chinese partners are required to hold the majority interests in such joint ventures. In addition, restricted category projects are subject to higher-level government approvals. Foreign investors are not allowed to invest in industries in the prohibited category. The latest Negative List was released by MOFCOM and NDRC on June 30, 2020 and became effective on July 23, 2020. Pursuant to the current and the updated Negative Lists, the production and sale of activated carbon as well as the production of biomass electricity are permitted industries.

The establishment, operation, and management of corporate entities in the PRC is governed by the PRC Company Law, which was initially promulgated by the SCNPC on December 29, 1993, and came into effect on July 1, 1994, and was last amended on October 26, 2018, and became effective on the same day. The PRC Company Law generally governs two types of companies—limited liability companies and joint stock limited companies. The PRC Company Law shall also apply to foreign-invested companies. Where laws on foreign investment have other stipulations, such stipulations shall prevail. The establishment procedures, approval or record-filing procedures, registered capital requirements, foreign exchange matters, accounting practices, taxation and labor matters of a wholly foreign-owned enterprise are regulated by the Wholly Foreign-Owned Enterprise Law of the PRC, or the “WFOE Law,” promulgated on April 12, 1986, and amended on October 31, 2000, and September 3, 2016, and the Rules for the Implementation of the WFOE Law, promulgated on December 12, 1990, and amended on April 12, 2001, and February 19, 2014. According to the amendments to the WFOE law in 2016, for a wholly foreign-owned enterprise which the special entry management system does not apply to, its establishment, operation duration and extension, separation, merger or other major changes shall be reported for record. Pursuant to the Provisional Administrative Measures for Record-filing Administration of the Establishment and Change of Foreign-Invested Enterprises, or the “Provisional Measures,” promulgated by MOFCOM on October 8, 2016 (as amended), establishment and modifications of foreign invested enterprises which are not subject to the approval under the special entry management measures shall be filed with the delegated commercial authorities.

On March 15, 2019, NPC passed the new Foreign Investment Law of the PRC and, on December 26, 2019, the State Council passed the new Implementation Regulations for the Foreign Investment Law of the PRC (collectively with the Foreign Investment Law of the PRC, the “FIL”), both of which became effective on January 1, 2020. The FIL sets out the definitions of foreign investment and the framework for promotion, protection and administration of foreign investment activities. Since its effectiveness in January 2020, the FIL has replaced the three existing PRC laws on foreign investment, namely the Law on Sino-Foreign Equity Joint Ventures (the “EJV Law”), the Law on Sino-Foreign Contractual Joint Ventures (the “CJV Law”), and the WFOE Law (together with the EJV Law and the CJV Law, the “Three FDI Laws”). Pursuant to the FIL, starting on January 1, 2020, the organization form, corporate structure, and operating rules of newly established FIEs are subject to the PRC Company Law and the PRC Partnership Enterprise Law, depending on their form of business organization. For existing FIEs established under the Three FDI Laws, such as our WFOEs including Zhejiang CN Energy and Manzhouli CN Energy, their corporate structure may remain unchanged for five years. Upon the expiration of the five-year transition period, all FIEs will be governed by the PRC Company Law or the PRC Partnership Enterprise Law. We believe that the FIL will have very limited impact on our WFOEs’ corporate governance, as the organizational form and corporate structure of WFOEs have been governed by the PRC Company Law since 2006.

PRC Regulations Relating to Foreign Exchange

General Administration of Foreign Exchange

The principal regulations governing foreign currency exchange in China are the PRC Foreign Exchange Administration Regulations, which were promulgated on January 29, 1996, and most recently amended on August 5, 2008, issued by SAFE and other relevant PRC government authorities. Pursuant to the PRC Foreign Exchange Administration Regulations, RMB is convertible into other currencies for current account items, such as trade-related receipts and payments and payment of interest and dividends. The conversion of RMB into other currencies and remittance of the converted foreign currency outside the PRC for capital account items, such as direct equity investments, loans, and repatriation of investment, requires the prior approval from SAFE or its local office.

Payments for transactions that take place within the PRC must be made in RMB. Unless otherwise approved, PRC companies may not repatriate foreign currency payments received from abroad or retain the same abroad. FIEs may retain foreign exchange in accounts with designated foreign exchange banks under the current account items subject to a cap set by SAFE or its local office. Foreign exchange proceeds under the current accounts may be either retained or sold to a financial institution engaged in settlement and sale of foreign exchange pursuant to relevant SAFE rules and regulations. For foreign exchange proceeds under the capital accounts, approval from SAFE is generally required for the retention or sale of such proceeds to a financial institution engaged in settlement and sale of foreign exchange.

Since 2012, SAFE has promulgated several circulars to substantially amend and simplify the current foreign exchange procedure. Pursuant to the Circular of SAFE on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment, or “SAFE Circular 59,” promulgated by SAFE on November 19, 2012, which became effective on December 17, 2012, and was further amended on May 4, 2015, approval of SAFE is not required for opening a foreign exchange account and depositing foreign exchange into the accounts relating to direct investments. SAFE Circular 59 also simplified foreign exchange-related registration required for foreign investors to acquire the equity interests of Chinese companies and further improve the administration on foreign exchange settlement for FIEs. The Circular on Further Simplifying and Improving the Foreign Currency Management Policy on Direct Investment, or “SAFE Circular 13,” effective from June 1, 2015, cancelled the administrative approvals of foreign exchange registration of direct domestic investment and direct overseas investment and simplified the procedure of foreign exchange-related registration. Pursuant to SAFE Circular 13, the investors shall register with banks for direct domestic investment and direct overseas investment.

The Circular on Reforming the Management Approach regarding the Settlement of Foreign Capital of Foreign-invested Enterprise, or “SAFE Circular 19,” which was promulgated by SAFE on March 30, 2015, and became effective on June 1, 2015, provides that an FIE may, according to its actual business needs, settle with a bank the portion of the foreign exchange capital in its capital account for which the relevant foreign exchange administration has confirmed monetary capital contribution rights and interests (or for which the bank has registered the injection of the monetary capital contribution into the account). Pursuant to SAFE Circular 19, for the time being, FIEs are allowed to settle 100% of their foreign exchange capital on a discretionary basis; an FIE shall truthfully use its capital for its own operational purposes within the scope of business; where an ordinary FIE makes domestic equity investment with the amount of foreign exchanges settled, the invested enterprise must first go through domestic re-investment registration and open a corresponding account for foreign exchange settlement pending payment with the foreign exchange administration or the bank at the place where it is registered. SAFE later promulgated the Circular on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or “SAFE Circular 16,” effective on June 9, 2016, which reiterates some of the rules set forth in SAFE Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to issue loans to non-associated enterprises. Violations of SAFE Circular 19 or Circular 16 could result in administrative penalties such as restrictions on foreign exchange activities of such enterprises.

According to the Provisional Measures, the Administrative Rules on the Company Registration which was promulgated by the State Council on June 24, 1994, became effective on July 1, 1994, and was most recently amended on February 6, 2016, and other laws and regulations governing the foreign invested enterprises and company registrations, the establishment of a foreign invested enterprise and any capital increase and other major changes in a foreign invested enterprise shall be registered with the State Administration for Market Regulation (the “SAMR”) or its local counterparts, and shall be filed via the foreign investment comprehensive administrative system, or the “FICMIS,” if such foreign invested enterprise does not involve special access administrative measures prescribed by the PRC government.

Pursuant to SAFE Circular 13 and other laws and regulations relating to foreign exchange, when setting up a new foreign invested enterprise, the foreign invested enterprise shall register with the bank located at its registered place after obtaining the business license, and if there is any change in capital or other changes relating to the basic information of the FIE, including without limitation any increase in its registered capital or total investment, the foreign invested enterprise must register such changes with the bank located at its registered place after obtaining approval from or completing the filing with competent authorities. Pursuant to the relevant foreign exchange laws and regulations, the above-mentioned foreign exchange registration with the banks will typically take less than four weeks upon acceptance of the registration application.

Based on the foregoing, if we intend to provide funding to our wholly foreign owned subsidiaries through capital injection at or after their establishment, we must register the establishment of and any subsequent capital increase in our wholly foreign owned subsidiaries with the SAMR or its local counterparts, file such via the FICMIS, and register such with the local banks for the foreign exchange related matters. Once the FIL becomes effective, pursuant to Article 21 of the FIL, foreign investors will be free to remit profits, capital gains, income from asset disposal, or intellectual property royalties into and out of China in accordance with PRC laws. While there have not been any detailed rules issued on this regard, we do not expect that foreign investors will be able to freely remit funds into or out of China without any limitation. However, we do expect that foreign investors will enjoy more convenience when remitting their profits out of China.

Loans by Foreign Companies to their PRC Subsidiaries

A loan made by foreign investors as shareholders in a foreign invested enterprise is considered to be a foreign debt in China and is regulated by various laws and regulations, including the PRC Foreign Exchange Administration Regulations, the Interim Provisions on the Management of Foreign Debts, the Statistical Monitoring of Foreign Debts Tentative Provisions, the Detailed Rules for the Implementation of Provisional Regulations on Statistics and Supervision of External Debt, and the Administrative Measures for Registration of Foreign Debts, together, the “Foreign Debts Provisions.” Under the Foreign Debts Provisions, a shareholder loan in the form of a foreign debt made to its PRC subsidiary does not require the prior approval of SAFE. However, such a foreign debt must be registered with and recorded by SAFE or its local branches within 15 business days after entering into the foreign debt contract. Further, the balance of the foreign debts of a foreign invested enterprise shall not exceed the difference between the total investment and the registered capital of the foreign invested enterprise, or the “Total Investment and Registered Capital Balance.”

On January 12, 2017, PBOC issued PBOC Notice No. 9, which sets out the statutory upper limit on the foreign debts for PRC non-financial entities, including both FIEs and domestic-invested enterprises. Pursuant to PBOC Notice No. 9, the foreign debt upper limit for both foreign-invested and domestic-invested enterprise is calculated as twice the amount of the net asset of such enterprises. As to net assets, the companies shall take the net assets value stated in their latest audited financial statement. PBOC Notice No. 9 does not supersede the Foreign Debts Provisions. Pursuant to PBOC Notice No. 9, PBOC and SAFE shall reevaluate the calculation method for FIEs and determine what the applicable calculation method would be. As of the date of this prospectus, neither PBOC nor SAFE has issued and made public any further rules, regulations, notices, or circulars in this regard. It is uncertain which mechanism will be adopted by PBOC and SAFE in the future and what statutory limits will be imposed on us when providing loans to our PRC subsidiaries. Under current practice, the relevant authorities are likely to allow FIEs, such as our PRC subsidiaries, to choose the calculation method either under the Foreign Debts Provisions or PBOC Notice No. 9 until any new regulation is issued. After the FIL becomes effective, however, it is uncertain whether the concept of “total investment” will still exist and whether the foreign debt quota will still be subject to the total Investment and Registered Capital Balance of an FIE or it will be replaced by the new mode introduced under PBOC Notice No. 9. As of the date of this prospectus, our PRC subsidiaries do not have any foreign debts owed to their foreign investor Energy Holdings.

Dividend Distribution

The principal laws and regulations regulating the distribution of dividends by FIEs in the PRC include the FIL and PRC Company Law and their implementation regulations. Under the current regulatory regime in the PRC, FIEs in the PRC may pay dividends only out of their retained earnings, if any, determined in accordance with the PRC accounting standards and regulations. A PRC company is required to set aside at least 10% of its after-tax profits as statutory reserve funds, until the cumulative amount of such reserve funds reaches 50% of its registered capital, unless laws regarding foreign investment provide otherwise. A PRC company shall not distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year.

PRC Regulations Relating to Offshore Investments by PRC Residents

SAFE promulgated the SAFE Circular 37 in July 2014 that requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore SPV undergoes material events relating to any change of basic information (including change of such PRC citizens or residents, name and operation term), increases or decreases in investment amount, transfers or exchanges of shares, or mergers or divisions.

The SAFE Circular 37 was issued to replace Circular 75 (the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Financing and Round-trip Investments via Overseas Special Purpose Vehicles). SAFE further enacted the Notice on Further Simplifying and Improving the Foreign Exchange Management Policies for Direct Investment effective from June 1, 2015, which allows PRC residents or entities to register with qualified banks in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. However, remedial registration applications made by PRC residents that previously failed to comply with the SAFE Circular 37 continue to fall under the jurisdiction of the relevant local branch of SAFE. In the event that a PRC shareholder holding interests in a SPV fails to fulfill the required SAFE registration, the PRC subsidiaries of that SPV may be prohibited from distributing profits to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the SPV may be restricted in its ability to contribute additional capital into its PRC subsidiary. Moreover, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls. As of the date of this prospectus, four of our beneficial owners who are PRC residents have completed the registrations required by the SAFE Circular 37.

PRC Regulations on Mergers and Acquisitions and Overseas Listing

On August 8, 2006, six PRC governmental and regulatory agencies, including the MOFCOM and the CSRC, promulgated the Rules on Acquisition of Domestic Enterprises by Foreign Investors, or the “M&A Rules,” governing the mergers and acquisitions of domestic enterprises by foreign investors, which became effective on September 8, 2006, and was revised on June 22, 2009. The M&A Rules, among other things, require that if an overseas company established or controlled by PRC companies or individuals, or “PRC Citizens,” intends to acquire equity interests or assets of any other PRC domestic company affiliated with PRC Citizens, such acquisition must be submitted to the MOFCOM for approval. The M&A Rules also requires that an offshore special vehicle, or a SPV formed for overseas listing purposes and controlled directly or indirectly by the PRC companies or individuals, shall obtain the approval of the CSRC prior to overseas listing and trading of such SPV’s securities on an overseas stock exchange. See “Risk Factors— Risks Relating to Doing Business in the PRC—The approval of the China Securities Regulatory Commission may be required in connection with this offering under a regulation adopted in August 2006, and, if required, we cannot assure you that we will be able to obtain such approval, in which case there would be sanctions against our Company.”

PRC Regulations Relating to Taxation

Enterprise Income Tax

On March 16, 2007, the SCNPC promulgated the EIT Law which came into effect on January 1, 2008, and was later amended on February 24, 2017, and December 29, 2018, and on December 6, 2007, the State Council enacted the Regulations for the Implementation of the Enterprise Income Tax Law which was amended and became effective on April 23, 2019. Under the EIT Law, both resident enterprises and non-resident enterprises are subject to tax in the PRC. Resident enterprises are defined as enterprises that are established in China in accordance with PRC laws, or that are established in accordance with the laws of foreign countries but are actually or in effect controlled from within the PRC. Non-resident enterprises are defined as enterprises that are organized under the laws of foreign countries and whose actual management is conducted outside the PRC, but have established institutions or premises in the PRC, or have no such established institutions or premises but have income generated from inside the PRC. Under the EIT Law and relevant implementing regulations, a uniform corporate income tax rate of 25% is applied. However, if non-resident enterprises have not formed permanent establishments or premises in the PRC, or if they have formed permanent establishment or premises in the PRC but there is no actual relationship between the relevant income derived in the PRC and the established institutions or premises set up by them, enterprise income tax is set at the rate of 20% with respect to their income sourced from inside the PRC.

Value-Added Tax

The Provisional Regulations of the PRC on Value-Added Tax were promulgated by the State Council on December 13, 1993, came into effect on January 1, 1994, and were last amended on November 19, 2017, and the Detailed Rules for the Implementation of the Provisional Regulations of the PRC on Value-Added Tax was promulgated by the Ministry of Finance on December 15, 2008, effective on January 1, 2009, and amended on October 28, 2011 (collectively, the “VAT Laws”). On November 19, 2017, the State Council promulgated the Decisions on Abolishing the Provisional Regulations of the PRC on Business Tax and Amending the Provisional Regulations of the PRC on Value-Added Tax, or the “Order 691.” According to the VAT Laws and the Order 691, all enterprises and individuals engaged in the sale of goods, the provision of processing, repair and replacement services, sales of services, intangible assets, real property, and the importation of goods within the territory of the PRC are the taxpayers of value-added taxes. The valued-added tax rates generally applicable are simplified as 13%, 9%, 6%, and 0%, and the value-added tax rate applicable to the small-scale taxpayers is 3%.

Tax Incentives

On January 29, 2016, the PRC Ministry of Science and Technology, the Ministry of Finance, and the SAT jointly enacted the Administrative Measures for Certification of High and New Technology Enterprises (2016 Amendment) (the “Measures for High-Tech Enterprises”), which repealed the previous measures issued in 2008, and became effective retroactively on January 1, 2016. Under the EIT Law and the Measures for High-Tech Enterprises, certain qualified high-tech companies may benefit from a preferential tax rate of 15% if they own core intellectual properties and their business fall into certain industries that are strongly supported by the PRC government and recognized by certain departments of the State Council. Khingan Forasen was granted the HNTE qualification effective on November 15, 2016, for a three-year term, and enjoyed a preferential enterprise income tax rate of 15% during this period. Khingan Forasen’s HNTE qualification was reapproved on December 3, 2019 and Khingan Forasen continues to enjoy the reduced income tax rate for the next three years. There can be no assurance, however, that Khingan Forasen will continue to meet the qualifications and successfully renew its HNTE qualification upon its expiry. In addition, there can be no guaranty that relevant governmental authorities will not revoke Khingan Forasen’s HNTE status in the future.

Since the 1980s, the PRC has incentivized the “comprehensive utilization of resources,” which means using nonhazardous wastes as inputs to production, to create environmental benefits by avoiding disposal impacts, mitigating manufacturing impacts, and conserving undeveloped resources. Pursuant to the Notice on the Issues Concerning the Implementation of the Catalogue of Comprehensive Utilization of Resources Entitling Enterprises to Income Tax Preferences issued by the Ministry of Finance and the SAT on September 23, 2008, effective retrospectively on January 1, 2008, the EIT Law, and other relevant rules and regulations, incomes gained by an enterprise from producing products that are in compliance with the relevant national or industrial standards by using resources listed in the catalogue as main raw materials, are subject to a 10% reduction in calculating its taxable income. Khingan Forasen’s production of biomass electricity enjoys such a tax incentive. Further, according to the Notice of the Ministry of Finance and the SAT on Issuing the Catalogue of Value-Added Tax Preferences for Products and Labor Services for Comprehensive Utilization of Resources Incomes (the “Comprehensive Utilization of Resources Catalogue”) promulgated on June 12, 2015, and effective on the same day, taxpayers who are engaged in the sale of products made by themselves and the provision of services through comprehensive utilization of resources as listed in the Comprehensive Utilization of Resources Catalogue may enjoy the benefit of an immediate refund upon their payments of value-added taxes. Khingan Forasen’s use of forestry residues in the productions of activated carbon, which is listed in the Comprehensive Utilization of Resources Catalogue referred above, allows Khingan Forasen to enjoy a 70% refund upon its payment of value-added taxes each time.

Dividend Withholding Tax

The EIT Law provides that since January 1, 2008, an income tax rate of 10% will normally be applicable to dividends declared to non-PRC resident investors which do not have an establishment or place of business in the PRC, or which have such establishment or place of business but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends are derived from sources within the PRC.

Pursuant to an Arrangement Between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Incomes, or the “Double Tax Avoidance Arrangement,” and other applicable PRC laws, if a Hong Kong resident enterprise is determined by the competent PRC tax authority to have satisfied the relevant conditions and requirements under such Double Tax Avoidance Arrangement and other applicable laws, the 10% withholding tax on the dividends the Hong Kong resident enterprise receives from a PRC resident enterprise may be reduced to 5%.

However, based on the SAT Circular 81 promulgated on February 20, 2009, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such a reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment. The SAT further released several circulars including the Notice on How to Understand and Recognize the “Beneficial Owner” in Tax Treaties (the “SAT Circular 601) which listed seven unfavorable factors for the determination of “beneficial owner,” and the Announcement on the Recognition of the “Beneficial Owner” in Tax Treaties (the “SAT Announcement 30”) which provided a safe harbor rule for qualified non-tax residents to enjoy treaty benefits on dividends. Nevertheless, taxpayers and local-level tax authorities in China encountered numerous technical and practical problems when dealing with beneficial owner related cases due to lack of clearer guidance.

The SAT Circular 601 and the SAT Announcement 30 were abolished by the Circular on Relevant Questions Regarding the “Beneficial Owner” in Tax Treaties, which was issued on February 3, 2018, by the SAT and became effective on April 1, 2018 (the “SAT Circular 9”). According to the SAT Circular 9, when determining the applicant’s status of the “beneficial owner” regarding tax treatments in connection with dividends, interests or royalties in the tax treaties, several factors will be taken into account and analyzed according to the actual circumstances of the specific cases, including without limitation, whether the applicant is obligated to pay more than 50% of his or her income in 12 months to residents in a third country or region, whether the business operated by the applicant constitutes the actual business activities, and whether the counterparty country or region to the tax treaties grants tax exemption on relevant incomes or levies tax at an extremely low rate. The SAT Circular 9 further provides that applicants who intend to prove their status of the “beneficial owner” shall submit the relevant documents to the relevant tax bureau according to the Announcement on Issuing the Measures for the Administration of Non-Resident Taxpayers’ Enjoyment of the Treatment under Tax Agreements.

Tax on Indirect Transfer

On February 3, 2015, the SAT issued the Circular on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises, or “SAT Bulletin 7.” Pursuant to SAT Bulletin 7, an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises, may be re-characterized and treated as a direct transfer of PRC taxable assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. When determining whether there is a “reasonable commercial purpose” of the transaction arrangement, features to be taken into consideration include, inter alia, whether the main value of the equity interest of the relevant offshore enterprise derives directly or indirectly from PRC taxable assets; whether the assets of the relevant offshore enterprise mainly consists of direct or indirect investment in China or if its income is mainly derived from China; and whether the offshore enterprise and its subsidiaries directly or indirectly holding PRC taxable assets have real commercial nature which is evidenced by their actual function and risk exposure. According to the SAT Bulletin 7, where the payer fails to withhold any or sufficient tax, the transferor shall declare and pay such tax to the tax authority by itself within the statutory time limit. Late payment of applicable taxes will subject the transferor to default interest. The SAT Bulletin 7 does not apply to transactions of sale of shares by investors through a public stock exchange where such shares were acquired on a public stock exchange. On October 17, 2017, the SAT issued the Circular on Issues of Tax Withholding regarding Non-PRC Resident Enterprise Income Tax, or SAT Circular 37, which further elaborates the relevant implemental rules regarding the calculation, reporting and payment obligations of the withholding tax by the non-resident enterprises. Nonetheless, there remain uncertainties as to the interpretation and application of the SAT Bulletin 7. The SAT Bulletin 7 may be determined by the tax authorities to be applicable to our offshore transactions or sale of our shares or those of our offshore subsidiary where non-resident enterprises, being the transferors, were involved. See “Risk Factors— Risks Relating to Doing Business in the PRC— We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.”

PRC Regulations Relating to Intellectual Property Rights

Patent Law

According to the Patent Law of the PRC (2008 Amendment), the State Intellectual Property Office is responsible for administering patent law in the PRC. The patent administration departments of provincial, autonomous region, or municipal governments are responsible for administering patent law within their respective jurisdictions. The Chinese patent system adopts a first-to-file principle, which means that when more than one person files different patent applications for the same invention, only the person who files the application first is entitled to obtain a patent of the invention. To be patentable, an invention or a utility model must meet three criteria: novelty, inventiveness, and practicability. A patent is valid for 20 years in the case of an invention and 10 years in the case of utility models and designs.

Trademarks

Registered trademarks are protected under the Trademark Law of the PRC, promulgated by SCNPC on August 23, 1982, last amended on April 23, 2019, and effective on November 1, 2019, and the Implementation Regulations of the Trademark Law of the PRC, promulgated by the State Council on August 3, 2002, and amended on April 29, 2014. Trademarks are registered with the Trademark Office of the State Administration for Industry and Commerce. Where registration is sought for a trademark that is identical or similar to another trademark that has already been registered or given preliminary examination and approval for use in the same or similar category of commodities or services, the application for registration of the former trademark could be rejected. Trademark registrations are effective for a renewable ten-year period, unless otherwise revoked.

Domain Names

The Ministry of Industry and Information Technology (the “MIIT”) promulgated the Administration Measures of Internet Domain Names (the “Domain Name Measures”) on August 24, 2017, which came into force on November 1, 2017. China Internet Network Information Center promulgated the Implementing Rules on Registration of Domain Names (2012 Amendment) on May 28, 2012, which became effective on the next day, and the Measures on National Top Level Domain Name Disputes Resolution on November 21, 2014, which became effective on the same day. Pursuant to these laws, regulations, and administrative rules, domain names registrations are processed through domain names service agencies established under the relevant regulations, and applicants become domain name holders upon successful registration.

See “Risk Factors—Risks Related to Our Business—Disclosure of our trade secrets and other proprietary information, or a failure to adequately protect these or our other intellectual property rights, could result in increased competition and have a material adverse effect on our business and financial results.”

PRC Regulations Relating to Labor and Social Welfare

Labor Protection

The Labor Contract Law of the PRC, or the “Labor Contract Law,” which was promulgated on January 1, 2008, amended on December 28, 2012, and became effective on July 1, 2013, is primarily aimed at regulating rights and obligations in employer and employee relationship, including the establishment, performance and termination of labor contracts. Pursuant to the Labor Contract Law, labor contracts shall be concluded in writing if labor relationships are to be or have been established between employers and the employees. Employers are prohibited from forcing employees to work above certain time limit and employers shall pay employees for overtime work in accordance to national regulations. In addition, employee wages shall be no lower than local standards on minimum wages and must be paid to employees in a timely manner. See “Risk Factors— Risks Relating to Doing Business in the PRC—Increases in labor costs in the PRC may adversely affect our business and our profitability.”

Social Insurance and Housing Fund

As required under the Regulation of Insurance for Labor Injury implemented on January 1, 2004, and amended in 2010, the Provisional Measures for Maternity Insurance of Employees of Corporations implemented on January 1, 1995, the Decisions on the Establishment of a Unified Program for Old-Aged Pension Insurance of the State Council issued on July 16, 1997, the Decisions on the Establishment of the Medical Insurance Program for Urban Workers of the State Council promulgated on December 14, 1998, the Unemployment Insurance Measures promulgated on January 22, 1999, and the Social Insurance Law of the PRC implemented on July 1, 2011, and last amended on December 29, 2018, employers are required to provide their employees in the PRC with welfare benefits covering pension insurance, unemployment insurance, maternity insurance, labor injury insurance, and medical insurance. These payments are made to local administrative authorities. Any employer that fails to make social insurance contributions may be ordered to rectify the non-compliance and pay the required contributions within a prescribed time limit and be subject to a late fee. If the employer still fails to rectify the failure to make the relevant contributions within the prescribed time, it may be subject to a fine ranging from one to three times the amount overdue.

On July 20, 2018, the General Office of the CPC Central Committee and the General Office of the State Council jointly issued the Reform Plan of the State Tax and Local Tax System, which specified that starting January 1, 2019, local tax authorities would become the administration authority for social insurance, and such payments shall be made to the local tax authorities. On November 16, 2018, the State Administration of Taxation released the Notice of Certain Measures on Further Supporting and Serving the Development of Private Economy, which provided that the policy for social insurance shall remain stable and the State Administration of Taxation will pursue to lower the social insurance contribution rates with the relevant authorities, and ensure the overall burden of social insurance contribution on enterprises will be lowered. With regard to the arrearages of contributors, including private enterprises, for the previous years, centralized settlement shall not be organized or implemented without authorization. On November 22, 2018, NDRC, PBOC, and 26 other regulatory departments jointly circulated the Notice of the Memorandum of Understanding Regarding the Implementation of Joint Discipline on Severe Discredited Enterprises and Relevant People in the of Social Insurance, which confirmed that the relevant authorities would publicize an enterprise’s severe discredit in social insurance payments through official website, limit its government financial support, and limit its opportunities in participation of government projects.

In accordance with the Regulations on the Management of Housing Fund which was promulgated by the State Council in 1999, amended on March 24, 2019, and became effective on the same day, employers must register at the designated administrative centers and open bank accounts for depositing employees’ housing funds. Employer and employee are also required to pay and deposit housing funds, with an amount no less than 5% of the monthly average salary of the employee in the preceding year in full and on time.

See “Risk Factors—Risks Relating to Doing Business in the PRC—We are not in compliance with the PRC’s regulations relating to employee benefit plans, and as a result, we may be subject to penalties if we are not able to remediate the non-compliance.”

MANAGEMENT

Set forth below is information concerning our directors, executive officers, and other key employees.

The following individuals are members of the Board and executive management of the Registrant.

Name	Age	Position(s)
Kangbin Zheng	57	Chief Executive Officer, Chairman of the Board, and Director
Ye Ren	33	Chief Financial Officer
Mei Cai	41	Director
Phillip Connelly	67	Independent Director
Wenbiao Zhang	53	Independent Director
Jian Chen	51	Independent Director

The following is a brief biography of each of our executive officers and directors:

Mr. Kangbin Zheng has been our director since April 2020 and our chief executive officer and chairman of the Board since June 2020. From August 2014 to July 2020, Mr. Zheng served as the chief executive officer of Beijing Future Ark Consulting Co., Ltd. and managed its strategies and daily operations. From January 2007 to July 2014, Mr. Zheng served as the director for private sector operations in China of the Asian Development Bank. From June 1986 to January 2007, Mr. Zheng worked at the World Bank Group on corporate strategy and resource management, risk management, investment projects, and economic and policy work. From February 2017 to June 2020, Mr. Zheng served as an independent director of Farmmi, Inc., a Nasdaq listed company. Mr. Zheng received his Ph.D. in Economics from Georgetown University in 1992, his master’s degree in Business from Wuhan University in 1985, and his bachelor’s degree in Mathematics from Hubei University in 1982.

Ms. Ye Ren has been our chief financial officer since August 2019 and is responsible for supervising our finance team, reviewing and approving financial and accounting transactions, and IPO financial regulation compliance. From April 2017 to July 2018, Ms. Ren served as the Deputy Finance Manager of Zhejiang Yongning Pharmaceutical Co., Ltd., where she was responsible for department budget and internal control. From December 2014 to March 2017, Ms. Ren served as an assistant of the chief financial officer of Tantech Holdings Ltd. From October 2013 to November 2015, Ms. Ren served as a senior auditor of Pan-China Certificated Public Accountants LLP. Ms. Ren obtained her bachelor’s degree in Business Administration from George Fox University in 2010 and her master’s degree in Accountancy from the University of South Carolina in 2013.

Ms. Mei Cai has been our director since August 2019. Ms. Cai has served as the Chief Financial Officer of Jowell Global Ltd., an e-commerce platform, since November 15, 2020. From July 23, 2019 to November 11, 2020, Ms. Cai served as the Chief Financial Officer of China Eco-Materials Group Co., Limited, a manufacturer and distributor of construction materials. From October 2017 to July 22, 2019, Ms. Cai served as an accounting consultant and advisor of Wealth Financial Services LLC. From December 2013 to September 2017, Ms. Cai served as an auditor and subsequently as an audit manager of Friedman, LLP. From December 2006 to November 2013, Ms. Cai served as an auditor and subsequently as an audit manager of Patrizio & Zhao, LLC. Ms. Cai obtained her bachelor’s degree in Economic Management from Jiangsu Radio & TV University in 2003.

Mr. Phillip Connelly has been our independent director since April 2020. Mr. Connelly retired from his position as the executive vice chancellor of Wenzhou-Kean University in March 2018, where he oversaw the complete operations of the university in accordance with the direction established in its strategic plan since July 2008. From September 2002 to June 2008, Mr. Connelly served as the vice-president for administration and finance of Kean University, and was responsible for the operations of the divisions of financial services, computer services, facilities maintenance, campus planning, campus safety, and human resources. Mr. Connelly received his Master of Business Administration degree in Finance from Fordham University in 1985 and his bachelor’s degree in Accounting from Rutgers University in 1981.

Mr. Wenbiao Zhang has been our independent director since August 2019. Mr. Zhang is an experienced researcher in the areas of bamboo charcoal and biomass energy, who published over 60 papers on Chinese and international journals, owns 10 patents in the PRC, and has been a committee member of multiple bamboo material related organizations. Mr. Zhang has been a professor and doctorial supervisor of Zhejiang A&F University since July 2002, whose research focuses on the pyrolysis of biomass in bamboo, biochar and its functional composites, and the production of clean energy from biomass. Mr. Zhang has served as an independent director of Jiangshan Oupai Door Co., Ltd., a public company in the PRC since October 2015. Mr. Zhang received his doctoral degree and master’s degree in Wooden Materials and Technology from Nanjing Forestry University in 2002 and 1999, respectively, and his bachelor’s degree in Wooden Materials and Engineering from Zhejiang A&F University in 1994.

Ms. Jian Chen has been our independent director since June 2020. Ms. Chen has served as the vice president of Kean USA Group Inc. since October 2010. From March 2007 to October 2010, Ms. Chen served as a senior financial manager of Verizon Wireless, Inc. From March 2000 to March 2007, Ms. Chen served as a senior system/business supervisor of Bristol-Myers Squibb. Ms. Chen received her Master of Business Administration degree in Management Information System from Kean University in 1999 and her bachelor’s degree in Accounting and Finance from University of Nebraska in 1993.

Pursuant to our second amended and restated articles of association, the minimum number of directors shall consist of not less than one person unless otherwise determined by the shareholders in a general meeting. Our directors in office immediately prior to the first annual general meeting following the listing of our Ordinary Shares on the Nasdaq Capital Market will retire at that annual general meeting unless re-elected. After the first annual general meeting following the listing of our Ordinary Shares, unless removed or re-appointed, each director shall be appointed for a term expiring at the next-following annual general meeting, if any is held. At any annual general meeting held, our directors will be elected by a majority vote of shareholders eligible to vote at that meeting. At each annual general meeting, each director so elected shall hold office for a one-year term and until the election of their respective successors in office or removed.

Family Relationships

None of the other directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board of Directors

Our board of directors consists of five directors. We have determined that Wenbiao Zhang, Jian Chen, and Phillip Connelly satisfy the “independence” requirements of the Nasdaq Capital Market corporate governance rules.

Duties of Directors

Under British Virgin Islands law, our directors owe fiduciary duties both at common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, our directors also have a duty to exercise the care, diligence and skills that a reasonable director would exercise in comparable circumstances, taking into account without limitation the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our second amended and restated memorandum and articles of association or the BVI Act. See “Description of Share Capital—Differences in Corporate Law” for additional information on our directors’ fiduciary duties under British Virgin Islands law. In fulfilling their duty of care to us, our directors must ensure compliance with our second amended and restated memorandum and articles of association. We have the right to seek damages if a duty owed by our directors is breached.

The functions and powers of our board of directors include, among others:

●	appointing officers and determining the term of office of the officers;
●	authorizing the payment of donations to religious, charitable, public, or other bodies, clubs, funds, or associations as deemed advisable;
●	exercising the borrowing powers of the company and mortgaging the property of the company;
●	executing checks, promissory notes, and other negotiable instruments on behalf of the company; and
●	maintaining or registering a register of mortgages, charges, or other encumbrances of the company.

Terms of Directors and Executive Officers

Each of our directors generally holds office until a successor has been duly elected and qualified unless the director was appointed by the board of directors, in which case such director holds office until the next following annual meeting of shareholders at which time such director is eligible for re-election. All of our executive officers are appointed by and serve at the discretion of our board of directors.

Qualification

There is currently no shareholding qualification for directors, although a shareholding qualification for directors may be fixed by our shareholders by ordinary resolution.

Employment Agreements With Named Executive Officers

On August 26, 2019 and June 22, 2020, we entered into employment agreements with our executive officers. Pursuant to the employment agreements, the form of which is filed as Exhibit 10.1 to this Registration Statement, we agreed to employ each of our executive officers for a specified time period, which may be renewed upon both parties’ agreement 30 days before the end of the current employment term. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, including but not limited to the commitments of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offense, willful disobedience of a lawful and reasonable order, fraud or dishonesty, receipt of bribery, or severe neglect of his or her duties. An executive officer may terminate his or her employment at any time with a one-month prior written notice. Each executive officer has agreed to hold, both during and after the employment agreement expires, in strict confidence and not to use or disclose to any person, corporation or other entity without written consent, any confidential information.

Our employment agreement with Mr. Kangbin Zheng, our chief executive officer and chairman, is for a term of three years beginning on June 22, 2020, with an annual salary of $180,000.

Our employment agreement with Ms. Ye Ren, our chief financial officer, is for a term of three years beginning on August 26, 2019, with an annual salary of RMB300,000 (approximately $41,861).

Compensation of Directors and Executive Officers

For the fiscal year ended September 30, 2019, we paid an aggregate of $87,281 as compensation to our executive officers, and we did not compensate our non-executive directors for their services other than to reimburse them for out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors.

Insider Participation Concerning Executive Compensation

Our former director, Ms. Yefang Zhang, was making all determinations regarding executive officer compensation from the inception of the Company until August 2019, when she ceased to be our director. Our current board of directors has been making all determinations regarding executive officer compensation since August 2019 and will continue to make such determinations up until the time as our Compensation Committee will be set up (please see below).

Committees of the Board of Directors

Although the Nasdaq Capital Market rules permit a foreign private issuer like us to follow the corporate governance practices of its home country, we intend to comply with the Nasdaq Capital Market corporate governance listing standards, as applicable, and have established an audit committee, a compensation committee, and a nominating and corporate governance committee. Our independent directors shall serve on each of the committees. The appointment to the committees will be effective immediately prior to the effective date of the registration statement of which this prospectus forms a part. We have adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee. Our audit committee consists of our three independent directors, Wenbiao Zhang, Jian Chen, and Phillip Connelly. Ms. Chen is the chairperson of our audit committee. We have determined that each of our independent directors also satisfy the “independence” requirements of Rule 10A-3 under the Securities Exchange Act. Our board also has determined that Mr. Connelly qualifies as an audit committee financial expert within the meaning of the SEC rules or possesses financial sophistication within the meaning of the Nasdaq Capital Market corporate governance rules. The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;
●	reviewing with the independent auditors any audit problems or difficulties and management’s response;
●	discussing the annual audited financial statements with management and the independent auditors;
●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;
●	reviewing and approving all proposed related party transactions;
●	meeting separately and periodically with management and the independent auditors; and
●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee. Our compensation committee consists of our three independent directors, Wenbiao Zhang, Jian Chen, and Phillip Connelly. Mr. Connelly is the chairman of our compensation committee. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee is responsible for, among other things:

●	reviewing and approving the total compensation package for our most senior executive officers;
●	approving and overseeing the total compensation package for our executives other than the most senior executive officers;
●	reviewing and recommending to the board with respect to the compensation of our directors;
●	reviewing periodically and approving any long-term incentive compensation or equity plans;
●	selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and
●	reviewing programs or similar arrangements, annual bonuses, employee pension, and welfare benefit plans.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee consists of our three independent directors, Wenbiao Zhang, Jian Chen, and Phillip Connelly. Mr. Zhang is the chairperson of our nominating and corporate governance committee. The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee is responsible for, among other things:

●	identifying and recommending nominees for election or re-election to our board of directors or for appointment to fill any vacancy;
●	reviewing annually with our board of directors its current composition in light of the characteristics of independence, age, skills, experience and availability of service to us;
●	identifying and recommending to our board the directors to serve as members of committees;
●	advising the board periodically with respect to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to our board of directors on all matters of corporate governance and on any corrective action to be taken; and
●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Code of Business Conduct and Ethics

Our board of directors has adopted a code of business conduct and ethics applicable to all of our directors, officers, and employees. We will make our code of business conduct and ethics publicly available on our website prior to the initial closing of this offering.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Ordinary Shares as of the date of this prospectus, and as adjusted to reflect the sale of the Ordinary Shares offered in this offering for:

●	each of our directors and executive officers who beneficially own our Ordinary Shares; and
●	each person known to us to own beneficially more than 5% of our Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Ordinary Shares shown as beneficially owned by them. Percentages of beneficial ownership of each listed person prior to this offering are based on 10,000,000 Ordinary Shares issued and outstanding (reflecting an approximate or rounded 71.62-for-1 forward split of our Ordinary Shares on April 20, 2020) as of the date of this prospectus immediately prior to the effectiveness of the registration statement of which this prospectus is a part. Percentages of beneficial ownership of each listed person after this offering are based on 15,444,444 Ordinary Shares outstanding immediately after the completion of this offering if the Underwriter does not exercise its over-allotment option and 16,194,444 Ordinary Shares outstanding immediately after the completion of this offering if the Underwriter exercises its over-allotment option in full, including 444,444 Ordinary Shares issuable upon the automatic conversion of the Preferred Shares.

Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of 5% or more of our Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all Ordinary Shares shown as beneficially owned by them. As of the date of the prospectus, we have nine shareholders of record, none of which are located in the United States. We will be required to have at least 300 shareholders at closing to satisfy the Nasdaq Capital Market listing standards.

	Ordinary Shares		Ordinary Shares		Ordinary Shares
	Beneficially		Beneficially Owned		Beneficially Owned
	Owned		After this Offering		After this Offering
	Prior to this		(Over-allotment option		(Over-allotment option
	Offering		not exercised)		fully exercised)
	Number	Percent	Number	Percent	Number	Percent
Directors and Executive Officers(1):
Kangbin Zheng	0	0%	0	0%	0	0%
Ye Ren	0	0%	0	0%	0	0%
Mei Cai	0	0%	0	0%	0	0%
Phillip Connelly	0	0%	0	0%	0	0%
Wenbiao Zhang	0	0%	0	0%	0	0%
Jian Chen	0	0%	0	0%	0	0%
All directors and executive officers as a group (six individuals):	0	0%	0	0%	0	0%

5% Shareholders(2):
Global Clean Energy Limited(3)	3,580,969	35.81%	3,580,969	23.19%	3,580,969	22.11%
Elk International Capital Limited(4)	1,502,002	15.02%	1,502,002	9.73%	1,502,002	9.27%
Sentong Industrial Limited(5)	1,100,002	11.00%	1,100,002	7.12%	1,100,002	6.79%
Xieying Energy Limited(6)	1,100,002	11.00%	1,100,002	7.12%	1,100,002	6.79%
Yunda Industrial Limited(7)	791,967	7.92%	791,967	5.13%	791,967	4.89%
Xinhe Industrial Limited(8)	572,024	5.72%	572,024	3.70%	572,024	3.53%

Notes:

(1)

Unless otherwise indicated, the business address of each of the individuals is Dikai Yinzuo, Room 1804-1, No. 29 Jiefang East Road, Jianggan District, Hangzhou City, Zhejiang Province, the PRC. The business address of Mei Cai is 1179 Vail Road, Parsippany, New Jersey 07054-1630. The business address of Phillip Connelly is 136 Lord Avenue, Bayonne, New Jersey 07002. The business address of Wenbiao Zhang is No.666 Wusu Street, Linan District, Hangzhou City, Zhejiang Province, the PRC. The business address of Jian Chen is 57 Sycamore Lane, Skillman, New Jersey 08558.

(2)	Unless otherwise indicated, the business address of the following shareholders is 2/F, Palm Grove House, P.O. Box 3340, Road Town, Tortola, British Virgin Islands.
(3)	The number of Ordinary Shares beneficially owned prior to this offering represents 3,580,969 Ordinary Shares held by Global Clean Energy Limited, a British Virgin Islands company, which is 100% owned by Yefang Zhang, our former director and the wife of our former CEO and Chairman of the Board of Directors, who has the sole dispositive and investment power over the Ordinary Shares.
(4)	The number of Ordinary Shares beneficially owned prior to this offering represents 1,502,002 Ordinary Shares held by Elk International Capital Limited, a British Virgin Islands company, which is 100% owned by Wangfeng Yan, who has the sole dispositive and investment power over the Ordinary Shares.
(5)	The number of Ordinary Shares beneficially owned prior to this offering represents 1,100,002 Ordinary Shares held by Sentong Industrial Limited, a British Virgin Islands company, which is 100% owned by Kaiyu Liu, who has the sole dispositive and investment power over the Ordinary Shares.
(6)	The number of Ordinary Shares beneficially owned prior to this offering represents 1,100,002 Ordinary Shares held by Xieying Energy Limited, a British Virgin Islands company, which is 100% owned by Yiyue Ye, who has the sole dispositive and investment power over the Ordinary Shares.
(7)	The number of Ordinary Shares beneficially owned prior to this offering represents 791,967 Ordinary Shares held by Yunda Industrial Limited, a British Virgin Islands company, which is 100% owned by Jing Wang, who has the sole dispositive and investment power over the Ordinary Shares.
(8)	The number of Ordinary Shares beneficially owned prior to this offering represents 572,024 Ordinary Shares held by Xinhe Industrial Limited, a British Virgin Islands company, which is 100% owned by Jingmin Liu, who has the sole dispositive and investment power over the Ordinary Shares.

History of Share Capital

We were incorporated in the British Virgin Islands on November 23, 2018. We have issued the following Ordinary Shares to our founding shareholders:

Purchaser	Date of Issuance	Number of Ordinary Shares
Global Clean Energy Limited	November 23, 2018	50,000
Elk International Capital Limited	August 22, 2019	20,972
Sentong Industry Limited	August 22, 2019	15,359
Xieying Energy Limited	August 22, 2019	15,359
Yunda Industrial Limited	August 22, 2019	11,058
Xinhe Industrial Limited	August 22, 2019	7,987
Xintai Industrial Limited	August 22, 2019	6,604
Spruce International Limited	August 22, 2019	6,144
Xingyou Industrial Limited	August 22, 2019	6,144

On April 15, 2020, our shareholders and board of directors approved (i) a forward split of our outstanding Ordinary Shares at an approximate or rounded ratio of 71.62-for-1 share, and (ii) the creation of a new class of convertible preferred shares of no par value. On April 16, 2020, we filed our second amended and restated memorandum and articles of association with the BVI Registrar to effect such corporate actions, which filing became effective on April 20, 2020. Unless otherwise indicated, all references to Ordinary Shares, options to purchase Ordinary Shares, share data, per share data, and related information have been retroactively adjusted, where applicable, in this prospectus to reflect the forward split of our Ordinary Shares as if it had occurred at the beginning of the earlier period presented.

On April 20, 2020, we issued 195,000 Convertible Preferred Shares to Wei Lian for a consideration of $702,000 and 305,000 Convertible Preferred Shares to Zhenyan Yu for a consideration of $1,098,000 pursuant to certain Share Purchase Agreement dated April 3, 2020.

We are authorized to issue an unlimited number of no par value Ordinary Shares and an unlimited number of no par value Convertible Preferred Shares. Holders of Ordinary Shares are entitled to one vote per share and holders of Convertible Preferred Shares are not entitled to vote. We will issue Ordinary Shares in this offering.

As of the date of this prospectus, none of our outstanding Ordinary Shares or Convertible Preferred Shares are held by record holders in the United States.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of the Company.

RELATED PARTY TRANSACTIONS

Material Transactions With Related Parties

The relationship and the nature of related party transactions are summarized as follow:

Name of Related Party	Relationship to Us	Nature of Transactions
Zhengyu Wang*	Former CEO and Chairman of Board of Directors	Working capital loan
Yefang Zhang**	Principal shareholder, former CEO’s wife, and former Sole Director	Share issuance and working capital loan
Forasen Group Co., Ltd.	Owned by former CEO and Chairman of Board of Directors	Working capital loan
Hangzhou Nongyuan Network Technology Co., Ltd.	Owned by Yefang Zhang’s daughter	Lease agreement

* Zhengyu Wang ceased to be our chief executive officer, chairman of board of directors, and director on June 22, 2020.

** Yefang Zhang ceased to be our director on August 26, 2019.

Share Issuance to Related Parties

On November 23, 2018, we issued 50,000 Ordinary Shares to Global Clean Energy Limited, a business company with limited liability organized under the laws of British Virgin Islands and wholly owned by our then sole director, Yefang Zhang, for a consideration of 35.81% of the equity interests of Khingan Forasen in connection with the establishment of CN Energy.

Due from Related Parties

	September 30, 2020	September 30, 2019	September 30, 2018
Zhengyu Wang	$-	$-	$148,713
Total	$-	$-	$148,713

We loaned funds to our related parties for business purposes. The balance due from related parties was interest-free and due upon demand. As of April 18, 2019, the balances due from related parties had been fully collected.

Due to Related Parties

	September 30, 2020	September 30, 2019	September 30, 2018
Yefang Zhang	$187,062	$275,000	$148,713
Forasen Group Co., Ltd.	-	339,217	-
Total	$187,062	$614,217	$148,713

As of September 30, 2020, our due to Yefang Zhang was $187,062, of which $114,944 has been subsequently repaid.

We periodically received loans from our related parties as working capital. The balance due to related parties is interest-free, unsecured, and due upon demand.

Lease Agreement with a Related Party

On August 5, 2020, Hangzhou Forasen entered into a lease agreement with Hangzhou Nongyuan Network Technology Co., Ltd., a related party and PRC company wholly owned by Yefang Zhang’s daughter. See “Business—Facilities.”

Employment Agreements

See “Management—Employment Agreements with Named Executive Officers.”

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our second amended and restated memorandum and articles of association are summaries and do not purport to be complete. Reference is made to our second amended and restated memorandum and articles of association, forms of which are filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

We were incorporated as a British Virgin Islands company under the BVI Act in the British Virgin Islands on November 23, 2018.

Ordinary Shares

All of our issued and outstanding Ordinary Shares are fully paid and non-assessable. Certificates evidencing the shares are issued in registered form. There are no limitations imposed by our second amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our second amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed. Under the BVI Act, the Ordinary Shares are deemed to be issued when the name of the shareholder is entered in our register of members. If (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of the company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the British Virgin Islands Courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct the company to pay all costs of the application and any damages the applicant may have sustained.

We are authorized to issue an unlimited number of no par value shares. Subject to the provisions of the BVI Act and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to Ordinary Shares. No share may be issued at a discount except in accordance with the provisions of the BVI Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

At the completion of this offering and given the automatic conversion of the Preferred Shares, there will be 15,444,444 (if the Underwriter’s over-allotment option is not exercised) or 16,194,444 (if the Underwriter’s over-allotment option is fully exercised) Ordinary Shares issued and outstanding held by at least 300 shareholders and beneficial owners which is the minimum requirement by the Nasdaq Capital Market. Ordinary Shares sold in this offering will be delivered against payment from the Underwriter upon the closing of the offering in New York, New York, on or about [●], 2021.

Convertible Preferred Shares

On April 3, 2020, we agreed to issue 500,000 Convertible Preferred Shares to the Preferred Share Investors. The Convertible Preferred Shares have the following characteristics:

Conversion. Upon our register of members being updated at the closing of our initial public offering, all outstanding Convertible Preferred Shares will be converted automatically at a 10% discount to the initial public offering price in this offering.

Voting. Prior to conversion of Convertible Preferred Shares, holders of Convertible Preferred Shares do not have the right to vote as a shareholder, and upon conversion of Convertible Preferred Shares, holders of then Ordinary Shares will have the same voting rights and vote together with the holders of Ordinary Shares, and not as a separate class, except where otherwise required by law.

Ranking. Convertible Preferred Shares, before conversion, are senior to Ordinary Shares with respect to distribution rights upon liquidation, to receive a payment per Convertible Preferred Share, equal to the price per share for the issue of Convertible Preferred Share.

Dividends. Holders of Convertible Preferred Shares are entitled to an equal share in any dividend paid to the Convertible Preferred Share class.

Listing

We have applied to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “CNEY.”

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is VStock Transfer, LLC, at 18 Lafayette Place, Woodmere, NY 11598.

Distributions

Shareholders holding shares in the Company are entitled to receive such dividends as may be declared by our board of directors subject to the BVI Act and the second amended and restated memorandum and articles.

Shareholders’ Voting Rights

Any action required or permitted to be taken by the shareholders must be effected at a duly called meeting of the shareholders entitled to vote on such action or may be effected by a resolution of members in writing, each in accordance with the second amended and restated memorandum and articles. At each meeting of shareholders, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each share that such shareholder holds.

Election of Directors (Cumulative Voting Rights)

There is nothing under British Virgin law which specifically prohibits or restrict the creation of cumulative voting rights for the election of our directors. Our second amended and restated memorandum and articles do not provide for cumulative voting for elections of directors.

Meetings of Shareholders

Under our second amended and restated memorandum and articles, a copy of the notice of any meeting of shareholders shall be given not less than seven days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting and our directors. Our board of directors shall call a meeting of shareholders upon the written request of shareholders holding at least 30% of our issued voting shares. In addition, our board of directors may call a meeting of shareholders on its own motion. A meeting of shareholders may be called on short notice if at least 90% of the shares entitled to vote on the matters to be considered at the meeting have agreed to short notice of the meeting, or if all members holding shares entitled to vote on all or any matters to be considered at the meeting have waived notice and presence at the meeting shall be deemed to constitute waiver for this purpose.

At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing not less than one-third of the issued shares entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within two hours of the start time of the meeting, the meeting shall be dissolved if it was requested by shareholders. In any other case, the meeting shall be adjourned to the next business day, and if shareholders representing not less than one-third of the votes of the Ordinary Shares or each class of shares entitled to vote on the matters to be considered at the meeting are present within one hour of the start time of the adjourned meeting, a quorum will be present. If not, the meeting will be dissolved. No business may be transacted at any meeting of shareholders unless a quorum is present at the commencement of business. If present, the chairperson of our board of directors shall be the chairperson presiding at any meeting of the shareholders. If the chairperson of our board is not present, or there is no such chairperson, then the members present shall choose a shareholder to act to chairperson the meeting of the shareholders. If the shareholders are unable to choose a chairperson for any reason, then the person representing the greatest number of voting shares present in present of by proxy shall preside as chairperson, failing which the oldest individual member or member representative shall take the chair.

A corporation that is a shareholder shall be deemed for the purpose of our amended and restated memorandum and articles to be present in person if represented by its duly authorized representative who has been authorized to do so by resolutions of its directors or other governing body. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Meetings of Directors

Our business and affairs are managed by our board of directors, who will make decisions by voting on resolutions of directors. Our directors are free to meet at such times and in such manner and places within or outside the British Virgin Islands as the directors determine to be necessary or desirable. A director must be given not less than three business days’ notice of a meeting of directors. A meeting of directors may be called on short notice if all of the directors entitled to vote on the matters to be considered at the meeting have waived notice and presence at the meeting shall be deemed to constitute waiver for this purpose (unless that director objects in writing before or at the meeting). At any meeting of directors, a quorum will be present if not less than one-half of the total number of directors is present, unless there are only two directors in which case the quorum is two. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by a majority of the directors.

Protection of Minority Shareholders and Shareholder Action

The enforcement of our rights will ordinarily be a matter for our directors. However, in certain limited circumstances, a shareholder may have the right to seek certain remedies against us in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or a director of a company engages in, proposes to engage in, or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, a BVI court may, on application of a shareholder or a director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes, the BVI Act or the memorandum or articles. Furthermore, pursuant to Section 184I of the BVI Act, a shareholder of a company who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be, oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI court for an order which can, if the court considers that it is just and equitable to do so, require the company or any other person to pay compensation to the shareholders (among various other potential orders and remedies). Under Section 184G of the BVI Act, a shareholder of a company may bring an action against the company for breach of a duty owed by the company to him as a shareholder.

Under Section 184C of the BVI Act, a shareholder also may, with the permission of the BVI court, bring an action or intervene in a matter in the name of the company, in certain circumstances. Such actions are known as derivative actions. The BVI court may only grant permission to bring a derivative action where the following circumstances apply: (i) the company does not intend to bring, diligently continue or defend or discontinue proceedings; or (ii) it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

When considering whether to grant leave, the BVI court is also required to have regard to the following matters: whether the shareholder is acting in good faith; whether a derivative action is in the interests of the company, taking into account the directors’ views on commercial matters; whether the proceedings are likely to succeed; the costs of the proceedings in relation to the relief likely to be obtained; and whether an alternative remedy is available.

Any shareholder of a company may apply to BVI court under the Insolvency Act, 2003 of the BVI for the appointment of a liquidator to liquidate the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.

Generally any other claims against a BVI company by its shareholders must be based on the general laws of contract or tort applicable in the BVI or their individual rights as shareholders as established by the BVI Act or the company’s memorandum and articles of association. There are also common law rights for the protection of shareholders that may be invoked, largely derived from English common law. Under general English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to seek to have the affairs of the company conducted properly according to law and the constituent documents of the corporation. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum and articles of association, then the courts may grant relief. Generally, the areas in which the courts may intervene are the following: a company is acting or proposing to act illegally or beyond the scope of its authority; the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained; the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or those who control the company are perpetrating a “fraud on the minority.”

Pre-Emptive Rights

There are no pre-emptive rights applicable to the issue by us of new shares under our second amended and restated memorandum and articles.

Transfer of Shares

Subject to the restrictions in our second amended and restated memorandum and articles and applicable securities laws, any of our shareholders may transfer all or any of his or her Ordinary Shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee or in any other manner as may be permitted in accordance with applicable exchange rules or requirements of the Nasdaq Capital Market or by any recognized stock exchange on which our securities are listed. Our board of directors may not resolve to refuse or delay the transfer of any Ordinary Share unless the shareholder has failed to pay an amount due in respect of it.

Liquidation

As permitted by the BVI Act and our second amended and restated memorandum and articles, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors and resolution of shareholders if our assets exceed our liabilities and we are able to pay our debts as they fall due. We also may be wound up in circumstances where we are insolvent in accordance with the terms of the BVI Insolvency Act, 2003 (as amended).

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay all amounts paid to us on account of the issue of shares immediately prior to the winding up, the excess shall be distributable pari passu among those shareholders in proportion to the amount paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the amounts paid to us on account of the issue of shares, those assets shall be distributed so that, to the greatest extent possible, the losses shall be borne by the shareholders in proportion to the amounts paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up, the liquidator appointed by us may, in accordance with the BVI Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

Calls on Shares and Forfeiture of Shares

Our board of directors may, on the terms established at the time of the issuance of such shares or as otherwise agreed, make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Shares

Subject to the provisions of the BVI Act, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our second amended and restated memorandum and articles of association and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, or by any recognized stock exchange on which our securities are listed.

Variation of Rights of Shares

All or any of the rights attached to any class of shares may, subject to the provisions of the BVI Act, be varied only with the consent in writing of, or pursuant to a resolution passed at a meeting by the holders of more than 50% of the issued shares of that class.

Changes in the Number of Shares We Are Authorized to Issue and Those in Issue

Subject to the BVI Act and our second amended and restated memorandum and articles, we may from time to time by resolution of our board of directors or resolution of members (as may be appropriate):

●	amend our memorandum to increase or decrease the maximum number of Ordinary Shares we are authorized to issue;
●	divide our authorized and issued Ordinary Shares into a larger number of Ordinary Shares;
●	combine our authorized and issued Ordinary Shares into a smaller number of Ordinary Shares; and
●	create new classes of shares with preference to be determined by resolution of the board of directors to amend the memorandum and articles to create new classes of shares with such preferences at the time of authorization.

Inspection of Books and Records

Under the BVI Act, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the Registrar of Corporate Affairs which will include the company’s certificate of incorporation, its memorandum and articles of association (with any amendments) and records of license fees paid to date and will also disclose any articles of dissolution, articles of merger and a register of charges if the company has elected to file such a register.

Our members are also entitled, upon giving written notice to us, to inspect (i) our memorandum and articles of association, (ii) the register of members, (iii) the register of directors, and (iv) minutes of meetings and resolutions of members and of those classes of members of which that member is a member, and to make copies and take extracts from the documents and records referred to in (i) to (iv) above. However, our directors may, if they are satisfied that it would be contrary to the company’s interests to allow a member to inspect any document, or part of a document specified in (ii) to (iv) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts or records. See “Where You Can Find Additional Information.” Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the British Virgin Islands court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our second amended and restated memorandum and articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our second amended and restated memorandum and articles governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of Additional Shares

Our second amended and restated memorandum and articles authorizes our board of directors to issue additional shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

Exclusive Jurisdiction of Certain Actions

Our second amended and restated articles provide that, to the fullest extent permitted by applicable law, unless our board of directors consents in writing to the selection of an alternative forum, the courts of the British Virgin Islands shall have exclusive jurisdiction to hear and determine:

●	(i) any dispute, suit, action, proceedings, controversy, or claim of any kind arising out of or in connection with our memorandum and/or articles, including, without limitation, claims for set-off and counterclaims and any dispute, suit, action, proceedings, controversy, or claim of any kind arising out of or in connection with: (x) the creation, validity, effect, interpretation, performance, or non-performance of, or the legal relationships established by, our memorandum and/or articles; or (y) any non-contractual obligations arising out of or in connection with our memorandum and/or articles; or

●	(ii) any dispute, suit, action (including, without limitation, any derivative action or proceeding brought on behalf or in our name or any application for permissions to bring a derivative action), proceedings, controversy, or claim of any kind relating or connected to us, our board of directors, officers, management, or shareholders arising out of or in connection with the BVI Act, the Insolvency Act, 2003 of the British Virgin Islands as amended from time to time, any other statute, rule, or common law of the British Virgin Islands affecting any relationship between us, our shareholders, and/or our directors and officers (or any of them) or any rights and duties established thereby (including, without limitation, Division 3 of Part VI and Part XI of the Act and section 162(1)(b) of the Insolvency Act, 2003, and fiduciary or other duties owed by any director, officer, or shareholder of the Company to the Company or the Company’s shareholders).

To the fullest extent permitted by applicable laws, unless our board of directors consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act.

Notwithstanding the foregoing, we note that holders of our Ordinary Shares cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive jurisdiction provision will not preclude or contract the scope of exclusive federal or concurrent jurisdiction for actions brought under the Securities Act or the Exchange Act, or the respective rules and regulations promulgated thereunder.

Although we believe this provision benefits us by providing increasing consistency in the application of BVI law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers or limit investors’ ability to bring claims in a judicial forum that they find favorable. See “Risk Factors—Risks Relating to this Offering and the Trading Market—The exclusive jurisdiction provision in our second amended and restated articles of association may limit our shareholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.”

Differences in Corporate Law

The BVI Act and the laws of the British Virgin Islands affecting British Virgin Islands companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the British Virgin Islands applicable to us and the laws applicable to companies incorporated under the Delaware General Corporation Law in the United States and their shareholders.

Mergers and Similar Arrangements

Under the laws of the British Virgin Islands, two or more companies may merge or consolidate in accordance with Section 170 of the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies (the “surviving company”) and a consolidation means the uniting of two or more constituent companies into a new company (the “consolidated company”). The procedure for a merger or consolidation between the company and another company (which need not be a British Virgin Islands company, and which may be the company’s parent or subsidiary, but need not be) is set out in the BVI Act. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which with the exception of a merger between a parent company and its subsidiary, must also be approved by a resolution of a majority of the shareholders voting at a quorate meeting of shareholders or by written resolution of the shareholders of the British Virgin Islands company or British Virgin Islands companies which are to merge. While a director may vote on the plan of merger or consolidation, or any other matter, even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the company. A transaction entered into by our company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the company and (ii) the transaction is in the ordinary course of the company’s business and on usual terms and conditions. Notwithstanding the above, a transaction entered into by the company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the company received fair value for the transaction. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation. A foreign company which is able under the laws of its foreign jurisdiction to participate in the merger or consolidation is required by the BVI Act to comply with the laws of that foreign jurisdiction in relation to the merger or consolidation. The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration. After the plan of merger or consolidation has been approved by the directors and authorized, if required, by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the British Virgin Islands. The merger is effective on the date that the articles of merger are registered with the Registrar or on such subsequent date, not exceeding thirty days, as is stated in the articles of merger or consolidation.

As soon as a merger becomes effective: (a) the surviving company or consolidated company (so far as is consistent with its memorandum and articles of association, as amended or established by the articles of merger or consolidation) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies; (b) in the case of a merger, the memorandum and articles of association of any surviving company are automatically amended to the extent, if any, that changes to its memorandum and articles of association are contained in the articles of merger or, in the case of a consolidation, the memorandum and articles of association filed with the articles of consolidation are the memorandum and articles of the consolidated company; (c) assets of every description, including choses-in-action and the business of each of the constituent companies, immediately vest in the surviving company or consolidated company; (d) the surviving company or consolidated company is liable for all claims, debts, liabilities and obligations of each of the constituent companies; (e) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any member, director, officer or agent thereof, is released or impaired by the merger or consolidation; and (f) no proceedings, whether civil or criminal, pending at the time of a merger by or against a constituent company, or against any member, director, officer or agent thereof, are abated or discontinued by the merger or consolidation; but: (i) the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or consolidated company or against the member, director, officer or agent thereof; as the case may be; or (ii) the surviving company or consolidated company may be substituted in the proceedings for a constituent company. The Registrar of Corporate Affairs shall strike off the register of companies each constituent company that is not the surviving company in the case of a merger and all constituent companies in the case of a consolidation. If the directors determine it to be in the best interests of the company, it is also possible for a merger to be approved as a Court approved plan of arrangement or scheme of arrangement in accordance with the BVI Act.

A shareholder may dissent from (a) a merger if the company is a constituent company, unless the company is the surviving company and the member continues to hold the same or similar shares; (b) a consolidation if the company is a constituent company; (c) any sale, transfer, lease, exchange or other disposition of more than 50 per cent in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including: (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a compulsory redemption of 10 per cent, or fewer of the issued shares of the company required by the holders of 90 percent, or more of the shares of the company pursuant to the terms of the BVI Act; and (e) a plan of arrangement, if permitted by the British Virgin Islands Court (each, an Action). A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

A shareholder dissenting from an Action must object in writing to the Action before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder within 20 days who gave written objection. Such objection shall include a statement that the members proposes to demand payment for his or her shares if the Action is taken. These shareholders then have 20 days to give to the company their written election in the form specified by the BVI Act to dissent from the Action, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder. Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent. Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company shall make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

Shareholders’ Suits

There are both statutory and common law remedies available to our shareholders as a matter of British Virgin Islands Law. These are summarized below:

Prejudiced Members

A shareholder who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his shares be acquired, that he be provided compensation, that the Court regulate the future conduct of the company, or that any decision of the company which contravenes the BVI Act or our second amended and restated memorandum and articles of association be set aside.

Derivative Actions

Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the company in certain circumstances to redress any wrong done to it. Such actions are known as derivative actions. The British Virgin Islands Court may only grant permission to bring a derivative action where the following circumstances apply:

●	the company does not intend to bring, diligently continue or defend or discontinue proceedings; and
●	it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

When considering whether to grant leave, the British Virgin Islands Court is also required to have regard to the following matters:

●	whether the shareholder is acting in good faith;
●	whether a derivative action is in the company’s best interests, taking into account the directors’ views on commercial matters;
●	whether the action is likely to proceed;
●	the cost of the proceedings; and
●	whether an alternative remedy is available.

Just and Equitable Winding Up

In addition to the statutory remedies outlined above, shareholders can also petition the British Virgin Islands Court for the winding up of a company under the BVI Insolvency Act, 2003 (as amended) for the appointment of a liquidator to liquidate the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is generally only available where the company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Indemnification of Directors and Executive Officers and Limitation of Liability

Our second amended and restated memorandum and articles of association provide that, subject to certain limitations, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

●	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or
●	is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful and is, in the absence of fraud, sufficient for the purposes of the memorandum and articles of association, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in Our Second Amended and Restated Memorandum and Articles

Some provisions of our second amended and restated articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable. Under the BVI Act there are no provisions, which specifically prevent the issuance of preferred shares or any such other “poison pill” measures. Our second amended and restated memorandum and articles of association also do not contain any express prohibitions on the issuance of any preferred shares. Therefore, the directors without the approval of the holders of ordinary shares may issue preferred shares that have characteristics that may be deemed to be anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, under British Virgin Islands law, our directors in the exercise of their powers granted to them under our second amended and restated memorandum and articles of association and performance of their duties, are required to act honestly and in good faith in what the director believes to be in the best interests of our company.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under British Virgin Islands law, our directors owe fiduciary duties both at common law and under statute including, among others, a statutory duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, taking into account without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the company acts in a manner which contravenes the BVI Act or our second amended and restated memorandum and articles of association. A shareholder has the right to seek damages for breaches of duties owed to us by our directors.

Pursuant to the BVI Act and our second amended and restated memorandum and articles, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may:

●	(a) vote on a matter relating to the transaction;
●	(b) attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and
●	(c) sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction.

In certain limited circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, or proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, the British Virgin Islands Court may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the BVI Act a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the British Virgin Islands Court for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. British Virgin Islands law provides that, subject to the memorandum and articles of association of a company, an action that may be taken by members of the company at a meeting may also be taken by a resolution of members consented to in writing.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. British Virgin Islands law and our second amended and restated memorandum and articles of association allow our shareholders holding 30% or more of the votes of the outstanding voting shares to requisition a shareholders’ meeting. There is no requirement under British Virgin Islands law to hold shareholders’ annual general meetings, but our second amended and restated memorandum and articles of association do permit the directors to call such a meeting. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the British Virgin Islands law, our second amended and restated memorandum and articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our second amended and restated memorandum and articles of association, directors can be removed from office, with or without cause, by a resolution of shareholders. Directors can also be removed by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

Transactions With Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. British Virgin Islands law has no comparable statute and our second amended and restated memorandum and articles of association fails to expressly provide for the same protection afforded by the Delaware business combination statute.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the BVI Act and our second amended and restated memorandum and articles of association, we may appoint a voluntary liquidator by a resolution of the shareholders or directors, provided that the directors have made a declaration of solvency that the company is able to discharge its debts as they fall due and that the value of the company’s assets exceed its liabilities.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our second amended and restated memorandum and articles of association, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not our company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by a majority of the votes cast by those entitled to vote at a meeting of the holders of the issued shares in that class. For these purposes the creation, designation or issue of preferred shares with rights and privileges ranking in priority to an existing class of shares is deemed not to be a variation of the rights of such existing class and may in accordance with our second amended and restated memorandum and articles of association be effected by resolution of directors without shareholder approval.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by British Virgin Islands law, our second amended memorandum and articles of association may be amended by a special majority (meaning a two thirds majority) resolution of shareholders and, subject to certain exceptions, by a special majority (meaning a two thirds majority) resolution of directors. An amendment is effective from the date it is registered at the Registry of Corporate Affairs in the British Virgin Islands.

Anti-Money Laundering Laws

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

SHARES ELIGIBLE FOR FUTURE SALE

Before our initial public offering, there has not been a public market for our Ordinary Shares, and although we expect to make an application for the Ordinary Shares to be listed on the Nasdaq Capital Market, a regular trading market for our Ordinary Shares may not develop. Future sales of substantial amounts of our Ordinary Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Ordinary Shares to fall or impair our ability to raise equity capital in the future. Upon completion of this offering and the automatic conversion of the Preferred Shares, we will have outstanding Ordinary Shares held by public shareholders representing approximately 32.26% of our Ordinary Shares if the Underwriter does not exercise its over-allotment option, and approximately 35.38% of our Ordinary Shares if the Underwriter exercises its over-allotment option in full. All of the Ordinary Shares sold in this offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act.

Lock-Up Agreements

We have agreed not to, for a period of 180 days from the effective date of this registration statement, offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, except in this offering, any of our ordinary shares or securities that are substantially similar to our ordinary shares, including but not limited to any options or warrants to purchase our ordinary shares, or any securities that are convertible into or exchangeable for, or that represent the right to receive, our ordinary shares or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of the Underwriter.

Furthermore, each of our directors, executive officers, and certain shareholders of our ordinary shares has also entered into a similar lock-up agreement for a period of 180 days from the effective date of this registration statement, subject to certain exceptions, with respect to our ordinary shares and securities that are substantially similar to our ordinary shares.

We are not aware of any plans by any significant shareholders to dispose of significant numbers of our ordinary shares. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for our ordinary shares may dispose of significant numbers of our ordinary shares in the future. We cannot predict what effect, if any, future sales of our ordinary shares, or the availability of ordinary shares for future sale, will have on the trading price of our ordinary shares from time to time. Sales of substantial amounts of our ordinary shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our ordinary shares.

Rule 144

All of our Ordinary Shares outstanding prior to this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

●	1% of the number of Ordinary Shares then outstanding, in the form of Ordinary Shares or otherwise, which will equal approximately 15,444,444 shares immediately after this offering if the Underwriter does not exercise its over-allotment option, and approximately 16,194,444 shares immediately after this offering if the Underwriter exercises its over-allotment option in full; or
●	the average weekly trading volume of the Ordinary Shares on the national securities exchange on which our Ordinary Shares are trading during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants, or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those Ordinary Shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

TAXATION

The following discussion of material British Virgin Islands, PRC, and United States federal income tax consequences of an investment in our ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to an investment in our Ordinary Shares, such as the tax consequences under state, local, and other tax laws. To the extent that the discussion relates to matters of British Virgin Islands tax law, it represents the opinion of Carey Olsen, our British Virgin Islands counsel. To the extent that the discussion relates to matters of PRC tax law, it represents the opinion of GFE, our PRC counsel. To the extent the discussion relates to the matters of U.S. tax law, it represents the opinion of Hunter Taubman Fischer & Li LLC.

WE URGE POTENTIAL PURCHASERS OF OUR ORDINARY SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR ORDINARY SHARES.

People’s Republic of China Taxation

We are a holding company incorporated in the British Virgin Islands and we gain substantial income by way of dividends paid to us from our PRC subsidiaries. The EIT Law and its implementation rules provide that PRC-sourced income of foreign enterprises, such as dividends paid by a PRC subsidiary to its equity holders that are non-resident enterprises, will normally be subject to PRC withholding tax at a rate of 10%, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a preferential tax rate or a tax exemption.

Under the EIT Law, an enterprise established outside of China with a “de facto management body” within China is considered a “resident enterprise,” which means that it is treated in a manner similar to a PRC domestic enterprise for enterprise income tax purposes. Although the implementation rules of the EIT Law define “de facto management body” as a managing body that actually, comprehensively manage and control the production and operation, staff, accounting, property and other aspects of an enterprise, the only official guidance for this definition currently available is set forth in SAT Circular 82, which provides guidance on the determination of the tax residence status of a PRC-controlled offshore incorporated enterprise, defined as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder. Although CN Energy does not have a PRC enterprise or enterprise group as our primary controlling shareholder and is therefore not a PRC-controlled offshore incorporated enterprise within the meaning of SAT Circular 82, in the absence of guidance specifically applicable to us, we have applied the guidance set forth in SAT Circular 82 to evaluate the tax residence status of CN Energy and its subsidiaries organized outside of China.

According to SAT Circular 82, a PRC-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met: (i) the places where senior management and senior management departments that are responsible for daily production, operation and management of the enterprise perform their duties are mainly located within the territory of China; (ii) financial decisions (such as money borrowing, lending, financing and financial risk management) and personnel decisions (such as appointment, dismissal and salary and wages) are decided or need to be decided by organizations or persons located within the territory of China; (iii) main property, accounting books, corporate seal, the board of directors and files of the minutes of shareholders’ meetings of the enterprise are located or preserved within the territory of China; and (iv) one half (or more) of the directors or senior management staff having the right to vote habitually reside within the territory of China.

We believe that we do not meet some of the conditions outlined in the immediately preceding paragraph. For example, the key assets and records of CN Energy, including the resolutions and meeting minutes of our board of directors and the resolutions and meeting minutes of our shareholders, are located and maintained outside China, same as of Energy Holdings. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities. Accordingly, we believe that CN Energy and its offshore subsidiary should not be treated as a “resident enterprise” for PRC tax purposes if the criteria for “de facto management body” as set forth in SAT Circular 82 were deemed applicable to us. As the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, however, we will continue to monitor our tax status.

If the PRC tax authorities determine that CN Energy is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from any dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders may be subject to a 10% PRC withholding tax on gains realized on the sale or other disposition of our Ordinary Shares, if such income is treated as sourced from within the PRC. It is unclear whether our non-PRC individual shareholders would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to dividends or gains realized by non-PRC individuals, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. It is also unclear, however, whether non-PRC shareholders of the Company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that the Company is treated as a PRC resident enterprise. There is no guidance from the PRC government to indicate whether or not any tax treaties between the PRC and other countries would apply in circumstances where a non-PRC company was deemed to be a PRC tax resident, and thus there is no basis for expecting how tax treaty between the PRC and other countries may impact non-resident enterprises. See “Risk Factors—Risks Relating to Doing Business in the PRC—Under the PRC Enterprise Income Tax Law, or the ‘EIT Law,’ we may be classified as a ‘resident enterprise’ of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders.”

Provided that CN Energy is not deemed to be a PRC resident enterprise, holders of our Ordinary Shares who are not PRC residents will not be subject to PRC income tax on dividends distributed by us or gains realized from the sale or other disposition of our shares. However, under SAT Bulletin 7, where a non-resident enterprise conducts an “indirect transfer” by transferring taxable assets, including, in particular, equity interests in a PRC resident enterprise, indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, or the transferee or the PRC entity which directly owned such taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding, or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. We and our non-PRC resident investors may be at risk of being required to file a return and being taxed under SAT Bulletin 7, and we may be required to expend valuable resources to comply with SAT Bulletin 7, or to establish that we should not be taxed under this Bulletin. See “Risk Factors—Risks Related to Doing Business in China—We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.”

Hong Kong Taxation

Entities incorporated in Hong Kong are subject to profits tax in Hong Kong at the rate of 16.5% for each of the fiscal years ended September 30, 2020 and 2019.

British Virgin Islands Taxation

The British Virgin Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the Government of the British Virgin Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the British Virgin Islands. No stamp duty is payable in the British Virgin Islands on the issue of shares by, or any transfers of shares of, British Virgin Islands companies (except those which hold interests in land in the British Virgin Islands). The British Virgin Islands is not party to any double tax treaties that are applicable to any payments made to or by the Company. There are no exchange control regulations or currency restrictions in the British Virgin Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the British Virgin Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, as the case may be, nor will gains derived from the disposal of our Ordinary Shares be subject to British Virgin Islands income or corporation tax.

United States Federal Income Taxation

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

●	banks;
●	financial institutions;
●	insurance companies;
●	regulated investment companies;
●	real estate investment trusts;
●	broker-dealers;
●	persons that elect to mark their securities to market;
●	U.S. expatriates or former long-term residents of the U.S.;
●	governments or agencies or instrumentalities thereof;
●	tax-exempt entities;
●	persons liable for alternative minimum tax;
●	persons holding our Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;
●	persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Ordinary Shares);
●	persons who acquired our Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;
●	persons holding our Ordinary Shares through partnerships or other pass-through entities;
●	beneficiaries of a Trust holding our Ordinary Shares; or
●	persons holding our Ordinary Shares through a Trust.

The discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to ownership and disposition of our Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws.

The following brief description applies only to U.S. Holders (defined below) that hold Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Ordinary Shares and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the United States;
●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;
●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Taxation of Dividends and Other Distributions on Our Ordinary Shares

Subject to the PFIC (defined below) rules discussed below, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC (defined below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the British Virgin Islands, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on certain exchanges, which presently includes the NYSE and the Nasdaq Stock Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Passive Foreign Investment Company (“PFIC”)

A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code, for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or
●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. We must make a separate determination each year as to whether we are a PFIC, however, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Ordinary Shares. If we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, however, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;
●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and
●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election under Section 1296 of the US Internal Revenue Code for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of such taxable year over your adjusted basis in such Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. Such ordinary loss, however, is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “—Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq Capital Market. If the Ordinary Shares are regularly traded on the Nasdaq Capital Market and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the US Internal Revenue Code with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. The qualified electing fund election, however, is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares, including regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Ordinary Shares when inherited from a decedent that was previously a holder of our Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Ordinary Shares, or a mark-to-market election and ownership of those Ordinary Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Ordinary Shares from a U.S. Holder to not get a step-up in basis under Section 1014 and instead will receive a carryover basis in those Ordinary Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the US Internal Revenue Code with at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. Transactions effected through certain brokers or other intermediaries, however, may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares.

UNDERWRITING

We expect to enter into an underwriting agreement with Network 1 Financial Securities, Inc. as the Underwriter named therein, with respect to the Ordinary Shares in this offering. The Underwriter may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it. Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to issue and sell to the Underwriter the number of Ordinary Shares as indicated below:

Name	Number of shares
Network 1 Financial Securities, Inc.	5,000,000
Total	5,000,000

The underwriting agreement provides that the Underwriter is obligated to purchase all Ordinary Shares in the offering if any are purchased, other than those Ordinary Shares covered by the over-allotment option described below.

We have agreed to indemnify the Underwriter and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the Underwriter may be required to make in respect of those liabilities.

Over-Allotment Option

We have agreed to grant to the Underwriter an over-allotment option, exercisable within 45 days from the date of this prospectus, to purchase up to an additional 750,000 Ordinary Shares at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts. The option may be exercised in whole or in part, and may be exercised more than once, during the 45-day option period. The Underwriter may exercise this option solely for the purpose of covering over-allotments if any, made in connection with the offering contemplated by this prospectus.

Discounts and Expenses

We have agreed to give the Underwriter a discount or spread equal to 7.5% of the gross proceeds of the offering (including proceeds from the sale of over-allotment shares).

The Underwriter has advised us that it proposes to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $[●] per share. After this offering, the public offering price and concession to dealers may be reduced by the Underwriter. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The securities are offered by the Underwriter as stated herein, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. The Underwriter has informed us that it does not intend to confirm sales to any accounts over which it exercises discretionary authority.

We have agreed to pay to the Underwriter, upon the consummation of the offering, a non-accountable expense allowance equal to 1% of the gross proceeds of the offering (including proceeds from the sale of over-allotment shares). We have also agreed to pay the Underwriter’s reasonable out-of-pocket expenses incurred by the Underwriter in connection with this offering up to $150,000. We have agreed to pay in cash any unreimbursed expenses that have accrued as of the date of earlier termination of the agreement with the Underwriter. We have paid an advance of $75,000 to the Underwriter to be applied to the Underwriter’ anticipated out-of-pocket expenses. The advance will be returned to us to the extent such out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g).

Warrants

We have also agreed to grant to the Underwriter warrants covering a number of Ordinary Shares equal to 5% of the aggregate number of the Ordinary Shares sold in the offering (excluding the over-allotment shares). The Underwriter warrants will be exercisable, in whole or in part, during a period commencing on a date that is six months after the closing of the offering and will expire on the five-year anniversary after the effective date of the registration statement. The Underwriter warrants will be exercisable at a price equal to 120% of the offering price and shall not be redeemable. We will register the Ordinary Shares underlying the Underwriter warrants and will file all necessary undertakings in connection therewith. The Underwriter warrants may not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days beginning on the date of commencement of sales of the offering to anyone other than (i) an Underwriter or a selected dealer in connection with the Offering, or (ii) a bona fide officer or partner of the Underwriter or of any such Underwriter or selected dealer; or as otherwise expressly permitted by Rule 5110(e)(2), and only if any such transferee agrees to the foregoing lock-up restrictions.

We have agreed to pay our expenses related to the offering. We estimate that our total expenses related to this offering, excluding the underwriting discounts and payment of the Underwriter’s non-accountable expense allowance, will be approximately $1,124,486.

Except as disclosed in this prospectus, the Underwriter has not received and will not receive from us any other item of compensation or expense in connection with this offering considered by FINRA to be underwriting compensation under FINRA Rule 5110.

The following table shows the price per share and total public offering price, underwriting discounts, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the Underwriter’s over-allotment option.

Total
	Per Share	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discounts to be paid by us:	$	$	$
Proceeds, before expenses, to us	$	$	$

Pricing of the Offering

Prior to this offering, there has been no public market for the Ordinary Shares. The initial public offering price will be determined by negotiations between us and the Underwriter. In determining the initial public offering price, we and the Underwriter expect to consider a number of factors, including:

●	the information set forth in this prospectus and otherwise available to the Underwriter;

●	our prospects and the history and prospects for the industry in which we compete;

●	an assessment of our management;

●	our prospects for future earnings;

●	the general condition of the securities markets at the time of this offering;

●	the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and

●	other factors deemed relevant by the Underwriter and us.

The estimated initial public offering price set forth on the cover page of this prospectus is subject to change as a result of market conditions and other factors. Neither we nor the Underwriter can assure investors that an active trading market will develop for our Ordinary Shares, or that the shares will trade in the public market at or above the initial public offering price.

We have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the Underwriter may be required to make for these liabilities.

Lock-Up Agreements

We have agreed not to, for a period of 180 days from the date of this prospectus, offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, except in this offering, any of our ordinary shares or securities that are substantially similar to our ordinary shares, including but not limited to any options or warrants to purchase our ordinary shares, or any securities that are convertible into or exchangeable for, or that represent the right to receive, our ordinary shares or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of the Underwriter.

Furthermore, each of our directors, executive officers, and certain shareholders of our ordinary shares has also entered into a similar lock-up agreement for a period of 180 days from the date of this prospectus, subject to certain exceptions, with respect to our ordinary shares and securities that are substantially similar to our ordinary shares.

There are no existing agreements between the Underwriter and any person who will execute a lock-up agreement in connection with this offering providing consent to the sale of shares prior to the expiration of the lock-up period. The lock up does not apply to the issuance of shares upon the exercise of rights to acquire Ordinary Shares pursuant to any existing stock option or the conversion of any of our preferred convertible stock.

Stabilization

Upon the declaration of effectiveness of the registration statement of which this prospectus is a part, we will enter into an underwriting agreement with the Underwriter. The terms of the underwriting agreement provide that the obligations of the Underwriter are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of certain certificates, opinions and letters from us, our counsel, and our auditors.

We have applied to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “CNEY.”

Prior to this offering, there has been no public market for our Ordinary Shares. The initial public offering price was determined by negotiations among us and the Underwriter and will not necessarily reflect the market price of our Ordinary Shares following this offering. The principal factors that were considered in determining the initial public offering price included:

●	the information presented in this prospectus and otherwise available to the Underwriter;

●	the history of, and prospects for, the industry in which we will compete;

●	the ability of our management;

●	the prospects for our future earnings;

●	the present state of our development, results of operations, and our current financial condition

●	the general condition of the securities markets at the time of this offering; and

●	the recent market prices of, and the demand for, publicly traded stock of generally comparable companies.

We cannot assure you that the initial public offering price will correspond to the price at which our Ordinary Shares will trade in the public market subsequent to this offering or that an active trading market for our Ordinary Shares will develop and continue after this offering.

In connection with the offering the Underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, penalty bids, and passive market making in accordance with Regulation M under the Exchange Act.

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

●	Over-allotment involves sales by the Underwriter of the Ordinary Shares in excess of the number of shares the Underwriter are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the Underwriter is not greater than the number of shares that it may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The Underwriter may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

●	Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the Underwriter will consider, among other things, the price of our Ordinary Shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the Underwriter sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the Underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the Ordinary Shares originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

●	In passive market making, market makers in the shares who is the Underwriter or prospective Underwriter may, subject to limitations, make bids for or purchases of our Ordinary Shares until the time, if any, at which a stabilizing bid is made.

These stabilizing transactions, syndicate covering transactions, and penalty bids may have the effect of raising or maintaining the market price of our Ordinary Shares or preventing or retarding a decline in the market price of the shares. As a result, the price of our Ordinary Shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on a national securities exchange or otherwise and, if commenced, may be discontinued at any time.

The Underwriter and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. The Underwriter has, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which it received or will receive customary fees and expenses.

In addition, in the ordinary course of the business activities, the Underwriter and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. These investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Underwriter and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Offer, Sale and Distribution of Ordinary Shares

A prospectus in electronic format may be made available on the web sites maintained by one or more of the Underwriter, or selling group members, if any, participating in this offering and the Underwriter may distribute prospectuses electronically. The Underwriter may agree to allocate a number of shares to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the Underwriter and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on the Underwriter’s website and any information contained in any other website maintained by the Underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Underwriter in its capacity as Underwriter and should not be relied upon by investors.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Ordinary Shares, where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Notice to Prospective Investors in Canada

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

The Ordinary Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Ordinary Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to and is only directed at persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 within, and/or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) (all such persons together being referred to as “relevant persons”).

This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom who is not a relevant person should not act or rely on this prospectus or any of its contents.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Ordinary Shares may not be circulated or distributed, nor may the Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Notice to Prospective Investors in the People’s Republic of China

This prospectus may not be circulated or distributed in China and the Ordinary Shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of China except pursuant to applicable laws, rules and regulations of China. For the purpose of this paragraph only, China does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Notice to Prospective Investors in Hong Kong

The Ordinary Shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to our Ordinary Shares be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to our Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Taiwan, the Republic of China

The Ordinary Shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China, pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts and non-accountable expense allowance that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the FINRA filing fee and the Nasdaq Capital Market listing fee, as applicable, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$3,926
Nasdaq Capital Market Listing Fee	$50,022
FINRA Filing Fee	$5,038
Legal Fees and Expenses	$399,000
Accounting Fees and Expenses	$460,000
Printing and Engraving Expenses	$35,000
Transfer Agent Expenses	$1,500
Miscellaneous Expenses	$170,000
Total Expenses	$1,124,486

These expenses will be borne by us. Underwriting discounts will be borne by us in proportion to the numbers of ordinary shares sold in the offering.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Ordinary Shares offered in this offering and certain other legal matters as to British Virgin Islands law will be passed upon for us by Carey Olsen, our counsel as to British Virgin Islands law. Legal matters as to PRC law will be passed upon for us by GFE Law Office. Loeb & Loeb LLP and Allbright Law Offices are acting as U.S. counsel and PRC legal counsel, respectively, to the Underwriter.

EXPERTS

The consolidated financial statements for the fiscal years ended September 30, 2020 and 2019, included in this prospectus have been so included in reliance on the report of Friedman LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Friedman LLP is located at One Liberty Plaza, 165 Broadway Floor 21, New York, NY 10006.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

CN ENERGY GROUP. INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

CN Energy Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of CN Energy Group, Inc. and its subsidiaries (collectively, the “Company”) as of September 30, 2020 and 2019, and the related consolidated statements of income and comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended September 30, 2020, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended September 30, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Friedman LLP

We have served as the Company’s auditor since 2018.

New York, New York

January 15, 2021

CN ENERGY GROUP. INC.

CONSOLIDATED BALANCE SHEETS

	September 30,	September 30,
	2020	2019
ASSETS
Current Assets:
Cash	$1,570,035	$1,560,335
Accounts receivable, net	8,727,364	4,178,825
Inventory	2,809,584	2,450,799
Advances to suppliers, net	1,561,274	1,786,926
Prepaid expenses and other current assets	32,628	32,215
Total current assets	14,700,885	10,009,100

Property, plant and equipment, net	14,294,703	12,811,377
Intangible assets, net	171,287	259,611
Land use right, net	557,179	542,068
Right of use lease assets, net	141,991	-
Long-term deposits	1,176,051	280,176
Deferred offering costs	385,193	313,040
Deferred tax assets	15,674	6,679
Total Assets	$31,442,963	$24,222,051

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Short-term bank loans	$1,613,928	$277,374
Accounts payable	4,830,110	3,947,099
Deferred revenue - current portion	120,383	100,723
Due to related parties	187,062	614,217
Taxes payable	244,169	146,613
Current portion of operating lease liabilities	68,833	-
Accrued expenses and other current liabilities	639,125	636,130
Total current liabilities	7,703,610	5,722,156

Deferred revenue	555,725	504,282
Non-current portion of operating lease liabilities	65,586	-
Total liabilities	8,324,921	6,226,438

Commitments and contingencies

Stockholders' Equity:
Ordinary shares, no par value, unlimited number of ordinary shares authorized, 10,000,000 ordinary shares issued and outstanding*	14,005,621	14,005,621
Convertible preferred shares, no par value, an unlimited number of convertible preferred shares authorized, 500,000 convertible preferred shares issued and outstanding	1,800,000	-
Additional paid-in capital	7,890,199	7,890,199
Statutory reserves	129,497	-
Retained earnings (accumulated deficit)	259,507	(1,955,766)
Accumulated other comprehensive loss	(966,782)	(1,944,441)
Total stockholders' equity	23,118,042	17,995,613

Total Liabilities and Stockholders' Equity	$31,442,963	$24,222,051

*    Retrospectively restated for effect of forward stock split

The accompanying notes are an integral part of these consolidated financial statements.

CN ENERGY GROUP. INC.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Years Ended September 30,
	2020	2019
Revenues	$12,476,314	$10,893,164

Cost of revenues	(9,117,125)	(7,920,879)

Gross profit	3,359,189	2,972,285

Operating expenses:
Selling expenses	148,137	332,621
General and administrative expenses	920,062	857,765
Research and development expenses	287,299	593,992
Total operating expenses	1,355,498	1,784,378

Income from operations	2,003,691	1,187,907

Other income (expenses):
Interest expense	(27,691)	(6,553)
Government subsidy income	470,865	587,958
Other income	68,024	7,311
Total other income, net	511,198	588,716

Income before income taxes	2,514,889	1,776,623

Provision for income taxes	170,119	108,811

Net income	2,344,770	1,667,812

Other comprehensive income (loss):
Foreign currency translation adjustment	977,659	(712,400)

Comprehensive income	$3,322,429	$955,412

Earnings per share – basic and diluted	$0.23	$0.17

Weighted average shares outstanding – basic and diluted*	10,000,000	10,000,000

*     Retrospectively restated for effect of forward stock split

The accompanying notes are an integral part of these consolidated financial statements.

CN ENERGY GROUP. INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED SEPTEMBER 30, 2020 AND 2019

							Retained	Accumulated
					Additional		Earnings	Other
	Ordinary Shares		Preferred Shares		Paid-in	Statutory	(Accumulated	Comprehensive
	Shares*	Amount	Shares	Amount	Capital	Reserves	Deficit)	Loss	Retained
Balance at September 30, 2018	10,000,000	$14,005,621	-	$-	$7,890,199	$-	$(3,623,578)	$(1,232,041)	$17,040,201

Net income for the year	-	-	-	-	-	-	1,667,812	-	1,667,812
Foreign currency translation loss	-	-	-	-	-	-	-	(712,400)	(712,400)

Balance at September 30, 2019	10,000,000	$14,005,621	-	$-	$7,890,199	$-	$(1,955,766)	$(1,944,441)	$17,995,613

Issuance of convertible preferred shares	-	-	500,000	1,800,000	-		-	-	1,800,000
Net income for the year	-	-	-	-	-	-	2,344,770	-	2,344,770
Appropriation to statutory reserve						129,497	(129,497)		-
Foreign currency translation gain	-	-	-	-	-	-	-	977,659	977,659

Balance at September 30, 2020	10,000,000	$14,005,621	500,000	$1,800,000	$7,890,199	$129,497	$259,507	$(966,782)	$23,118,042

*     Retrospectively restated for effect of forward stock split

The accompanying notes are an integral part of these consolidated financial statements.

CN ENERGY GROUP. INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended September 30,
	2020	2019
Cash flows from operating activities:
Net income	$2,344,770	$1,667,812
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation expense	916,386	942,615
Amortization of operating lease right-of-use assets	8,814	-
Amortization of intangible assets and land use right	114,091	115,251
Changes in bad debt allowances	56,100	4,130
Deferred income taxes	(8,415)	(1,916)
Deferred revenue	40,105	(104,591)
Changes in operating assets and liabilities:
Accounts receivable	(4,216,674)	(1,290,889)
Inventory	(231,162)	104,029
Advances to suppliers	250,028	(256,221)
Prepaid expenses and other current assets	(425)	2,923,310
Accounts payable	(1,060,649)	(4,111,721)
Operating lease liabilities	(16,167)	-
Taxes payable	87,713	(21,239)
Accrued expenses and other current liabilities	(103,427)	154,317
Net cash provided by (used in) operating activities	(1,818,912)	124,887

Cash flows from investing activities:
Purchase of property, plant and equipment	(14,693)	(886,721)
Purchase of intangible assets	(4,663)	-
Purchase of land use right	-	(573,398)
Long-term deposits	(856,475)	23,653
Proceeds from notes receivable	-	97,318
Proceeds from loans to related parties	-	148,621
Net cash used in investing activities	(875,831)	(1,190,527)

Cash flows from financing activities:
Deferred offering costs	(26,929)	-
Issuance of convertible preferred shares	1,800,000	-
Repayment of related parties loans	(433,769)	-
Proceeds from related parties loans	-	502,244
Repayment of short-term bank loans	(710,756)	-
Proceeds from short-term bank loans	1,995,254	288,027
Net cash provided by financing activities	2,623,800	790,271

Effect of exchange rate changes on cash	80,643	(61,098)

Net increase (decrease) in cash	9,700	(336,467)

Cash, beginning of year	1,560,335	1,896,802

Cash, end of year	$1,570,035	$1,560,335

Supplemental disclosure information:
Cash paid for income tax	$93,086	$15,180
Cash paid for interest	$27,873	$6,730

Supplemental non-cash activities:
Accrued deferred offering costs	$34,650	$189,308
Payment of professional fees funded by related party loans	$351,121	$-
Deferred offering costs funded by a related party through related party loans	$8,142	$125,000
Accounts payable related to construction in progress	$1,729,261	$2,118,884
Right of use assets obtained in exchange for operating lease obligations	$146,684	$-

The accompanying notes are an integral part of these consolidated financial statements.

Note 1 – Organization and nature of business

CN ENERGY GROUP. INC. (“CN Energy”) is a holding company incorporated under the laws of the British Virgin Islands on November 23, 2018. CN Energy, through its subsidiaries (collectively, the “Company”), is a manufacturer and supplier of wood-based activated carbon that is primarily used in pharmaceutical manufacturing, industrial manufacturing, water purification, environmental protection, and food and beverage production (“Activated Carbon Production”), and a producer of biomass electricity generated in the process of producing activated carbon (“Biomass Electricity Production”).

Reorganization

In connection with its proposed initial public offering, the Company has undertaken a reorganization of its legal structure (the “Reorganization”). The Reorganization involved: (1) the incorporation of CN Energy, a British Virgin Islands holding company; (2) the incorporation of Clean Energy Holdings Limited (“Energy Holdings”), a Hong Kong holding company; (3) the incorporation of Zhejiang CN Energy Technology Development Co., Ltd. (“Zhejiang CN Energy”) and Manzhouli CN Energy Industrial Co., Ltd. (“Manzhouli CN Energy”), two new wholly foreign-owned enterprises (“WFOE”) formed by Energy Holdings under the laws of the People’s Republic of China (“China” or the “PRC”); (4) the incorporation of Manzhouli CN Energy Technology Co., Ltd. (“Manzhouli CN Technology”), a PRC company, of which 90% of the equity interests are owned by Manzhouli CN Energy, and the remaining 10% by Zhejiang CN Energy; (5) the incorporation of CN Energy Industrial Development Co., Ltd. (“CN Energy Development”), a PRC company, of which 70% of the equity interests are owned by Manzhouli CN Technology and the remaining 30% by Zhejiang CN Energy; (6) the acquisition of 100% of the equity interests of Greater Khingan Range Forasen Energy Technology Co., Ltd. (“Khingan Forasen”) by CN Energy Development; and (7) the issuance of 10,000,000 ordinary shares of CN Energy (reflecting an approximate or rounded 71.62-for-1 forward split of the Company’s ordinary shares on April 20, 2020) to the original shareholders of Khingan Forasen. In relation to the Reorganization, a series of agreements were signed among CN Energy, the original shareholders of Khingan Forasen, CN Energy Development, and offshore holding companies controlled by the original shareholders of Khingan Forasen on August 12, 2019 and August 28, 2019. All share amounts and per share amounts have been presented giving effect to the forward split. The Company has retroactively restated all shares and per share data for all the periods presented.

As a result of the Reorganization, CN Energy, the ultimate holding company, through Energy Holdings and WFOEs, owns 100% of the equity interests of Khingan Forasen, which, in turn, owns 100% of the equity interests of Hangzhou Forasen Technology Co., Ltd. (“Hangzhou Forasen”) and Manzhouli Zhongxing Energy Technology Co., Ltd. (“Zhongxing Energy”).

In accordance with Accounting Standards Codification (“ASC”) 805-50-25, the Reorganization has been accounted for as a recapitalization among entities under common control since the same shareholders controlled all these entities prior to the Reorganization. The consolidation of CN Energy and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. Results of operations for the period presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period. By eliminating the effects of intra-entity transactions in determining the results of operations for the period before the Reorganization, those results will be on substantially the same basis as the results of operations for the period after the date of Reorganization.

The effects of intra-entity transactions on current assets, current liabilities, revenue, and cost of sales for periods presented and on retained earnings (accumulated deficit) at the beginning of the periods presented are eliminated to the extent possible. Furthermore, ASC 805-50-45-5 indicates that the financial statements and financial information presented for prior years also shall be retrospectively adjusted to furnish comparative information.

Upon the completion of the Reorganization, the Company has subsidiaries in countries and jurisdictions including the PRC, Hong Kong, and British Virgin Islands. Details of the subsidiaries of the Company are set out below:

F-7

Note 1 – Organization and nature of business (Continued)

Reorganization (Continued)

Name of Entity	Date of Incorporation	Place of Incorporation	% of Ownership	Principal Activities
CN Energy	November 23, 2018	British Virgin Islands	Parent	Holding Company
Energy Holdings	August 29, 2013	Hong Kong	100%	Holding Company
Zhejiang CN Energy	January 14, 2019	Zhejiang, China	100%	Holding Company
Manzhouli CN Energy	January 24, 2019	Inner Mongolia, China	100%	Holding Company
Manzhouli CN Technology	June 10, 2019	Inner Mongolia, China	100%	Holding Company
CN Energy Development	April 18, 2019	Zhejiang, China	100%	Holding Company
Khingan Forasen	March 5, 2009	Heilongjiang, China	100%	Produces and distributes activated carbon and biomass electricity
Hangzhou Forasen	March 16, 2006	Zhejiang, China	100%	Distributes activated carbon products
Zhongxing Energy	May 21, 2018	Inner Mongolia, China	100%	Expected to produce activated carbon and steam for heating in the future

Note 2 – Summary of significant accounting policies

Basis of presentation and principles of consolidation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and have been consistently applied.

The consolidated financial statements of the Company reflect the principal activities of CN Energy, Energy Holdings, Zhejiang CN Energy, Manzhouli CN Energy, Manzhouli CN Technology, CN Energy Development, Khingan Forasen, Hangzhou Forasen, and Zhongxing Energy. All intercompany transactions and balances have been eliminated upon consolidation.

Note 2 – Summary of significant accounting policies (Continued)

Use of estimates

In preparing the consolidated financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the consolidated financial statements, as well as the reported amounts of revenue and expenses during the reporting periods. Significant items subject to such estimates and assumptions include, but are not limited to, the valuation of inventory, accounts receivable, advances to suppliers, useful lives of property, plant and equipment and intangible assets, the recoverability of long-lived assets, provision necessary for contingent liabilities, revenue recognition, and realization of deferred tax assets. Actual results could differ from those estimates.

Cash and cash equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less and money market accounts to be cash equivalents. The Company maintains all of its bank accounts in the PRC. Cash balances in bank accounts in the PRC are not insured by the Federal Deposit Insurance Corporation or other programs. As of September 30, 2020 and 2019, the Company had no cash equivalents.

Accounts receivable

Accounts receivable are presented net of an allowance for doubtful accounts. The Company maintains an allowance for doubtful accounts for estimated losses. The Company reviews its accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, customer payment history, customer’s current credit-worthiness, and current economic trends. Accounts are written off against the allowance after efforts at collection prove unsuccessful.

Inventory

The Company values its inventory at the lower of cost, determined on a weighted average basis, or net realizable value. Costs include the cost of raw materials, freight, direct labor, and related production overhead. Net realizable value is estimated using selling price in the normal course of business less any costs to complete and sell products. The Company reviews its inventory periodically to determine if any reserves are necessary for potential obsolescence or if the carrying value exceeds net realizable value. No inventory reserves were recorded as of September 30, 2020 and 2019.

Advances to suppliers

Advances to suppliers consist of balances paid to suppliers for services and materials that have not been provided or received. The Company reviews its advances to suppliers on a periodic basis and makes general and specific allowances when there is doubt as to the ability of a supplier to provide supplies to the Company or refund an advance.

Property, plant, and equipment

Property, plant and equipment are stated at cost less accumulated depreciation. The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to its present working condition and location for its intended use.

Note 2 – Summary of significant accounting policies (Continued)

Property, plant, and equipment (Continued)

Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets. The estimated useful lives for significant property and equipment are as follows:

Useful life
Property and buildings	20 years
Machinery and equipment	10 years
Vehicles	4 years
Office equipment	3 - 5 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of income and comprehensive income in income from operations.

Construction-in-progress represents property and buildings under construction and consists of construction expenditures, equipment procurement, and other direct costs attributable to the construction. Construction-in-progress is not depreciated. Upon completion and ready for intended use, construction-in-progress is reclassified to the appropriate category within property, plant, and equipment.

Land use right

Land use right is recorded at cost less accumulated amortization. Amortization is provided on a straight-line basis over the estimated useful life which is 50 years and represents the shorter of the estimated usage period or the terms of the agreement.

Intangible assets

Intangible assets consist primarily of patents and software. Intangible assets are stated at cost less accumulated amortization, which are amortized using the straight-line method with the following estimated useful lives:

Useful life
Patents	10 years
Software	10 years

Impairment of long-lived assets

The Company reviews long-lived assets, including definitive-lived intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the estimated cash flows from the use of the asset and its eventual disposition are below the asset’s carrying value, then the asset is deemed to be impaired and written down to its fair value. There were no impairments of these assets as of September 30, 2020 and 2019.

Note 2 – Summary of significant accounting policies (Continued)

Leases

On October 1, 2019, the Company adopted Accounting Standards Update (“ASU”) 2016-02, Leases (as amended by ASU 2018-01, 2018-10, 2018-11, 2018-20, and 2019-01, collectively “ASC 842”), using the modified retrospective method. The Company elected the transition method which allows entities to initially apply the requirements by recognizing a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. As a result of electing this transition method, previously reported financial information has not been restated to reflect the application of the new standard to the comparative periods presented. The Company elected the package of practical expedients permitted under the transition guidance within ASC 842, which among other things, allows the Company to carry forward certain historical conclusions reached under ASC Topic 840 regarding lease identification, classification, and the accounting treatment of initial direct costs. The Company elected not to record assets and liabilities on its consolidated balance sheet for new or existing lease arrangements with terms of 12 months or less. The Company recognizes lease expenses for such lease on a straight-line basis over the lease term.

The most significant impact upon adoption relates to the recognition of new Right-of-use (“ROU”) assets and lease liabilities on the Company’s consolidated balance sheets for office space and the manufacturing facility leases. During 2020, the Company recognized lease liabilities of approximately $147,000, with corresponding ROU assets of the same amount based on the present value of the remaining rental payments under current leasing standards for existing leases. There was no cumulative effect to retained earnings or other components of equity recognized as of October 1, 2019 and the adoption of this standard did not impact the consolidated statements of income and comprehensive income or cash flows of the Company. The remaining balance of lease liabilities are presented within current portion of operating lease liabilities and the non-current portion of operating lease liabilities on the consolidated balance sheets. See Note 15 for further discussion.

Fair value of financial instruments

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

● Level 1 - inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

● Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.

● Level 3 - inputs to the valuation methodology are unobservable.

Unless otherwise disclosed, the fair value of the Company’s financial instruments including cash, accounts receivable, advances to suppliers, prepaid expenses and other current assets, short-term bank loans, accounts payable, deferred revenue, due to related parties, taxes payable, and accrued expenses and other current liabilities approximate their recorded values due to their short-term maturities. The fair value of longer-term leases approximate their recorded values as their stated interest rates approximate the rates currently available.

Note 2 – Summary of significant accounting policies (Continued)

Revenue recognition

The Company accounts for revenue recognition under Accounting Standards Codification 606, Revenue from Contracts with Customers (“ASC 606”). Revenue of the Company is mainly from the sale of two types of products, activated carbon and biomass electricity generated in the process of producing activated carbon. For the sale of activated carbon, the Company recognizes revenue when title and risk of loss passes and the customer accepts the products, which occurs at delivery. Product delivery is evidenced by warehouse shipping log as well as signed shipping bills from the shipping company, or by receipt document signed by the customer upon delivery, depending on the delivery term negotiated between the Company and customers on a customer-by-customer basis. For the sale of biomass electricity, revenue is recognized over time as the biomass electricity is delivered, which occurs when the biomass electricity is transmitted from the power plant of the Company to the provincial power grid company. The amount is based on the reading of meters, which occurs on a systematic basis throughout each reporting period and represents the market value of the biomass electricity delivered.

The Company also provides technical service to customers who purchase activated carbon from the Company. The revenue of technical service is recognized on a straight-line basis over the service period as earned.

The transaction price of activated carbon and technical services is determined based on fixed consideration in the Company’s customer contracts. Pursuant to the power purchase agreements entered into between the Company and the respective provincial power grid company, the Company’s sales of biomass electricity were made to the power grid company at the tariff rates agreed with the provincial power grid company as approved by the relevant government authorities in the PRC. In determining the transaction price, no significant financing components exist since the timing from when the Company invoices its customers to when payment is received is less than one year.

Revenue is reported net of all value added taxes. The Company generally does not permit customers to return products and historically, customer returns have been immaterial. In the event the Company receives an advance from a customer, such advance is recorded as a liability to the Company. The Company reduces the liability and recognizes revenue after the delivery of goods occurs.

The core principle underlying the revenue recognition ASC 606 is that the Company recognizes revenue to represent the transfer of goods and services to customers in an amount that reflects the consideration to which the Company expects to be entitled in such exchange. This requires the Company to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer. The Company’s sales contracts of activated carbon have one single performance obligation as the promise to transfer the individual goods is not separately identifiable from other promises in the contracts and is, therefore, not distinct. Therefore, the sale of activated carbon is recognized at a point in time. The Company’s sales contracts of biomass electricity have a single performance obligation that represents a promise to transfer to the customer a series of distinct goods that are substantially the same and that have the same pattern of transfer to the customer. The Company’s performance obligation is satisfied over time as biomass electricity is delivered.

There were no contract assets as of September 30, 2020 and 2019. For the fiscal years ended September 30, 2020 and 2019, revenue recognized from performance obligations related to prior periods was insignificant. Revenue expected to be recognized in any future periods related to remaining performance obligations is insignificant.

The Company has elected the following practical expedients in applying ASC 606:

●	Unsatisfied Performance Obligations – for all performance obligations relate to contracts with a duration of less than one year, the Company has elected to apply the optional exemption provided in ASC 606, and therefore is not required to disclose the aggregate amount of the transaction price allocated to performance obligations that are unsatisfied or partially unsatisfied at the end of the reporting period.
●	Contract Costs - all incremental customer contract acquisition costs are expensed as they are incurred as the amortization period of the asset that the Company otherwise would have recognized is one year or less in duration.
●	Significant Financing Component - the Company does not adjust the promised amount of consideration for the effects of a significant financing component as the Company expects, at contract inception, that the period between when the Company transfers a promised good or service to a customer and when the customer pays for that good or service will be one year or less.
●	Sales Tax Exclusion from the Transaction Price - the Company excludes from the measurement of the transaction price all taxes assessed by a governmental authority that are both imposed on and concurrent with a specific revenue-producing transaction and collected by the Company from the customer.
●	Shipping and Handling Activities - the Company elected to account for shipping and handling activities as a fulfillment cost rather than as a separate performance obligation.

Refer to Note 16—Segment reporting for details of revenue disaggregation.

Note 2 – Summary of significant accounting policies (Continued)

Cost of revenue

Cost of revenue includes cost of raw materials purchased, inbound freight cost, cost of direct labor, depreciation expense, and other overhead. Write-down of inventory for lower of cost or net realizable value adjustments is also recorded in cost of revenue.

Research and development expenses

Research and development expenses include costs directly attributable to the conduct of research and development projects, including the cost of salaries and other employee benefits. All costs associated with research and development are expensed as incurred.

Shipping and handling

All shipping and handling costs are expensed as incurred and included in selling expenses. Total shipping and handling expenses were $107,355 and $315,809 for the fiscal years ended September 30, 2020 and 2019, respectively.

Government subsidy income

The Company receives various government grants from time to time. There is no guarantee that the Company will continue to receive such grants in the future. For the fiscal years ended September 30, 2020 and 2019, the Company had subsidy income of $470,865 and $587,958, including $102,617 and $104,591 for equipment of energy projects grants, and $368,248 and $483,367 of value-added tax refund, respectively.

In January 2014, April 2014, and December 2019, the Company received government subsidies of approximately $840,000, $140,000 and $140,000 for equipment of energy projects, respectively. These subsidies were one-time grants, and the Company recognizes the income over the useful lives of the equipment. As of September 30, 2020 and 2019, the balance of unrecognized government grants was $676,108 and $605,005, respectively, which was recorded in deferred revenue. During the fiscal years ended September 30, 2020 and 2019, $102,617 and $104,591 was recorded in government subsidy income, respectively.

Income taxes

The Company’s subsidiaries in the PRC and Hong Kong are subject to the income tax laws of the PRC and Hong Kong. No taxable income was generated outside the PRC for the fiscal years ended September 30, 2020 and 2019. The Company accounts for income taxes in accordance with ASC 740, Income Taxes. ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or future deductibility is uncertain.

ASC 740-10-25 prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. It also provides guidance on the recognition of income tax assets and liabilities, classification accounting for interest and penalties associated with tax positions, years open for tax examination, accounting for income taxes in interim periods and income tax disclosures. There were no material uncertain tax positions as of September 30, 2020 and 2019. As of September 30, 2020, the tax years ended December 31, 2015, through December 31, 2019 for the Company's PRC subsidiaries remain open for statutory examination by PRC tax authorities.

Note 2 – Summary of significant accounting policies (Continued)

Value added tax (“VAT”)

Sales revenue represents the invoiced value of goods, net of VAT. The VAT is based on gross sales price and VAT rates range up to 13%, depending on the type of products sold. The VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing or acquiring its finished products. The Company recorded a VAT payable or receivable net of payments in the accompanying consolidated financial statements. All of the VAT returns filed by the Company’s subsidiaries in the PRC, have been and remain subject to examination by the tax authorities for five years from the date of filing.

Each local tax authority at times may grant tax holidays to local enterprises as a way to encourage entrepreneurship and stimulate local economy. Khingan Forasen and its branch office, Greater Khingan Range Forasen Energy Technology Co., Ltd. Tahe Biopower Plant (“Biopower Plant”), are entitled to obtained 70% VAT refund as they meet the requirement of national comprehensive utilization of resources program. For the fiscal years ended September 30, 2020 and 2019, the amount of $368,248 and $483,367 VAT refund was recorded in government subsidy income, respectively.

Concentrations of credit risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash, accounts receivable, and advances to suppliers. Most of the Company’s cash is maintained with banks within the PRC of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts. A significant portion of the Company’s sales are credit sales which are primarily to customers whose ability to pay is dependent upon the industry economics prevailing in these areas. The Company also makes cash advances to certain suppliers to ensure the stable supply of key raw materials. The Company performs ongoing credit evaluations of its customers and key suppliers to help further reduce credit risk.

Comprehensive income

Comprehensive income consists of two components, net income and other comprehensive income(loss). Other comprehensive income(loss) refers to revenue, expenses, gains, and losses that under U.S. GAAP are recorded as an element of stockholders’ equity but are excluded from net income. Other comprehensive income(loss) consists of foreign currency translation adjustment from the Company not using U.S. dollar as its functional currency.

Foreign currency translation

The Company’s financial information is presented in U.S. dollars. The functional currency of the Company is the Renminbi (“RMB”), the currency of the PRC. Any transactions denominated in currencies other than RMB are translated into RMB at the exchange rate quoted by the People’s Bank of China prevailing at the dates of the transactions, and exchange gains and losses are included in the statements of income as foreign currency transaction gain or loss. The consolidated financial statements of the Company have been translated into U.S. dollars in accordance with ASC 830, Foreign Currency Matters. The financial information is first prepared in RMB and then translated into U.S. dollars at period-end exchange rates for assets and liabilities and average exchange rates for revenue and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. The effects of foreign currency translation adjustments are included as a component of accumulated other comprehensive loss in stockholders’ equity.

The exchange rates in effect as of September 30, 2020 and 2019, were RMB1 for $0.1470 and $0.1401, respectively. The average exchange rates for the fiscal years ended September 30, 2020 and 2019, were RMB1 for $0.1427 and $0.1455, respectively.

Note 2 – Summary of significant accounting policies (Continued)

Earnings Per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, Earnings per Share. ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. There was no anti-dilutive effect for the years ended September 30, 2020 and 2019.

Statement of cash flows

In accordance with ASC 230, Statement of Cash Flows, cash flows from the Company’s operations are formulated based upon the local currencies, and then translated at average translation rates for the periods. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Risks and uncertainties

The operations of the Company are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, in addition to the general state of the PRC economy. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company’s sales, purchases, and expense transactions are denominated in RMB, and all of the Company’s assets and liabilities are also denominated in RMB. RMB is not freely convertible into foreign currencies under the current law. In the PRC, foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China, the central bank of the PRC. Remittances in currencies other than RMB may require certain supporting documentation in order to effect the remittance.

The Company does not carry any business interruption insurance, product liability insurance, or any other insurance policy except for a limited property insurance policy. As a result, the Company may incur uninsured losses, increasing the possibility that investors would lose their entire investment in the Company.

In December 2019, a novel strain of coronavirus (“COVID-19”) was first identified in Wuhan, China. On March 11, 2020, the World Health Organization declared COVID-19 a pandemic—the first pandemic caused by a coronavirus. The outbreak has reached more than 160 countries, resulting in the implementation of significant governmental measures, including lockdowns, closures, quarantines, and travel bans, intended to control the spread of the virus. The Chinese government has ordered quarantines, travel restrictions, and the temporary closure of stores and facilities. Companies are also taking precautions, such as requiring employees to work remotely, imposing travel restrictions and temporarily closing businesses.

Because of the shelter-in-place orders and travel restrictions mandated by the Chinese government, employees of Biopower Plant and Hangzhou Forasen could not return to work on time after the Chinese New Year and the transportation of raw materials and activated carbon was delayed or halted during January and February 2020, which adversely impacted the Company’s production and sales, as well as the construction of its new facility in Manzhouli City, during that period. Although the production and sales have gradually recovered since the end of March 2020 and the Company resumed the construction of its new facility in Manzhouli City in August 2020, if COVID-19 further impacts its production and sales or delays the construction, the Company’s financial condition, results of operations, and cash flows could continue to be adversely affected.

Although the COVID-19 outbreak seems to have been under relative control in China since May 2020, it may continue to materially adversely affect the Company’s business operations and condition and operating results for 2021, including but not limited to material negative impact on its total revenue, slower collection of accounts receivables, and additional allowance for doubtful accounts. Because of the significant uncertainties surrounding the COVID-19 outbreak, the Company cannot reasonably estimate the extent of the business disruption and the related financial impact at this time.

Recent accounting pronouncements

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-13, Financial Instruments - Credit Losses (Topic 326). The amendments in this Update require a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The amendments broaden the information that an entity must consider in developing its expected credit loss estimate for assets measured either collectively or individually. The use of forecasted information incorporates more timely information in the estimate of expected credit loss, which will be more decision useful to users of the financial statements. This ASU is effective for annual and interim periods beginning after December 15, 2019 for issuers and December 15, 2020 for non-issuers. Early adoption is permitted for all entities for annual periods beginning after December 15, 2018, and interim periods therein. In May 2019, the FASB issued ASU 2019-05, Financial Instruments—Credit Losses (Topic 326): Targeted Transition Relief. This ASU adds optional transition relief for entities to elect the fair value option for certain financial assets previously measured at amortized cost basis to increase comparability of similar financial assets. The ASUs should be applied through a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective (that is, a modified retrospective approach). On November 19, 2019, the FASB issued ASU 2019-10 to amend the effective date for ASU 2016-13 to be fiscal years beginning after December 15, 2022 and interim periods therein. The Company will adopt this ASU within annual reporting period of September 30, 2024 and expects that the adoption will not have a material impact on the Company’s consolidated financial statements.

Note 2 – Summary of significant accounting policies (Continued)

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement, to improve the effectiveness of disclosures in the notes to financial statements related to recurring or nonrecurring fair value measurements by removing amounts and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, the policy for timing of transfers between levels, and the valuation processes for Level 3 fair value measurements. The new standard requires disclosure of the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. The amendments in this update are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The Company will adopt this ASU within annual reporting period of September 30, 2021 and expects that the adoption of this ASU will not have a material impact on the Company’s consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which removes certain exceptions to the general principles in Topic 740, and also improves consistent application of and simplify U.S. GAAP for other areas of Topic 740 by clarifying and amending existing guidance. For public business entities, the amendments in this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. For all other entities, the amendments in this update are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption of the amendments is permitted. The Company will adopt this ASU within annual reporting period of September 30, 2022 and expects that the adoption of this ASU will not have a material impact on the Company’s consolidated financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial position, statements of operations and cash flows.

Reclassification

Non-current portion of deferred revenue as of September 30, 2019 was reclassified for comparative presentation purposes.

Note 3 – Accounts receivable, net

Accounts receivable consisted of the following:

	September 30, 2020	September 30, 2019
Trade accounts receivable	$8,727,364	$4,178,825
Less: allowance for doubtful accounts	-	-
Accounts receivable, net	$8,727,364	$4,178,825

The Company’s accounts receivable primarily include balances due from customers when the Company’s activated carbon products and biomass electricity are sold and delivered to customers.

Note 4 – Inventory

Inventory consisted of the following:

	September 30, 2020	September 30, 2019
Raw materials	$1,866,725	$1,312,616
Finished goods	942,859	1,138,183
Total	$2,809,584	$2,450,799

Note 5 – Advances to suppliers, net

Advances to suppliers represent prepayments made to ensure continuous high-quality supply and favorable purchase prices. Advances to suppliers consisted of the following:

	September 30, 2020	September 30, 2019
Advances for raw materials purchase	$1,664,158	$1,831,452
Less: allowance for doubtful accounts	(102,884)	(44,526)
Advances to suppliers, net	$1,561,274	$1,786,926

Property, plant, and equipment, net

Property, plant, and equipment, stated at cost less accumulated depreciation, consisted of the following:

	September 30, 2020	September 30, 2019
Property and buildings	$7,427,906	$6,840,723
Machinery and equipment	7,131,358	7,028,522
Office equipment	113,096	107,425
Vehicles Subtotal	117,048	111,554
	14,789,408	14,088,224
Construction in progress	5,238,614	3,530,866
Less: accumulated depreciation	(5,733,319)	(4,807,713)
Property, plant and equipment, net	$14,294,703	$12,811,377

Depreciation expense was $916,386 and $942,615 for the fiscal years ended September 30, 2020 and 2019, respectively.

Note 7 – Land use right, net

Land use right, net consisted of the following:

	September 30, 2020	September 30, 2019
Land use right	$579,390	$552,192
Less: accumulated amortization	(22,211)	(10,124)
Land use right, net	$557,179	$542,068

Amortization expense was $11,251 and $10,512 for the fiscal years ended September 30, 2020 and 2019, respectively.

Estimated future amortization expense is as follows:

12 months ending September 30,	Amortization expense
2021	$11,251
2022	11,251
2023	11,251
2024	11,251
2025	11,251
Thereafter	500,924
Total	$557,179

Note 8 – Intangible assets, net

Intangible assets, net consisted of the following:

	September 30, 2020	September 30, 2019
Software	$15,066	$14,359
Purchased patents	1,048,067	994,290
Subtotal	1,063,133	1,008,649
Less: accumulated amortization	(891,846)	(749,038)
Intangible assets, net	$171,287	$259,611

Amortization expense was $102,840 and $104,739 for the fiscal years ended September 30, 2020 and 2019, respectively.

Estimated future amortization expense is as follows:

12 months ending September 30,	Amortization expense
2021	$102,840
2022	68,447
Total	$171,287

Note 9 – Long-term deposits

Long-term deposits consisted of the following:

	September 30, 2020	September 30, 2019
Construction deposit (a)	$882,075	$-
Deposit for acquisition of land use rights (b)	293,976	280,176
Long-term deposits	$1,176,051	$280,176

(a)	On June 25, 2020, the Company entered into a construction agreement with a third party, Manzhouli Lancheng Project Management Co., Ltd., for the first stage of construction of the Company’s new facility in Manzhouli City, China. Pursuant to the agreement, the Company made a payment of RMB6 million (equivalent to $882,075) as security deposit. The deposit is interest-free and is refundable upon the completion of the project.
(b)	The Company paid a deposit of RMB2 million (equivalent to $293,976 as of September 30, 2020) to the Finance Bureau designated by the Tahe County Land and Resources Bureau, to bid for the acquisition of land use rights. The deposit is interest-free and refundable if the bid is unsuccessful.

Note 10 – Short-term bank loans

On March 25, 2019, Biopower Plant entered into a credit loan agreement with Industrial and Commercial Bank of China (“ICBC”), Tahe Branch, to borrow RMB2 million as the Company’s working capital with an interest rate equaling 110% of the prime interest rate set by the People’s Bank of China at the time of borrowing. This loan was unsecured and due upon maturity on September 21, 2019. On September 19, 2019, Biopower Plant renewed this loan agreement with ICBC to borrow RMB1.98 million (equivalent to $277,374 as of September 30, 2019) as working capital with an interest rate equaling 115% of the prime interest rate set by the People’s Bank of China at the time of borrowing (5.0025% as of September 30, 2019). The loan was unsecured and the new maturity date was March 17, 2020. This loan was fully repaid upon maturity.

On March 16, 2020, Biopower Plant entered into two unsecured loan agreements with ICBC to borrow a total of RMB2 million (equivalent to $282,104 as of March 31, 2020) as working capital with an interest rate equaling the Loan Prime Rate (the “LPR”) set by the People’s Bank of China at the time of borrowing plus 80 bps (4.85%). The Company received the proceeds on March 20, 2020. The maturity date of the loans was September 12, 2020. On September 9, 2020, these loans were fully repaid.

On March 17, 2020, Biopower Plant entered into an unsecured loan agreement with ICBC to borrow RMB1 million (equivalent to $141,052 as of March 31, 2020) as working capital with an interest rate equaling the LPR set by the People’s Bank of China at the time of borrowing plus 80 bps (4.85%). The maturity date of this loan was September 13, 2020. On September 9, 2020, the loan was fully repaid.

On May 22, 2020, Khingan Forasen entered into a short-term loan agreement with ICBC to borrow RMB5 million (equivalent to $734,940 as of September 30, 2020) as working capital, with an interest rate equaling the LPR set by the People’s Bank of China at the time of borrowing plus 50 base points (effective rate is 4.35%). The Company received the proceeds on May 26, 2020. The term of the loan is 12 months from the date when the proceeds were received. The loan is guaranteed by a third party, Heilongjiang Xinzheng Financing Guarantee Group Co., Ltd., for up to 80% of the outstanding principal balance, and collateralized by the property and equipment of Khingan Forasen, with a net book value of RMB3.2 million (equivalent to approximately $0.5 million as of September 30, 2020).

On August 31, 2020, Hangzhou Forasen entered into a line of credit agreement with WeBank Co., Ltd. (“WeBank”). The line of credit agreement provides for a revolving credit, the amount of which will be specified in each borrowing. The line of credit is unconditionally guaranteed by the legal representative of Hangzhou Forasen for a maximum amount of RMB5 million (equivalent to $735,000). On September 8, 2020, Hangzhou Forasen entered into three loan agreements to borrow a total of RMB2,980,000 (equivalent to $438,024 as of September 30, 2020) under the line of credit agreement, with a maturity date of October 9, 2020, and an interest rate equaling the LPR set by the People’s Bank of China at the time of borrowing minus 25 base points (effective rate is 3.6%). These loans were repaid upon maturity. On September 8, 2020, Hangzhou Forasen entered into additional agreements with WeBank to borrow RMB2,988,940 (equivalent to $439,400) under the line of credit agreement, starting from October 9, 2020, with a maturity date of October 9, 2022, and an interest rate equaling the LPR set by the People’s Bank of China at the time of borrowing plus 6.41% (effective rate is 10.26%). The outstanding principal balance on the line of credit as of January 15, 2021 was RMB2,988,940 (equivalent to $439,400).

On September 10, 2020, Biopower Plant entered into two unsecured loan agreements with ICBC to borrow a total of RMB3 million (equivalent to $440,964 as of September 30, 2020) as working capital with an interest rate equaling the LPR set by the People’s Bank of China at the time of borrowing plus 80 base points (effective rate is 4.65%). The maturity date of these loans is March 9, 2021.

Note 11 – Accrued expenses and other current liabilities

Accrued expenses and other current liabilities consisted of the following:

	September 30, 2020	September 30, 2019
Accrued professional service fees	$179,650	$285,000
Payroll payable	406,938	222,899
Other current liabilities	52,537	128,231
Accrued expenses and other current liabilities	$639,125	$636,130

Note 12 – Related party transactions

The relationship and the nature of related party transactions are summarized as follow:

Name of Related Party	Relationship to the Company	Nature of Transactions
Yefang Zhang*	Principal shareholder, former CEO’s wife, and former sole director	Share issuance and working capital loan

Forasen Group Co., Ltd.	Owned by Zhengyu Wang, the former CEO and Chairman of Board of Directors**	Working capital loan

Hangzhou Nongyuan Network Technology Co., Ltd.	Owned by Yefang Zhang’s daughter	Lease agreement

* Yefang Zhang ceased to be the Company’s director on August 26, 2019.

** Zhengyu Wang ceased to be the Company’s CEO, chairman of board of directors, and director on June 22, 2020.

Share Issuance to Related Party

On November 23, 2018, the Company issued 50,000 ordinary shares to Global Clean Energy Limited, a business company with limited liability organized under the laws of British Virgin Islands and wholly owned by the Company’s then sole director, Yefang Zhang, in exchange for 35.81% of the equity interests of Khingan Forasen in connection with the establishment of CN Energy.

Due to related parties consisted of the following:

	September 30, 2020	September 30, 2019
Yefang Zhang	$187,062	$275,000
Forasen Group Co., Ltd.	-	339,217
Total	$187,062	$614,217

The balance of due to related parties is interest-free, unsecured, and due upon demand.

Lease Agreement with a Related Party

On August 5, 2020, Hangzhou Forasen entered into a lease agreement with Hangzhou Nongyuan Network Technology Co., Ltd., a PRC company wholly owned by Yefang Zhang’s daughter, to lease about 1,006 square feet of office space in Hangzhou. See Note 15 for further discussion.

Note 13 – Taxes

Corporation Income Tax (“CIT”)

The Company is subject to income taxes on an entity basis on income derived from the location in which each entity is domiciled.

CN Energy is incorporated in the British Virgin Islands as an offshore holding company and is not subject to tax on income or capital gain under the laws of the British Virgin Islands.

Energy Holdings is incorporated in Hong Kong as a holding company with no activities. Under the Hong Kong tax laws, an entity is not subject to income tax if no revenue is generated in Hong Kong.

Under the Enterprise Income Tax (“EIT”) Law of the PRC, domestic enterprises and Foreign Investment Enterprises (the “FIE”) are usually subject to a unified 25% EIT rate while preferential tax rates, tax holidays, and even tax exemption may be granted on case-by-case basis. The PRC tax authorities grant preferential tax treatment to High and New Technology Enterprises (“HNTEs”). Under this preferential tax treatment, HNTEs are entitled to an income tax rate of 15%, subject to a requirement that they re-apply for HNTE status every three years. Since Khingan Forasen was approved as an HNTE in November 2016, Khingan Forasen and its branch office, Biopower Plant, are entitled to a reduced income tax rate of 15% beginning November 2016. On December 3, 2019, Khingan Forasen was approved for the renewal of its HNTE certificate and is able to enjoy the reduced income tax rate in the next three years. In addition, 10% of the revenue of Biopower Plant from selling activated carbon were exempt from income tax for the fiscal years ended September 30, 2020 and 2019, because Biopower Plant met the requirement of national comprehensive utilization of resources program.

The impact of the reduced tax rate noted above decreased the Company’s income taxes by $294,516 and $321,624 for the fiscal years ended September 30, 2020 and 2019, respectively. The benefits of the reduced tax rate and tax exemption on net income per share (basic and diluted) were $0.03 and $0.03 for the fiscal years ended September 30, 2020 and 2019, respectively.

The following table reconciles the statutory rate to the Company’s effective tax rate:

	For the fiscal years ended September 30,
	2020	2019
China statutory income tax rate	25.0%	25.0%
Effect of PRC preferential tax rate and tax exemption	(11.7)%	(18.1)%
Research and development (“R&D”) tax credit	(1.3)%	(3.7)%
Effect of non-taxable government subsidy income	(0.6)%	(0.9)%
Non-PRC entities not subject to PRC tax	2.2%	3.9%
Change in valuation allowance	(6.2)%	(0.1)%
Others	(0.6)%	-
Effective tax rate	6.8%	6.1%

Note 13 – Taxes (Continued)

Corporation Income Tax (“CIT”) (Continued)

The provision for income tax consisted of the following:

	For the fiscal years ended September 30,
	2020	2019
Current income tax provision	$178,534	$110,727
Deferred income tax benefit	(8,415)	(1,916)
Income tax provision	$170,119	$108,811

Components of deferred tax assets were as follows:

	September 30,	September 30,
	2020	2019
Net operating loss carryforwards	$257,850	$395,492
Allowance for doubtful accounts	15,674	6,679
Valuation allowance on net operating loss	(257,850)	(395,492)
Total	$15,674	$6,679

The Company’s PRC subsidiaries had cumulative net operating loss of approximately $1,649,000 and $2,170,000 as of September 30, 2020 and 2019, respectively, which may be available for reducing future taxable income.

As of each reporting date, management considers evidence, both positive and negative, that could affect its view of the future realization of deferred tax assets. On the basis of this evaluation, valuation allowance of $257,850 and $395,492 was recorded against the gross deferred tax asset balance at September 30, 2020 and 2019, respectively. The amount of the deferred tax asset is considered unrealizable because it is more likely than not that the Company will not generate sufficient future taxable income to utilize this portion of the net operating loss. The recovery in valuation allowance for the fiscal years ended September 30, 2020 and 2019 was $137,642 and $17,467, respectively.

Note 14 – Concentration of major customers and suppliers

For the fiscal year ended September 30, 2020, three major customers accounted for approximately 36%, 26%, and 20% of the Company’s total sales, respectively. For the fiscal year ended September 30, 2019, four major customers accounted for approximately 15%, 14%, 12%, and 10% of the Company’s total sales, respectively. Any decrease in sales to these major customers may negatively impact the Company’s operations and cash flows if the Company fails to increase its sales to other customers.

As of September 30, 2020, three major customers accounted for approximately 36%, 32%, and 16% of the Company’s accounts receivable balance, respectively. As of September 30, 2019, three major customers accounted for approximately 27%, 21%, and 20% of the Company’s accounts receivable balance, respectively.

Note 14 – Concentration of major customers and suppliers (continued)

For the fiscal year ended September 30, 2020, three major suppliers accounted for approximately 29%, 17%, and 10% of the total purchases, respectively. For the fiscal year ended September 30, 2019, four major suppliers accounted for approximately 13%, 12%, 11%, and 11% of the total purchases, respectively.

As of September 30, 2020, three suppliers accounted for approximately 35%, 24%, and 16% of the Company’s advance to suppliers balance, respectively. As of September 30, 2019, two suppliers accounted for approximately 61% and 17% of the Company’s advance to suppliers balance, respectively.

Note 15 – Leases

On July 1, 2020, Biopower Plant entered into a lease agreement with Tahe Forestry Bureau (the “Landlord”) to lease the manufacturing facility. The lease period is from July 1, 2020 to March 31, 2025, and the annual rent is RMB126,440 (approximately $18,046). According to the lease agreement, Biopower Plant can only use the land and factory buildings for the operations of Biopower Plant and cannot transfer the lease to a third person without the prior consent of the Landlord; otherwise, the lease agreement shall be terminated. Biopower Plant is required to notify the Landlord at least two months in advance to renew the lease agreement.

On August 5, 2020, Hangzhou Forasen entered into a lease agreement with Hangzhou Nongyuan Network Technology Co., Ltd. to lease about 1,006 square feet of office space in Hangzhou. The lease period is from August 5, 2020 to August 4, 2022 (unless otherwise terminated by either party), and the annual rent is RMB283,258 (approximately $40,427), payable semi-annually.

For the fiscal year ended September 30, 2020, the Company had operating lease cost of $10,693 and the reduction in operating lease right-of-use assets was $8,814.

The weighted-average remaining lease term and the weighted-average discount rate of leases are as follows:

September 30, 2020
Weighted-average remaining lease term	3.28 years

Weighted-average discount rate	7.22%

The following table summarizes the maturity of operating lease liabilities as of September 30, 2020:

12 months ending September 30,
2021	$75,882
2022	37,684
2023	18,585
2024	13,939
Total lease payments	146,090
Less: imputed interest	(11,671)
Total lease liabilities	$134,419

Note 16 – Commitments and contingencies

The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. Biopower Plant has not paid adequate social insurance for all its employees, and the Company’s PRC subsidiaries have not made adequate housing provident fund payments for all their employees. The relevant PRC authorities may order the Company to make up the contributions to these plans. In addition, failure to make adequate social insurance payments on time may subject the Company to 0.05% late fees per day starting from the date of underpayment and fines equal to one to three times the underpaid amount. For failure to make adequate housing provident fund payments as required, the Company may be fined RMB10,000 to RMB50,000. If the Company is subject to late fees or fines in relation to underpaid employee benefits, the financial condition and results of operations may be adversely affected. However, the risk of regulatory penalty that the relevant authorities may impose on our PRC subsidiaries in relation to its failure to make adequate contributions to the employee benefit plans for all the Company’s employees as required is remote, because the relevant local authorities confirmed in writing that no records of violation were found on the Company’s PRC subsidiaries for social insurance plan and/or housing provident fund contributions.

Note 17 – Segment reporting

ASC 280, “Segment Reporting,” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments, and major customers in financial statements for details on the Company’s business segments. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The Company’s chief operating decision maker makes operating decisions and assesses performance solely based on activated carbon sales orders received. In addition, the production of activated carbon and the biomass electricity are one integrated process and inseparable. Therefore, the Company has determined that it has only one operating segment and therefore one reportable segment as defined by ASC.

Note 17 – Segment reporting (continued)

The following table presents revenue by major product categories for the fiscal years ended September 30, 2020 and 2019, respectively:

	For the fiscal years ended September 30,
	2020	2019
Activated carbon	$12,099,457	$10,491,592
Biomass electricity	255,678	195,721
Technical service	121,179	205,851
Total	$12,476,314	$10,893,164

All of the Company’s long-lived assets are located in the PRC. All of the Company’s products are sold in the PRC.

Note 18 – Stockholders’ equity

Ordinary shares

CN Energy is a holding company established under the laws of the British Virgin Islands on November 23, 2018. The original authorized and issued number of ordinary shares was 50,000 shares with a par value of $1.00 per share. In August 2019, the Company amended its Memorandum of Association to increase its authorized shares from 50,000 shares with a par value of $1.00 per share to an unlimited number of ordinary shares with no par value, and subdivide the already issued 50,000 shares to 139,627 shares with no par value. On April 15, 2020, the Company’s shareholders and board of directors approved a forward split of the issued and outstanding ordinary shares at an approximate or rounded ratio of 71.62-for-1 share on April 20, 2020, resulting in the 10,000,000 ordinary shares issued and outstanding after the forward split. As a part to the Company’s recapitalization prior to the completion of its anticipated initial public offering, the Company has retroactively restated all shares and per share data for all the periods presented.

Forward Split of the Outstanding Ordinary Shares

On April 15, 2020, the shareholders and board of directors of the Company approved (i) a forward split of the issued and outstanding ordinary shares of the Company at an approximate or rounded ratio of 71.62-for-1 share, and (ii) the creation of a new class of convertible preferred shares of no par value. On April 16, 2020, the Company filed its second amended and restated memorandum and articles of association with the Registrar of Corporate Affairs of the British Virgin Islands to effect such corporate actions, which filing became effective on April 20, 2020. The Company believes it is appropriate to reflect the forward split of its ordinary shares on a retroactive basis pursuant to ASC 260. All shares and per share data for all the periods presented have been retroactively restated. As a result of all events mentioned above, the Company had an unlimited number of no par value ordinary shares authorized, of which 10,000,000 were issued and outstanding as of September 30, 2020 and 2019.

Note 18 – Stockholders’ equity (continued)

Issuance of the Convertible Preferred Shares

On April 20, 2020, the Company issued an aggregate of 500,000 convertible preferred shares to two individual investors, Wei Lian and Zhenyan Yu, for a total consideration of $1,800,000 pursuant to certain Share Purchase Agreement dated April 3, 2020.

The convertible preferred shares have the following characteristics:

Conversion - Upon the register of members being updated at the closing of the Company’s initial public offering, all outstanding convertible preferred shares will be converted automatically at a 10% discount to the initial public offering price in this offering.

Voting - Prior to conversion of convertible preferred shares, holders of convertible preferred shares do not have the right to vote as a shareholder, and upon conversion of Convertible Preferred Shares, holders of then ordinary shares will have the same voting rights and vote together with other holders of ordinary shares, and not as a separate class, except where otherwise required by law.

Ranking - Convertible preferred shares, before conversion, are senior to ordinary shares with respect to distribution rights upon liquidation, to receive a payment per convertible preferred share, equal to the price per share for the issue of convertible preferred share.

Dividends - Holders of convertible preferred shares are entitled to an equal share in any dividend paid to the convertible preferred share class.

Statutory reserves and restricted net assets

The Company’s ability to pay dividends primarily depends on the Company receiving distributions of funds from its subsidiaries. Relevant PRC statutory laws and regulations permit payments of dividends by the Company’s subsidiaries incorporated in PRC only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the financial statements prepared in accordance with U.S. GAAP differ from those reflected in the statutory financial statements of the Company’s subsidiaries.

The Company’s PRC subsidiaries are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of their respective registered capital. The Company’s PRC subsidiaries may also allocate a portion of its after-tax profits based on PRC accounting standards to employee welfare and bonus funds at their discretion. These reserves together with paid in capital of the Company’s PRC subsidiaries are not distributable as cash dividends. As of September 30, 2020 and 2019, the balance of the required statutory reserves was $129,497 and $nil, respectively.

Note 19 – Subsequent events

These consolidated financial statements were approved by management and available for issuance on January 15, 2021. The Company evaluated subsequent events through the date these consolidated financial statements were issued.

Note 20 – Condensed financial information of the parent company

Pursuant to the requirements of Rule 12-04(a), 5-04(c), and 4-08(e)(3) of Regulation S-X, the condensed financial information of the parent company shall be filed when the restricted net assets of consolidated subsidiaries exceed 25% of consolidated net assets as of the end of the most recently completed fiscal year. The Company performed a test on the restricted net assets of consolidated subsidiaries in accordance with such requirement and concluded that it was applicable to the Company as the restricted net assets of the Company’s PRC subsidiaries exceeded 25% of the consolidated net assets of the Company. Therefore, the condensed financial statements of the parent company are included herein.

For purposes of the above test, restricted net assets of consolidated subsidiaries shall mean that amount of the Company’s proportionate share of net assets of consolidated subsidiaries (after intercompany eliminations) which as of the end of the most recent fiscal year may not be transferred to the parent company by subsidiaries in the form of loans, advances, or cash dividends without the consent of a third party.

The condensed financial information of the parent company has been prepared using the same accounting policies as set out in the Company’s consolidated financial statements except that the parent company used the equity method to account for investment in its subsidiaries. Such investment is presented on the condensed balance sheets as “Investment in subsidiaries” and the respective profit or loss as “Equity in earnings of subsidiaries” on the condensed statements of income.

The footnote disclosures contain supplemental information relating to the operations of the Company and, as such, these statements should be read in conjunction with the notes to the consolidated financial statements of the Company. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted.

The Company did not pay any dividend for the periods presented. As of September 30, 2020 and 2019, there were no material contingencies, significant provisions for long-term obligations, or guarantees of the Company, except for those separately disclosed in the consolidated financial statements, if any.

Note 20 – Condensed financial information of the parent company (Continued)

CN ENERGY GROUP. INC.

PARENT COMPANY BALANCE SHEETS

	As of September 30, 2020	As of September 30, 2019
ASSETS
Non-current assets
Deferred offering costs	$322,792	$280,000
Investment in subsidiaries	23,646,021	18,275,613

Total assets	$23,968,813	$18,555,613

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Due to related party	$626,121	$275,000
Accrued expenses and other current liabilities	224,650	285,000
Total current liabilities	850,771	560,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Ordinary shares, no par value, unlimited number of shares authorized, 10,000,000 shares issued and outstanding*	14,005,621	14,005,621
Convertible preferred shares, no par value, an unlimited number of convertible preferred shares authorized, 500,000 convertible preferred shares issued and outstanding	1,800,000	-
Additional paid-in capital	7,890,199	7,890,199
Statutory reserves	129,497	-
Retained earnings (accumulated deficit)	259,507	(1,955,766)
Accumulated other comprehensive loss	(966,782)	(1,944,441)
Total stockholders’ equity	23,118,042	17,995,613

Total liabilities and stockholders’ equity	$23,968,813	$18,555,613

* Retrospectively restated for effect of forward stock split

Note 20 – Condensed financial information of the parent company (Continued)

CN ENERGY GROUP. INC.

PARENT COMPANY STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Years Ended September 30,
	2020	2019
GENERAL AND ADMINISTRATIVE EXPENSES	$(247,979)	$(280,000)
EQUITY IN EARNINGS OF SUBSIDIARIES	2,592,749	1,947,812
NET INCOME	2,344,770	1,667,812
FOREIGN CURRENCY TRANSLATION ADJUSTMENT	977,659	(712,400)
COMPREHENSIVE INCOME	$3,322,429	$955,412

CN ENERGY GROUP. INC.

PARENT COMPANY STATEMENTS OF CASH FLOWS

	For the Years Ended September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,344,770	$1,667,812
Adjustments to reconcile net income to net cash used in operating activities:
Equity in earnings of subsidiaries	(2,592,749)	(1,947,812)
Accrued expenses and other current liabilities	247,979	130,000
Net cash used in operating activities	-	(150,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related party loans	-	150,000
Net cash provided by financing activities	-	150,000

CHANGES IN CASH	-	-

CASH, beginning of year	-	-

CASH, end of year	$-	$-
SUPPLEMENTAL NON-CASH ACTIVITIES:
Accrued deferred offering costs	$34,650	$155,000
Payment of professional fees funded by related party loans	$351,121	$-
Deferred offering costs funded by a related party through related party loans	$8,142	$125,000

Until          , 2021, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

5,000,000 Ordinary Shares

CN ENERGY GROUP. INC.

Prospectus dated [●], 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated articles of association provide that, we may indemnify against all expenses, including legal fees, and against all judgements, fines, and amounts paid in settlement and reasonably incurred in connection with legal, administrative, or investigative proceedings any Eligible Person (which is defined in the amended and restated memorandum and articles of association as any “individuals, corporations, trusts, the estates of deceased individuals, partnerships, and unincorporated associations of persons”) who is or was:

(a)	a party or is threatened to be made a party to any threatened, pending, or completed proceedings, whether civil, criminal, administrative, or investigative, by reason of the fact that the Eligible Person is or was a director; or

(b)	at our request, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust, or other enterprise.

The above does not apply unless the Eligible Person acted honestly and in good faith and in what he or she believed to be in our best interests and, in the case of criminal proceedings, the Eligible Person had no reasonable cause to believe that his or her conduct was unlawful.

For the purposes of the above, a director acts in our best interests if he or she acts in the best interests of our parent or member (or members), in either case, in the circumstances specified in the BVI Act, as the case may be.

The decision of our directors as to whether the person acted honestly and in good faith and with a view to our best interests and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of our amended and restated articles of association, unless a question of law is involved.

The termination of any proceedings by any judgement, order, settlement, conviction, or the entering of a nolle prosequi does not, by itself, create a presumption that the Eligible Person did not act honestly and in good faith and with a view to our best interests or that the Eligible Person had reasonable cause to believe that his or her conduct was unlawful.

Expenses, including legal fees, incurred by our director (or our former director) in defending any legal, administrative, or investigative proceedings may be paid by us in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director (or a former director) to repay the amount if it shall ultimately be determined that the director (or a former director) is not entitled to be indemnified by us in accordance with the provisions stated above and upon such other terms and conditions, if any, as we deem appropriate.

The indemnification and advancement of expenses provided by, or granted pursuant to our second amended and restated memorandum and articles of association is not exclusive of any other rights to which the Eligible Person seeking indemnification or advancement of expenses may be entitled under any agreement, resolution of members, resolution of disinterested directors, or otherwise, both as to acting in the Eligible Person’s official capacity and as to acting in another capacity while serving as a Director.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former secretary or any of our officers in respect of any matter identified in above on condition that the secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the secretary or that officer for those legal costs.

Pursuant to indemnification agreements, the form of which is filed as Exhibit 10.2 to this Registration Statement, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The underwriting agreement, the form of which is filed as Exhibit 1.1 to this Registration Statement, will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuance was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Securities/Purchaser	Date of Issuance	Number of Securities*	Consideration
Ordinary Shares
Global Clean Energy Limited	November 23, 2018	3,580,969	35.81% of the equity interests of Khingan Forasen, valued at RMB32,550,000 (approximately $4,570,529)

Elk International Capital Limited	August 22, 2019	1,502,002	15.02% of the equity interests of Khingan Forasen, valued at RMB13,650,000 (approximately $1,924,382)

Sentong Industry Limited	August 22, 2019	1,100,002	11% of the equity interests of Khingan Forasen, valued at RMB10,000,000 (approximately $1,409,780)

Xieying Energy Limited	August 22, 2019	1,100,002	11% of the equity interests of Khingan Forasen, valued at RMB10,000,000 (approximately $1,409,780)

Yunda Industrial Limited	August 22, 2019	791,967	7.92% of the equity interests of Khingan Forasen, valued at RMB7,200,000 (approximately $1,015,128)

Xinhe Industrial Limited	August 22, 2019	572,024	5.72% of the equity interests of Khingan Forasen, valued at RMB5,200,000 (approximately $733,098)

Xintai Industrial Limited	August 22, 2019	472,974	4.73% of the equity interests of Khingan Forasen, valued at RMB4,298,000 (approximately $605,907)

Spruce International Limited	August 22, 2019	440,030	4.4% of the equity interests of Khingan Forasen, valued at RMB4,000,000 (approximately $563,953)

Xingyou Industrial Limited	August 22, 2019	440,030	4.4% of the equity interests of Khingan Forasen, valued at RMB4,000,000 (approximately $563,953)
Convertible Preferred Shares
Wei Lian	April 20, 2020	195,000	$702,000

Zhenyan Yu	April 20, 2020	305,000	$1,098,000

* The number of securities reflects an approximate or rounded 71.62-for-1 forward split of our Ordinary Shares on April 20, 2020.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index beginning on page 133 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the Underwriter at the closing specified in the placement agency agreement, certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hangzhou, People’s Republic of China, on January 15, 2021.

CN ENERGY GROUP. INC.

By:	/s/ Kangbin Zheng
Kangbin Zheng
Chief Executive Officer, Chairman, and Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kangbin Zheng	Chief Executive Officer, Chairman, and Director	January 15, 2021
Name: Kangbin Zheng	(Principal Executive Officer)

/s/ Ye Ren	Chief Financial Officer	January 15, 2021
Name: Ye Ren	(Principal Accounting and Financial Officer)

*	Director	January 15, 2021
Name: Mei Cai

*	Director	January 15, 2021
Name: Phillip Connelly

*	Director	January 15, 2021
Name: Wenbiao Zhang

*	Director	January 15, 2021
Name: Jian Chen

*By:	/s/ Kangbin Zheng
Name: Kangbin Zheng
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of CN Energy Group. Inc., has signed this registration statement thereto in New York, NY on January 15, 2021.

Cogency Global Inc.
Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President

EXHIBIT INDEX

Description
1.1*	Form of Underwriting Agreement

3.1*	Second Amended and Restated Memorandum and Articles of Association

4.1**	Specimen Certificate for Ordinary Shares

4.2**	Form of Underwriter’s Warrant

5.1*	Opinion of Carey Olsen regarding the validity of the Ordinary Shares being registered

8.1**	Opinion of GFE regarding certain PRC tax matters (included in Exhibit 99.2)

10.1**	Form of Employment Agreement by and between executive officers and the Registrant

10.2**	Form of Indemnification Agreement with the Registrant’s directors and officers

10.3**	English Translation of Form of Supplying Agreement

10.4**	English Translation of Form of Activated Carbon Sales Agreement

10.5*	English Translation of Biomass Electricity Sales Agreement dated November 19, 2020, by and between Khingan Forasen and State Grid Heilongjiang

10.6**	English Translation of Lease Agreement dated July 1, 2020, by and between Tahe Biopower Plant and Tahe Forestry Bureau

10.7**	English Translation of Lease Agreement dated August 5, 2020, by and between Hangzhou Forasen and Hangzhou Nongyuan Network Technology Co., Ltd.

10.8**	English Translation of Form of Loan Agreement, by and between Tahe Biopower Plant and Industrial and Commercial Bank of China Tahe Branch, and a schedule of all executed Loan Agreements adopting the same form

10.9**	The form of the Share Purchase Agreement, by and between CN Energy and the Preferred Share Investors, and a schedule of all executed Share Purchase Agreements adopting the same form

10.10**	English Translation of Loan Agreement dated May 22, 2020, by and between Khingan Forasen and Industrial and Commercial Bank of China Tahe Branch

10.11**	English Translation of Loan Guarantee Agreement dated May 22, 2020, by and between CN Energy Development and Industrial and Commercial Bank of China Tahe Branch

10.12**	English Translation of Line of Credit Agreement dated August 31, 2020, by and between Hangzhou Forasen and WeBank Co., Ltd.

10.13**	English Translation of Form of Loan Agreement, by and between Hangzhou Forasen and WeBank Co., Ltd., and a schedule of all executed Loan Agreements adopting the same form

21.1**	Subsidiaries

23.1*	Consent of Friedman LLP

23.2*	Consent of Carey Olsen (included in Exhibit 5.1)

23.3**	Consent of GFE (included in Exhibit 99.2)

24.1**	Powers of Attorney (included on signature page)

99.1**	Code of Business Conduct and Ethics of the Registrant

99.2**	Opinion of GFE, People’s Republic of China counsel to the Registrant, regarding certain PRC law matters

99.3**	Consent of Frost & Sullivan (Beijing) Inc., Shanghai Branch Co.

99.4**	The PRC Activated Carbon Manufacturing Market and Biomass Energy Market Independent Research by Frost & Sullivan

*	Filed herewith.
**	Previously filed.